                                                                 EXHIBIT (A)(1)
OFFERING CIRCULAR

                           TRIKON TECHNOLOGIES, INC.

OFFER TO EXCHANGE EACH $1,000 PRINCIPAL AMOUNT OF ITS 7 1/8% CONVERTIBLE SUBORDINATED NOTES DUE OCTOBER 15, 2001 INTO (I) 262.7339 SHARES OF ITS COMMON STOCK, (II) 34.7826 SHARES OF ITS SERIES H PREFERRED STOCK AND (III) 0.3393 SHARES OF ITS SERIES I PREFERRED STOCK

                                      AND

SOLICITATION OF CONVERSION OF EACH SHARE OF ITS SERIES G PREFERRED STOCK INTO ONE SHARE OF COMMON STOCK IN EXCHANGE FOR A CONVERSION PAYMENT OF 1.1251 SHARES OF COMMON STOCK AND 0.0027 SHARES OF SERIES I PREFERRED STOCK

                                      AND

OFFER TO EXCHANGE EACH WARRANT TO PURCHASE ITS COMMON STOCK ISSUED IN CONNECTION WITH THE ISSUANCE OF ITS SERIES G PREFERRED STOCK INTO ONE SHARE OF ITS COMMON STOCK

  Trikon Technologies, Inc., formerly Plasma & Material Technologies, Inc. (together with its subsidiaries, the "Company" or "Trikon"), hereby offers (the "Note Exchange Offer"), upon the terms and subject to the conditions set forth in this Offering Circular (as it may be amended or supplemented from time to time, the "Offering Circular"), and in the accompanying Note Consent and Letter of Transmittal by holders of the Notes (the "Note Consent and Letter of Transmittal"), to exchange each $1,000 principal amount of its 7 1/8% Convertible Subordinated Notes Due October 15, 2001 (the "Notes") into
(i) 262.7339 shares of its Common Stock, no par value per share (the "Common Stock"), (ii) 34.7826 shares of the Company's Series H Preferred Stock, $10 stated amount per share (the "Series H Preferred Stock"), and (iii) 0.3393 shares of the Company's Series I Junior Participating Preferred Stock, no par value per share (the "Series I Preferred Stock") (collectively, the "Note Exchange Consideration"). In connection with the Note Exchange Offer, the Company hereby solicits consents (the "Consents") to the execution and delivery of a supplemental indenture (the "Supplemental Indenture") that would have the effect of amending the Indenture (as defined herein) pursuant to which the Notes were issued and to the amendment of the Registration Agreement (as defined herein) to provide for the termination of the Registration Agreement upon the consummation of the Exchange Offer (collectively, the "Proposals"). The completion, execution and delivery of a Note Consent and Letter of Transmittal by a holder tendering a Note pursuant to the Note Exchange Offer will be deemed to constitute the Consent of such tendering holder to the Proposal with respect to such Notes.

  As of the date of this Offering Circular, there are Notes in the aggregate principal amount of $86,250,000 outstanding. The Note Exchange Offer is being made for the entire outstanding principal amount of the Notes. The Notes currently provide that the holder may convert such securities into Common Stock at a conversion price of $15.635. Notes may be tendered and will be accepted for exchange only in denominations of $1,000 principal amount and integral multiples thereof. No fractional shares of Common Stock or Series H Preferred Stock will be issued in the Note Exchange Offer. Fractional shares of Common Stock and Series H Preferred Stock will be rounded to the nearest whole shares of Common Stock or Series H Preferred Stock. Fractional shares of Series I Preferred Stock will be rounded to the nearest one thousandth of a share of Series I Preferred Stock. Interest accrued but not paid on the Notes through the expiration date will be cancelled by the Company upon acceptance of the Note for exchange. On April 15, 1998, an interest payment is due on the Notes. The Company does not intend to make such interest payment when due.

  In addition, the Company hereby solicits (the "Series G Exchange Offer"), upon the terms and subject to the conditions set forth in this Offering Circular, and in the accompanying Conversion Notice and Letter of Transmittal by holders of Series G Preferred Stock (the "Series G Conversion Notice and Letter of Transmittal"), each holder of its Series G Preferred Stock, no par value per share (the "Series G Preferred Stock"), to convert each share of Series G Preferred Stock into one share of Common Stock in exchange for a conversion payment of (i) 1.1251 shares of Common Stock and (ii) 0.0027 shares of Series I Preferred Stock (collectively, the "Conversion Payment" and together with the converted share, the "Series G Exchange Consideration"). As of the date of this Offering Circular, there are 2,962,032 shares of Series G Preferred Stock outstanding. The Series G Exchange Offer is being made to holders of all of the outstanding shares of Series G Preferred Stock. The Certificate of Determination of the Company which sets forth the rights, preferences and privileges of the Series G Preferred Stock currently provides that a holder may convert such securities into Common Stock on a share-for-share basis. It further provides that, if holders of two-thirds of the shares of Series G Preferred Stock elect to convert the Series G Preferred Stock into Common Stock, then all of the outstanding Series G Preferred Stock shall convert into shares of Common Stock on a share-for-share basis. No fractional shares of Common Stock will be issued in the Series G Exchange Offer. Fractional shares of Common Stock will be rounded to the nearest whole shares of Common Stock. Fractional shares of Series I Preferred Stock will be rounded to the nearest one thousandth of a share of Series I Preferred Stock.

  In addition, the Company hereby offers (the "Warrant Exchange Offer" and together with the Note Exchange Offer and the Series G Exchange Offer, collectively referred to as the "Exchange Offer" and each is sometimes individually referred to as an "Exchange Offer"), upon the terms and subject to the conditions set forth in this Offering Circular, and in the accompanying Letter of Transmittal by holders of Warrants (as defined below) (the "Warrant Letter of Transmittal" and together with the Note Content and Letter of Transmittal and the Series G Conversion Notice and Letter of Transmittal, the "Exchange Letters of Transmittal"), to exchange each warrant to purchase Common Stock issued in connection with the issuance of the Series G Preferred Stock (the "Warrants") for one share of its Common Stock (referred to as the "Warrant Exchange Consideration" and together with the Note Exchange Consideration and the Series G Exchange Consideration, referred to as the "Exchange Consideration"). As of the date of this Offering Circular, there are Warrants to purchase up to 888,610 shares of Common Stock outstanding. The Warrant Exchange Offer is being made to holders of all of the outstanding Warrants.

  THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 11, 1998, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (SUCH TIME AND DATE, AS EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). NOTES, SERIES G PREFERRED STOCK AND WARRANTS TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE. AFTER THE EXPIRATION DATE, NOTES, SERIES G PREFERRED STOCK AND WARRANTS TENDERED IN THE EXCHANGE OFFER MAY NOT BE WITHDRAWN UNLESS THE EXCHANGE OFFER IS TERMINATED OR EXPIRES WITHOUT CONSUMMATION THEREOF. See "The Exchange Offer--Expiration; Extensions; Termination; Amendment."

  For purposes of this Offering Circular, the use of the term "exchange" (and all derivatives thereof) when used to collectively describe the Note Exchange Offer, the Series G Exchange Offer and/or the Warrant Exchange Offer, shall also mean "convert" (and all derivatives thereof), as applicable.

  Notwithstanding any other provision of the Exchange Offer, the Company's obligation to accept for exchange, and to exchange, Notes and Warrants properly tendered and not withdrawn, and to make the Conversion Payment in connection with the conversion of tendered Series G Preferred Stock, pursuant to the Exchange Offer is conditioned upon certain conditions set forth under "The Exchange Offer--Conditions to the Exchange Offer." If the conditions of the Exchange Offer are satisfied or waived and the Notes, Series G Preferred Stock and Warrants are accepted by the Company for exchange, the Exchange Consideration will be exchanged on or promptly after the date on which the Notes, Series G Preferred Stock and Warrants are accepted for exchange (the "Exchange Offer Acceptance Date"). Under no circumstances will any additional interest be payable because of any delay in the transmission of the Exchange Consideration to holders of Notes, Series G Preferred Stock or Warrants. Subject to applicable securities laws and the terms set forth in this Offering Circular, the Company reserves the right (i) to waive any and all conditions to the Exchange Offer, (ii) to extend the Exchange Offer or (iii) otherwise to amend the Exchange Offer in any respect.

  The Notes trade in the Private Offerings, Resales and Trading through the Automatic Linkage ("PORTAL") Market. Price information regarding the Notes in the PORTAL Market is not publicly available. The Series G Preferred Stock and the Warrants are not publicly traded. The Common Stock is traded on the Nasdaq National Market, the symbol of which is "TRKN." On April 13, 1998, the last reported sales price of the Common Stock on the Nasdaq National Market was $0.78.

  As reported in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company reported a net loss of $99.3 million for the year then ended and an accumulated deficit of $201.3 million. In its Auditors' Report accompanying the Company's audited consolidated financial statement in the 1997 Form 10-K, the Company's independent auditors, Ernst & Young LLP, included an explanatory paragraph stating that the Company had experienced significant losses from operations and negative cash flow from operating activities, and its Working Capital Facility (as defined herein) has been terminated. In addition, concerns exist as to the Company's ability to restructure its debt evidenced by the outstanding Notes, which could become in default in 1998. These and other factors raise a substantial doubt about the Company's ability to continue as a going concern. The Company believes that so long as the Notes remain outstanding, the obligation to pay interest will continue to deplete its limited cash resources which should be preserved for working capital and research and development efforts, and the obligation to repay the Notes at maturity will represent a substantial and, possibly insurmountable, impediment for the Company to successfully pursue its business objectives. Accordingly, if the Company is unable, and within a short period of time, to successfully restructure its obligations in accordance with the terms of the Exchange Offer, the Company will likely have no alternative but to seek protection under the United States bankruptcy laws. In order to expedite any such bankruptcy proceeding, if the minimum tender condition (i.e., 90% of the principal amount of the Notes and 66 2/3% of the Series G Preferred Stock) is not satisfied, but a majority in number of the holders of the Notes holding more than two-thirds of the outstanding principal amount of the Notes tender such Notes, the Company intends to enter into a reorganization plan with its creditors and then have such reorganization plan confirmed by a bankruptcy court under Chapter 11 of the United States Bankruptcy Code. Such a reorganization plan would bind dissenting creditors and holders of equity securities of the Company to the reorganization plan.

  See "Risk Factors" beginning on page 24 for a discussion of certain factors that should be carefully considered in connection with the Exchange Offer.

                               ----------------

                                   IMPORTANT

  Any beneficial holder of Notes desiring to tender all or any portion of his Notes should either (i) complete and sign the Note Consent and Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Note Consent and Letter of Transmittal and mail or deliver it, together with the certificates representing tendered Notes and any other required documents, to U.S. Trust Company of California, N.A. (the "Exchange Agent") or tender such Notes pursuant to the procedure for book-entry transfer set forth in "The Exchange Offer--Procedures for Tendering Notes" or (2) request his broker, dealer, commercial bank, trust company or nominee to effect the transaction for him. BENEFICIAL HOLDERS WHOSE NOTES ARE REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE MUST CONTACT SUCH PERSON IF THEY DESIRE TO TENDER THEIR NOTES. Holders who wish to tender Notes and whose certificates representing such Notes are not immediately available or who cannot comply with the procedures for book-entry transfer on a timely basis may tender such Notes by following the procedures for guaranteed delivery set forth in "The Exchange Offer--Procedures for Tendering Notes."

  The close of business on April 21, 1998 has been fixed as the "Record Date" for the Consent. Only holders of Notes who are registered on the books of the registrar for the Notes are able to tender their Notes and are authorized to provide Consents to the Proposals with respect to the Indenture. The procedures by which Notes may be tendered will depend upon the manner in which the Notes are held and are set forth below and in "The Exchange Offer-- Procedures for Tendering Notes."

  Any beneficial holder of Series G Preferred Stock desiring to tender all or any of his Series G Preferred Stock should complete and sign the Series G Conversion Notice and Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Series G Conversion Notice and Letter of Transmittal and mail or deliver it, together with the certificates representing tendered Series G Preferred Stock and any other required documents, to the Exchange Agent.

  Any beneficial holder of Warrants desiring to tender all or any of his Warrants should complete and sign the Warrant Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Warrant Letter of Transmittal and mail or deliver it, together with the certificates representing tendered Warrants and any other required documents, to the Exchange Agent.

                               ----------------

  The date of this Offering Circular is April 14, 1998.

                               ----------------

  NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE COMPANY AS TO WHETHER ANY HOLDER OF NOTES, SERIES G PREFERRED STOCK OR WARRANTS SHOULD TENDER NOTES, SERIES G PREFERRED STOCK OR WARRANTS PURSUANT TO THE EXCHANGE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS OFFERING CIRCULAR AND IN THE EXCHANGE LETTERS OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATIONS, INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

  This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities covered by this Offering Circular, nor does it constitute an offer to sell or a solicitation of an offer to buy any such securities by any person in any jurisdiction in which such offer or solicitation would be unlawful.

  The Exchange Offer is being made by the Company in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), afforded by Section 3(a)(9) thereof. The Company therefore will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of Notes, Series G Preferred Stock or Warrants. Officers, directors and regular employees of the Company may solicit tenders of Notes, Series G Preferred Stock and Warrants but they will not receive additional compensation therefor.

  IN DECIDING WHETHER TO ACCEPT THE EXCHANGE OFFER, HOLDERS OF NOTES, SERIES G PREFERRED STOCK AND WARRANTS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE EXCHANGE OFFER, INCLUDING THE MERITS AND RISKS INVOLVED.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT PASSED UPON THE FAIRNESS OF SUCH TRANSACTION NOR CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company hereby incorporates by reference in this Offering Circular: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 which is attached as Annex D hereto (the "1997 Form 10-K"); (ii) the Indenture (the "Indenture") dated October 7, 1996, between the Company and U.S. Trust Company of

California, N.A., as trustee (the "Trustee"), contained in Exhibit 4.1 of the Company's Current Report on Form 8-K dated November 27, 1996; (iii) the Seventh Restated Articles of Incorporation of the Company (the "Restated Articles"), contained in Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997; (iv) the Certificate of Determination of the Company establishing the rights, preferences and privileges of the Series G Preferred Stock, as amended (the "Certificate of Determination"), contained in Exhibit 3.4 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997; (v) two forms of Common Stock Purchase Warrant contained in Exhibits 4.6 and 4.7, respectively, of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997; and (vi) the Registration Agreement (the "Registration Agreement") dated as of October 7, 1996 among the Company, Salomon Brothers Inc and Unterberg Harris contained in Exhibit 10.20 of the Company's Current Report on Form 8-K dated November 27, 1996; all of which have been filed with the Securities and Exchange Commission (the "Commission") (File No. 0-26482).

  The Company also incorporates herein by reference all documents and reports subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Offering Circular and prior to termination of this offering. Such documents and reports shall be deemed to be incorporated by reference in this Offering Circular and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Offering Circular.

  The Company will provide without charge to each person to whom a copy of this Offering Circular has been delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless they are specifically incorporated by reference into such documents. Requests for such copies should be directed to: Jeremy Linnert, Acting Chief Financial Officer and Secretary, Trikon Technologies, Inc., Ringland Way, Newport, Gwent NP6 2TA, United Kingdom, telephone 44 1633 414 000.

                             AVAILABLE INFORMATION

  The Company has filed with the Commission an Issuer Tender Offer Statement on Schedule 13E-4, which term shall encompass any amendments thereto, under the Exchange Act with respect to the Exchange Offer. This Offering Circular does not contain all the information set forth in the Schedule 13E-4 and the exhibits thereto, to which reference is hereby made for further information about the Company and the Exchange Offer.

  The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files periodic reports, proxy and information statements, and other information with the Commission. The Schedule 13E-4 and all reports, proxy and information statements, and other information filed by the Company with the Commission may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and Suite 1400, Citicorp Center, 700 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Additionally, the Commission maintains an electronic Web Site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, the address of such Web Site being (http://www.sec.gov).

  The Company will provide without charge to each person to whom a copy of this Offering Circular has been delivered, on the written and oral request of such person, a copy of the Schedule 13E-4. Requests for such copies should be directed to: Jeremy Linnert, Secretary, Trikon Technologies, Inc. Ringland Way, Newport, Gwent NP6 2TA, United Kingdom, telephone 44 1633 414 000.

  The Common Stock is quoted on the Nasdaq National Market, and all reports, proxy and information statements, and other information filed with the Commission also may be inspected at the offices of the Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

                               ----------------

                               TABLE OF CONTENTS

Available Information......................................................   5
Offering Summary...........................................................   6
Selected Consolidated Financial Data of Trikon.............................  15
Summary Unaudited Pro Forma Consolidated Data as of December 31, 1997 and
 for the Year Then Ended...................................................  17
Selected Combined Financial Data of Trikon Limited.........................  18
Unaudited Pro Forma Consolidated Financial Data of Trikon..................  19
Risk Factors...............................................................  24
The Exchange Offer.........................................................  34
The Company................................................................  51
Description of the Notes...................................................  56
Description of Capital Stock...............................................  65
Certain Federal Income Tax Considerations..................................  69
Interest in Notes, Series G Preferred Stock and Warrants...................  71
Contracts, Arrangements, Understandings or Relationships with Respect to the Notes, Series G Preferred Stock or Warrants...........................  71
Annex A--The Proposed Amendment to the Indenture........................... A-1
Annex B--Terms of Series H Preferred Stock................................. B-1
Annex C--Terms of Series I Junior Participating Preferred Stock............ C-1
Annex D--Annual Report on Form 10-K for the Year Ended December 31, 1997...   *

--------
*  Enclosed herewith.

                               OFFERING SUMMARY

  The following is a summary of certain information included in this Offering Circular or in documents incorporated by reference herein. It is not intended to be complete and is qualified in its entirety by the more detailed information found elsewhere in this Offering Circular or in such documents, which should be read with care. As used herein, unless the context otherwise requires, the "Company" or "Trikon" refers to Trikon Technologies, Inc. and its subsidiaries, including Trikon Limited (as defined herein). As used herein, the term "Offering Circular" shall mean this Offering Circular and all appendices, annexes and exhibits hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time. References to the Company's fiscal year shall refer to the calendar year in which the Company's fiscal year ends (e.g., fiscal year 1997 refers to the Company's fiscal year ended December 31, 1997).

THE COMPANY/BACKGROUND OF THE EXCHANGE OFFER

  Trikon Technologies, Inc., formerly Plasma & Materials Technologies, Inc. (together with its subsidiaries, the "Company" or "Trikon"), develops, manufactures, markets and services semiconductor processing equipment for the worldwide semiconductor manufacturing industry. The Company's corporate headquarters is located at Ringland Way, Newport, Gwent NP6 2TA, United Kingdom, telephone 44 1633 414 000.

  As discussed in more detail below at "The Exchange Offer--Purpose" in 1997 the Company had over $99,000,000 of losses and, absent the Exchange Offer, will be unable to meet its obligations in the ordinary course of business and will be forced to seek protection under the federal bankruptcy laws. Furthermore, because the Company's total shareholders' deficiency was approximately $65,794,000 as of December 31, 1997, the Company was out of compliance with the Nasdaq National Market continued listing requirement that Nasdaq National Market listed companies maintain "net tangible assets" in excess of $4,000,000. If the Exchange Offer is not consummated, the Common Stock will likely be delisted from the Nasdaq National Market. If the Company is delisted from the Nasdaq National Market and is unable to list for trading on a United States national securities exchange or the Nasdaq SmallCap Market and the Indenture has not been amended as proposed in the Proposals, a Designated Event under the terms of the Indenture will have occurred. The occurrence of a Designated Event enables each holder of Notes to elect to have the Company repurchase such holder's Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon. The Company does not currently have, and will not have in the foreseeable future, the financial resources necessary to repurchase the Notes in such circumstances.

  In early 1998, after implementation of a restructuring of its operations and in light of the Company's significant losses from operations, negative cash flow from operating activities and the termination of the Company's Working Capital Facility, the Company determined that a restructuring of its balance sheet was required in order for it to successfully continue its operations. Commencing in mid-February, the Company began negotiations with certain holders of Notes with regard to the terms of a possible restructuring. Negotiations continued throughout March. During March the Company also commenced negotiations with certain holders of the Series G Preferred Stock. During these negotiations the Company emphasized that, in its view, a liquidation of the Company would yield a minimal recovery (less than 15%) to the holders of Notes and no recovery to the holders of Series G Preferred Stock.

  In light of the considerations set forth above and elsewhere in this Offering Circular, the Board of Directors approved the Exchange Offer. On April 2, the Company announced its intention to commence the Exchange Offer. In addition, the Company announced that it does not intend to make the interest payment due on the Notes on April 15, 1998. The Exchange Offer represents the outcome of the Company's negotiations with holders of Notes in excess of $51,000,000 and holders of in excess of 66 2/3% of the Series G Preferred Stock. Although the Company has not entered into any agreement with these holders regarding the Exchange Offer, it believes such holders support the Exchange Offer and intend to tender their Notes and Series G Preferred Stock, respectively.

SUMMARY UNAUDITED PRO FORMA CONSOLIDATED DATA AS OF DECEMBER 31, 1997 (1)

  The following summary unaudited pro forma consolidated balance sheet data gives effect to the Exchange Offer, assuming 100% participation in the Exchange Offer, as if it had occurred as of December 31, 1997. The unaudited pro forma balance sheet data should be read in conjunction with the unaudited pro forma consolidated financial statements included elsewhere herein.

                                                             DECEMBER 31, 1997
                                                             -------------------
                                                              ACTUAL      PRO
                                                               (1)     FORMA (2)
                                                             --------  ---------
                                                               (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Working capital (deficiency), actual includes the Notes..... $(65,794)  $21,498
Credit liabilities, actual includes the Notes...............  119,388    31,596
Total assets................................................   79,690    76,892
Long-term debt less current portion.........................    5,245     5,245
Shareholders' equity (deficiency)...........................  (44,943)   40,051
Book value per common share (3).............................    (2.97)     0.43

--------
(1) Amounts derived from the December 31, 1997 consolidated balance sheet included the Company's Form 10-K.
(2) Balance sheet data reflecting the Exchange Offer, assuming 100% participation, as if it had occurred at December 31, 1997. See the unaudited pro forma financial statements and notes thereto included elsewhere herein.

(3) Book value per share on December 31, 1997 and pro forma book value per share giving effect to the Exchange Offer, assuming 100% participation, as if it occurred on December 31, 1997 is computed by dividing the shareholder's equity (deficiency) and pro forma shareholder's equity by the actual number of outstanding shares of Common Stock and pro forma number of outstanding shares of Common Stock, respectively. The pro forma number of shares of Common Stock includes 51.9 million shares of Common Stock to be issued to the holders of the Notes, 15.3 million shares of Common Stock to be issued to the holders of the Series G Preferred Stock and the Warrants and 11.5 million shares of restricted Common Stock to be issued to the Chairman of the Board and Chief Executive Officer of the Company. The pro forma number of Common Shares to be issued assumes the Series I Preferred Stock to be issued in the transaction and subsequently converted into Common Stock, upon shareholder approval of the Company's Charter Amendment (as defined herein), has been converted into Common Stock as of December 31, 1997 since shareholders' approval is expected.

THE EXCHANGE OFFER

The Note Exchange Offer......  The Company is offering to exchange each $1,000 principal amount of Notes tendered to the Company prior to the Expiration Date and accepted by the Company for the Note Exchange Consideration which consists of (i) 262.7339 shares of Common Stock, (ii) 34.7826 shares of Series H Preferred Stock and (iii) 0.3393 shares of Series I Preferred Stock. The Note Exchange Offer is being made for the entire outstanding principal amounts of the Notes. In connection with the Note Exchange Offer, the Company hereby solicits Consents to the Proposals. The completion, execution and delivery of a Note Consent and Letter of Transmittal by a holder tendering Notes pursuant to the Note Exchange Offer will be deemed to constitute the Consent of such tendering holder to the Proposals with respect to such Notes. The Notes currently provide that the holders may convert such securities into Common Stock at a conversion price of $15.635. See "The Exchange Offer--Terms of the Exchange Offer." If all the conditions to the Exchange Offer have been met or waived, and the Company accepts Notes in exchange for the Note Exchange Consideration, but fewer than 100% of the Notes and more than 90% of the Notes (the difference being referred to as the "Stub Notes") have been accepted, in the Note Exchange Offer, the Company will also deliver, as part of the Note Exchange Consideration, pro rated to each holder of Notes that duly tendered Notes, the amount of Common Stock and Series I Preferred Stock that would have been distributed to the holders of Stub Notes had they duly tendered their Stub Notes in the Note Exchange Offer.

Effect of the Proposals......  Notes not purchased pursuant to the Note
                               Exchange Offer will remain outstanding. If the Exchange Offer is consummated and the Proposals become operative as a result thereof, certain covenants, provisions and "events of default" contained in the Indenture and all rights of holders of Notes under the Registration Agreement will be eliminated (or, in certain cases, amended) with respect to any Notes that remain outstanding after the consummation of the Note Exchange Offer, and non-tendering holders thereof will no longer be entitled to the benefit of (or, in the case of amendments, the same benefit under) such covenants, provisions, "events of default" and rights. The elimination (or, in certain cases, amendment) of these covenants, provisions, "events of default" and rights would permit the Company to take action that could increase credit risks with respect to the Company faced by the non-tendering holders, adversely affect the market price of the Notes that remain outstanding or otherwise be adverse to the interest of non-tendering holders. If the Proposals with respect to the Indenture and the Registration Agreement do not become operative, the non-tendering holders of Notes would continue to have the benefit of these covenants, provisions, "events of default" and rights. See "The Exchange Offer--The Proposals" and Annex A which is attached to this Offering Circular.

The Series G Exchange Offer..  The Company is soliciting each holder of Series
                               G Preferred Stock to convert each share of Series G Preferred Stock into one share of Common Stock in exchange for a Conversion Payment of (i) 1.1251 shares of Common Stock and (ii) 0.0027 shares of Series I Preferred Stock. The Series G Exchange Offer is being made to holders of all of the outstanding shares of Series G Preferred Stock. The Certificate of Determination of the Company which sets forth the rights, preferences and privileges of the Series G Preferred Stock currently provides that a holder may convert such securities into Common

                               Stock on a share-for-share basis. It further provides that, if holders of two-thirds of the shares of Series G Preferred Stock elect to convert the Series G Preferred Stock into Common Stock, then all of the outstanding Series G Preferred Stock shall convert into shares of Common Stock on a share-for-share basis. Shares of Series G Preferred Stock exchanged pursuant to the Series G Exchange Offer shall be deemed to have been converted into Common Stock pursuant to the Certificate of Determination. As described in this Offering Circular and the Series G Conversion Notice and Letter of Transmittal, the conversion notice contained in the Series G Conversion Notice and Letter of Transmittal shall not be effective until, and the Company shall not become obligated to make the Series G Conversion Payment until, the Company has accepted the tender of Notes and Warrants validly tendered for exchange in the Note Exchange Offer and the Warrant Exchange Offer. See "Exchange Offer-- Terms of the Exchange Offer."

The Warrant Exchange Offer...  The Company is offering to exchange each
                               Warrant for the Warrant Exchange Consideration which is one share of Common Stock. The Warrant Exchange Offer is being made to holders of all of the outstanding Warrants. See "Exchange Offer--Terms of the Exchange Offer."

                               The Company believes that restructuring of its
Purpose of Exchange Offer....  capital structure as proposed by the Exchange
                               Offer is essential to its viability and will provide the following benefits to the Company, among others:

                                     (i) The Company's "net tangible assets"
                                   should increase to a level sufficient to satisfy the Nasdaq National Market net tangible assets continued listing requirement and thereby avoid having the Common Stock delisted from the Nasdaq National Market for being in violation of such requirements. See "Risk Factors-- Nasdaq National Market Listing Requirements."

                                     (ii) The Company will be relieved of a
                                   significant portion of its debt service
                                   obligations.

                                     (iii) The Company will have an improved
                                   debt/equity ratio which will enhance the likelihood that it can enter into a line of credit with a financial institution to fund its working capital needs.

                                     (iv) The Company will have improved
                                   operating prospects by assuring customers and employees of its long term viability.

Expiration Date..............  12:00 midnight, New York City time, on May 11,
                               1998, unless extended by the Company. See "The Exchange Offer--Expiration; Extensions;
                               Termination; Amendment."

Withdrawal of Tenders........  Tenders of Notes, Series G Preferred Stock and
                               Warrants may be withdrawn at any time prior to the expiration of the Exchange Offer. Thereafter, such tenders are irrevocable, except that they may be withdrawn after the expiration of 40 business days from the commencement of the Exchange Offer, unless accepted for exchange prior to that date. See "The Exchange Offer--Withdrawal of Tenders."

Accrued Interest on the
 Notes.......................
                               The Company made a late payment of the semi-annual interest due on October 15, 1997 on the Notes on November 12, 1997. Holders of the Notes tendered and purchased pursuant to the Offer will not be entitled to any interest payments in respect of any later interest periods (or any portion thereof). The Company is required to make the next interest payments on the Notes on April 15, 1998 to holders of record on April 1, 1998. The Company does not intend to make its scheduled April 15, 1998 interest payment when due.

Acceptance of Notes, Series
 G Preferred Stock and
 Warrants and Delivery of
 Exchange Consideration......  Subject to the satisfaction or waiver of the conditions to the Exchange Offer, the Company will accept for exchange any and all Notes, Series G Preferred Stock and Warrants that are properly tendered prior to the Expiration Date. The Exchange Consideration to be issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. The Exchange Agent (as defined herein) will act as agent for tendering holders for the purpose of issuing the Exchange Consideration. See "The Exchange Offer--Acceptance of Notes, Series G Preferred Stock and Warrants; Delivery of Common Stock, Series H Preferred Stock and Series I Preferred Stock."

Conditions to the Exchange     The obligation of the Company to consummate the
 Offer.......................  Exchange Offer, including becoming obligated to make the Conversion Payment with respect to tendered Series G Preferred Stock, is subject to certain conditions including, among others, there being validly tendered and not withdrawn on or prior to the Expiration Date at least
                               $77,625,000 in principal amount of the Notes and sixty-six and two-thirds percent (66 2/3%) of the Series G Preferred Stock. See "The
                               Exchange Offer--Conditions to the Exchange
                               Offer."

Procedures for Tendering       Each holder of Notes wishing to accept the Note
 Notes.......................  Exchange Offer must complete and sign the Note
                               Consent and Letter of Transmittal, in
                               accordance with the instructions contained herein and therein, and forward or hand deliver such Note Consent and Letter of Transmittal, together with any signature guarantees and any other documents required by the Note Consent and Letter of Transmittal, including certificates representing the tendered Notes or confirmations of, or an Agent's Message (as defined below) with respect to book entry transfers of such Notes, to the Exchange Agent at its address set forth on the back cover page of this Offering Circular. Any beneficial owner of Notes whose securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee is urged to contact the registered holder(s) of such securities promptly to instruct the registered holder(s) whether to tender such beneficial owner's securities. Beneficial Holders whose certificates representing their Notes are not immediately available or who cannot deliver their certificates or any other required documents to the Exchange Agent prior to the Expiration Date may tender their Notes pursuant to the guaranteed delivery procedure set forth herein. See "The Exchange Offer--Procedures for
                               Tendering Notes--Guaranteed Delivery."

Procedures for Tendering
 Series G Preferred Stock....  Each holder of Series G Preferred Stock wishing to accept the Series G Exchange Offer must complete and sign the Series G Conversion Notice and Letter of Transmittal, in accordance with the instructions contained herein and therein, and forward or hand deliver such Series G Conversion Notice and Letter of Transmittal, together with any signature guarantees and any other documents required by the Series G Conversion Notice and Letter of Transmittal, including certificates representing the tendered Series G Preferred Stock, to the Exchange Agent at its address set forth on the back cover page of this Offering Circular. See "The Exchange Offer--Procedures for Tendering Series G Preferred Stock."

Procedures for Tendering
 Warrants....................  Each holder of Warrants wishing to accept the
                               Warrant Exchange Consideration must complete and sign the Warrant Letter of Transmittal, in accordance with the instructions contained herein and therein, and forward or hand deliver such Warrant Letter of Transmittal, together with any signature guarantees and any other documents required by the Warrant Letter of Transmittal, including certificates representing the tendered Warrants, to the Exchange Agent at one of its addresses set forth on the back cover page of this Offering Circular. See "The Exchange Offer--Procedures for Tendering Warrants."

Certain Federal Income Tax
 Consequences................  For a discussion of certain federal income tax consequences of the Exchange Offer to holders of Notes, Series G Preferred Stock and Warrants, see "Certain Federal Income Tax Considerations."

The Notes, the Common Stock
 and the Preferred Stock.....  The Company issued and has outstanding
                               $86,250,000 in principal amount of Notes. The Notes bear interest at 7 1/8% which is payable in semi-annual installments beginning on April 15, 1997. The Notes mature on October 15, 2001. As of the date of this Offering Circular, there were approximately 15,140,115 shares of Common Stock issued and outstanding and 2,400,000 shares of Common Stock reserved for issuance in connection with employee stock options. In addition, the Company has the authority to issue up to 20,000,000 shares of preferred stock in one or more series, of which 3,125,000 shares have been designated Series G Preferred Stock and 2,962,032 are issued and outstanding. The Company also has outstanding warrants to purchase an aggregate of 1,391,892 shares of Common Stock, including the Warrants. Assuming that all of the holders of the outstanding Notes, the Series G Preferred Stock and the Warrants accept the Exchange Offer, there would be additional 33,971,275 shares of Common Stock, 3,000,000 shares of Series H Preferred Stock and 43,867.628 shares of Series I Preferred Stock outstanding upon consummation of the Exchange Offer. See "The Exchange Offer--Consideration Being Offered,"
                               "Description of the Notes" and "Description of Capital Stock."

Trading......................  The Notes trade in the PORTAL Market. For further information, see "Descriptions of the Notes--General."The Common Stock is listed on the Nasdaq National Market under the symbol "TRKN." For further information, see "Description of Capital Stock--Market Price of Common Stock."


Exchange Agent...............  U.S. Trust Company of California, N.A. See "The
                               Exchange Offer--Exchange Agent."

Risk Factors.................  See "Risk Factors" beginning on page 24 for a discussion of certain factors that should be carefully considered in connection with deciding whether to tender Notes, Series G Preferred Stock or Warrants in the Exchange Offer.

Arrangements with
 Christopher D. Dobson.......  In connection with the Exchange Offer, the
                               Board of Directors of the Company has reached certain agreements with Christopher D. Dobson, Chairman of the Board, Chief Executive Officer and Chief Science Officer of the Company. The Company and Mr. Dobson agreed that upon consummation of the Exchange Offer, the Company will grant Mr. Dobson 11,492,806 shares of restricted Common Stock, which restrictions shall lapse on the earlier of 5 years after the closing of the Exchange Offer or the sale of the Company. In addition, Mr. Dobson would also receive a contingent variable interest of up to 3% of the net proceeds received upon the sale of the Company for an amount in excess of $250 million. The Company and Mr. Dobson also agreed upon the terms of his continued employment at the Company. Finally, the Board approved a bonus for Mr. Dobson, the payment of which is conditioned on the future earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Company reaching certain levels. See "Contracts, Arrangements, Understandings or Relationships with Respect to the Notes, Series G Preferred Stock or Warrants."

THE TERMS OF THE SERIES H PREFERRED STOCK AND THE SERIES I PREFERRED STOCK

  Series H Preferred Stock. The following summary description of the Series H Preferred Stock, $10 stated amount per share (the "Stated Amount"), is necessarily incomplete and is thus qualified in its entirety by reference to the more detailed description of the terms of the Series H Preferred Stock which is attached as Annex B to this Offering Circular and incorporated herein by reference.

Dividend.....................  8 1/8% of the stated amount per annum, payable semiannually on October 15 and April 15 (each, a "Dividend Payment Date"). On each Dividend Payment Date, the dividend may be paid, at the Company's option, with either cash, additional shares of Series H Preferred Stock ("Pik Preferred") or a combination thereof. If the Company's consolidated EBITDA for the two most recently completed fiscal quarters exceeds $7,500,000 and the Company elects to pay all or a portion of dividends in Series H Preferred Stock, then the dividend rate shall increase to 9 1/8% on all outstanding Series H Preferred Stock (including any outstanding Pik Preferred). In addition, if the holders of Series H Preferred Stock are entitled to elect a majority of the Board of Directors as described in the voting rights section below, the dividend payable on the Series H Preferred Stock shall increase to 12%.

Liquidation Preference.......  The Stated Amount per share plus accrued but unpaid dividends. After payment of such
                               liquidation preference, the holders of Series H Preferred Stock shall not be entitled to share in any assets or funds remaining for distribution.

Ranking......................  Because the tender of sixty-six and two-thirds of the Series G Preferred Stock is a condition to the Exchange Offer, if this condition is satisfied, all nontendered Series G Preferred Stock will by the terms of the Series G Preferred Stock automatically convert to Common Stock, and the Series H Preferred Stock will by its terms rank senior to all other equity securities of the Company then outstanding. Holders of Common Stock or any other class of capital stock shall not be entitled to receipt of dividends unless and until all accrued and unpaid dividends on the Series H Preferred Stock have first been paid and all shares of Pik Preferred have been redeemed in cash. No equity security senior to or on parity with the Series H Preferred stock can be issued without the consent of holders of a majority of the Series H Preferred Stock.

Conversion...................  Each share of Series H Preferred Stock shall automatically convert into 1.4285 shares of Common Stock if and when the closing price of the Common Stock on a United States national securities exchange or on an established automated over-the-counter trading market in the United States is at a price in excess of $7.00 for a period of 30 consecutive trading days.

Optional Redemption..........  The Series H Preferred Stock is subject to redemption in whole or in part at the option of the Company for a cash amount per share equal to the Stated Amount plus accrued and unpaid dividends to the date of such redemption.

Voting Rights................  The holders of Series H Preferred Stock shall not be entitled to vote except to the extent required by applicable law and as provided below. The Series H Preferred Stock, voting as a class, shall be entitled to elect one director if the Board of Directors is constituted of five members or fewer, and two directors if the Board of Directors is constituted of more than five members (each a "Series H Designated Director"). If the Company has not redeemed all of the outstanding Series H Preferred Stock on or prior to June 30, 2001 or if, at the end of any fiscal quarter of the Company, the Company's Consolidated Free Cash exceeds $30,000,000 and the Company shall not have offered to redeem Series H Preferred Stock with a stated amount equal to such excess, then the holders of Series H Preferred Stock shall be entitled to elect the number of directors that will constitute a majority of the Board of Directors. "Consolidated Free Cash" means cash and cash equivalents minus (i) debt and (ii) projected capital expenditures budgeted for the succeeding twelve months following the date of determination.

Restrictive Covenants........  Without the affirmative vote or written consent of holders of a majority of the outstanding shares of Series H Preferred Stock, or without the consent of the Series H Designated Director(s), the Company may not incur funded debt, other than ordinary course debt utilized for working capital purposes and purchase money debt.


Dilution.....................  The Series H Preferred Stock is entitled to customary antidilution protection in the event of stock splits and recapitalizations.

  Series I Preferred Stock. The Series I Preferred Stock, no par value per share, is designed to be the functional equivalent of approximately 43,867,628 shares Common Stock. There are approximately 43,867.628 shares of Series I Preferred Stock to be issued in the Exchange Offer; accordingly, each share is convertible into 1,000 shares of Common Stock, has 1,000 votes and receives dividends if declared at 1,000 times the rate declared on the Common Stock. The Company intends to call a special meeting of its shareholders as soon as possible after the consummation of the Exchange Offer for the purpose of approving an amendment to the Restated Articles of the Company to provide for an increase in the number of authorized shares of Common Stock from 50,000,000 to 110,000,000 and a decrease in the number of authorized shares of preferred stock from 20,000,000 to 5,000,000 (the "Charter Amendment"). Upon approval of the Charter Amendment, the Series I Preferred Stock will automatically convert into Common Stock as provided below. See the description of the conversion rights of the Series I Preferred Stock below. The following summary description of the Series I Preferred Stock is necessarily incomplete and is thus qualified in its entirety by reference to the more detailed description of the terms of the Series I Preferred Stock which is attached as Annex C to this Offering Circular and incorporated herein by reference.

Conversion...................  Each share of Series I Preferred Stock shall automatically convert into 1,000 shares of the Common Stock (the "Conversion Ratio") immediately upon effectiveness of the Charter Amendment. The Conversion Ratio shall be decreased (i.e., the number of shares of Common Stock to be received per share of Series I Preferred Stock shall be decreased) by one percent (1%) for each six month period that elapses after the date of the first issuance of the Series I Preferred Stock prior to the shareholders approving the Charter Amendment.

Dividend.....................  The Series I Preferred Stock shall receive dividends, whenever the Company pays dividends on its Common Stock, in such amount as if the outstanding shares of Series I Preferred Stock were converted into shares of Common Stock at the applicable Conversion Ratio.

Liquidation Preference.......  Subject to the liquidation preference of the
                               Series H Preferred Stock, $0.001 per share.
                               After payment of such liquidation preference, the holders of Series I Preferred Stock shall share any assets and funds remaining for distribution with holders of Common Stock on an as converted basis.

Ranking......................  The Series I Preferred Stock ranks junior to the Series H Preferred Stock as to dividends and liquidation, pari passu with the Common Stock as to dividends and senior to the Common Stock as to liquidation.

Voting Rights................  The holders of Series I Preferred Stock are entitled to vote as a class with the Common
                               Stock on an as converted basis, except that the Series I Preferred Stock is not entitled to vote on the Charter Amendment.

Dilution.....................  The Series I Preferred Stock is entitled to customary antidilution protection in the event of stock splits and recapitalizations.

                SELECTED CONSOLIDATED FINANCIAL DATA OF TRIKON

  The following selected consolidated financial data of Trikon is qualified by reference to and should be read in conjunction with the consolidated financial statements and notes thereto of Trikon and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Trikon," which are included in the Company's 1997 Form 10-K, which is attached hereto as Annex D and incorporated by reference herein. The selected consolidated financial data set forth below as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995 have been derived from the audited financial statements of Trikon included in the Company's 1997 Form 10-
K. The selected consolidated financial data set forth below as of December 31, 1995 and 1994 and as of and for the year ended February 28, 1994 and the ten months ended December 31, 1994, have been derived from audited financial statements of Trikon not included in the Company's 1997 Form 10-K. The selected consolidated financial data for the twelve months ended December 31, 1994, and the ten months ended December 31, 1993, have been derived from unaudited financial statements of Trikon, but include all adjustments (consisting only of normal recurring adjustments) which Trikon considers necessary for a fair presentation of the results of operations for the periods presented.

                                                          TEN MONTHS
                                                             ENDED           TWELVE
                            YEAR ENDED DECEMBER 31      DECEMBER 31(1)    MONTHS ENDED  YEAR ENDED
                          ----------------------------  ----------------  DECEMBER 31, FEBRUARY 28,
                            1997     1996(3)   1995(2)   1994     1993      1994(1)        1994
                          ---------  --------  -------  -------  -------  ------------ ------------
OPERATING DATA:                 (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE INFORMATION)
Revenues:
  Product sales.........  $  55,609  $ 39,386  $20,890  $ 8,005  $ 4,435    $ 9,813      $ 6,244
  License revenues......     29,500       --       400      700    1,900        700        1,900
  Contract revenues.....        --      2,841      --       --       --         --           --
                          ---------  --------  -------  -------  -------    -------      -------
    Total revenues......     85,109    42,227   21,290    8,705    6,335     10,513        8,144
                          ---------  --------  -------  -------  -------    -------      -------
Costs and expenses:
  Cost of goods sold....     61,974    24,597   11,144    5,404    3,218      6,444        4,259
  Research and
   development..........     17,033    10,145    4,567    3,584    2,186      4,210        2,812
  Selling, general and
   administrative.......     34,734    16,592    5,943    3,382    1,688      3,917        2,224
  Amortization of
   intangibles..........      3,116       482      --       --       --         --           --
  Purchased in-process
   technology...........      2,975    86,028      --       --       --         --           --
  Restructuring costs...     18,273       --       --       --       --         --           --
  Impairment write-
   downs................     44,135       --       --       --       --         --           --
                          ---------  --------  -------  -------  -------    -------      -------
    Total costs and
     expenses...........    182,240   137,844   21,654   12,370    7,092     14,571        9,295
                          ---------  --------  -------  -------  -------    -------      -------
Loss from operations....    (97,131)  (95,617)    (364)  (3,665)    (757)    (4,058)      (1,151)
Interest:
  Interest expense......    (12,068)   (1,821)    (294)    (146)    (213)      (159)        (227)
  Interest income.......        674     1,628      777      125       15        143           32
                          ---------  --------  -------  -------  -------    -------      -------
Income (loss) before
 income tax provision
 (benefit)..............   (108,525)  (95,810)     119   (3,686)    (955)    (4,074)      (1,346)
Income tax provision
 (benefit)..............     (9,248)   (1,335)       1       54       51         54           51
                          ---------  --------  -------  -------  -------    -------      -------
Net income (loss).......  $ (99,277) $(94,475) $   118  $(3,740) $(1,006)   $(4,128)     $(1,397)
                          =========  ========  =======  =======  =======    =======      =======
Net income (loss) per
 share(4):
  Basic.................  $   (6.71) $ (10.03) $  0.02  $ (0.94)            $ (1.04)
  Diluted...............      (6.71)   (10.03)    0.02    (0.94)              (1.04)
                          =========  ========  =======  =======             =======
Number of shares used in
 per share
 computation(4):
  Basic.................     14,800     9,420    5,614    3,960               3,960
  Diluted...............     14,800     9,420    6,025    3,960               3,960
                          =========  ========  =======  =======             =======
 Ratio of earnings to
  fixed charges(6)......        --        --      1.29      --                               --
                          =========  ========  =======  =======                          =======

                                         DECEMBER 31
                              ----------------------------------  FEBRUARY 28,
                                1997    1996(3)  1995(2)  1994        1994
                              --------  -------- ------- -------  ------------
                                      (IN THOUSANDS OF U.S. DOLLARS)
BALANCE SHEET DATA:
Working capital
 (deficiency)(5)............. $(65,794) $ 58,071 $47,670 $ 6,171    $ 5,926
Total assets.................   79,690   183,180  59,293  16,631     12,080
Long-term debt (including
 capital lease and pension
 obligations and excluding
 deferred taxes, redeemable
 convertible preferred stock
 and convertible subordinated
 notes), less current
 portion.....................    5,245     6,651     686     733        145
Convertible Subordinated
 Notes, less amounts
 classified as current at
 December 31, 1997...........      --     86,250     --      --         --
Redeemable convertible
 preferred stock.............      --        --      --   14,205      8,705
Shareholders' equity
 (deficit), excluding
 redeemable convertible
 preferred stock.............  (44,943)   31,248  53,413  (4,419)      (646)

--------
(1) During 1994, Trikon changed its fiscal year end from the last day of February to December 31. Information for the twelve months ended December 31, 1994 (unaudited) is provided for comparison to the information for the years ended December 31, 1995 and February 28, 1994. Information for the ten months ended December 31, 1993 (unaudited) is provided for comparison to the information for the ten months ended December 31, 1994.

(2) On August 29, 1995, Trikon completed its initial public offering, resulting in approximately $40,093,235 of net proceeds to Trikon. The funds were used to cover Trikon's working capital needs, its investment in evaluation systems and capital expenditures, and to continue to expand its research and development and operational activities. The remaining funds were used to finance the cash portion of the Acquisition and related transaction costs and expenses.

(3) Includes the assets and liabilities, as of December 31, 1996, and the results of operations from November 15, 1996 to December 31, 1996 of Electrotech Limited and Electrotech Equipments Limited acquired on November 15, 1996. See Note 2 of the Notes to the Consolidated Financial Statements.

(4) See Note 1 of Notes to Consolidated Financial Statements in the Company's 1997 Form 10-K for an explanation of the method used to determine the number of shares used to compute per share amounts.

(5) Working capital deficiency for 1997 includes the convertible subordinated notes.

(6) For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income (loss) before income taxes plus fixed charges, and "fixed charges" consists of interest expense plus an allocation of a portion of rent representative of interest. For the year ended February 28, 1994, the ten months ended December 31, 1994, and the years ended December 31, 1996 and 1997 the ratio of earnings to fixed charges are negative ratios and therefore not presented. For the year ended February 28, 1994, the ten months ended December 31, 1994, and the years ended December 31, 1996 and 1997, the Company's earnings were inadequate to cover fixed charges in the amounts of $1,346,000, $3,686,000, $95,810,000 and $108,525,000, respectively.

     SUMMARY UNAUDITED PRO FORMA CONSOLIDATED DATA AS OF DECEMBER 31, 1997
                        AND FOR THE YEAR THEN ENDED(1)

                                             YEAR ENDED DECEMBER 31, 1997
                                        ---------------------------------------
                                                             EXCHANGE OFFER
                                        RESTRUCTURING(1A) AND RESTRUCTURING(1B)
                                        ----------------- ---------------------
                                                    (IN THOUSANDS)
OPERATING DATA:
Revenues...............................     $ 46,806            $ 46,806
Loss from operations...................      (16,517)            (18,817)
Net loss...............................      (25,097)            (19,889)
Net loss per share basic and diluted...        (1.70)              (0.26)
Pro forma ratio of earnings to fixed
 charges (3)...........................          --                  --
                                                   DECEMBER 31, 1997
                                        ---------------------------------------
                                             ACTUAL           PRO FORMA(1C)
                                        ----------------- ---------------------
BALANCE SHEET DATA:
Working capital (deficiency)(2)........     $(65,794)           $ 21,498
Total assets...........................       79,690              76,892
Long-term debt less current portion....        5,245               5,245
Shareholders' equity (deficiency)......      (44,943)             40,051
Book value per common share (4)........        (2.97)               0.43

--------
(1) The unaudited pro forma data should be read in conjunction with the unaudited pro forma financial statements included elsewhere herein. The unaudited pro forma operating data reflects the following:
  (A) The accompanying unaudited operating data for the year ended December 31, 1997 gives effect to the 1) repayment and termination of the Working Capital Facility, 2) closure of the Company's Etch operations at its Chatsworth, California location and related asset impairment charges and 3) certain other restructuring costs, including the write-down of intangible assets/values, as a result of recent and projected revenues, continuing losses and negative cash flows, which indicate the intangible assets have become impaired, as if they all had occurred as of January 1, 1997. Accordingly, the unaudited pro forma operating data excludes the results of operations of the Company's Etch operations, includes certain adjustments to reduce amortization expense related to the write-off of intangible assets and the related tax effect, and reduced interest expense reflecting the pay off of the Working Capital Facility. Following the completion of the restructuring of the Company's operations, the remaining business will consist primarily of the worldwide operations of Trikon Limited, the business acquired by Trikon on November 15, 1996 with headquarters located in the United Kingdom.
  (B) Operating data reflecting the Exchange Offer, assuming 100% participation, and the restructuring and other events (see Note 1(A)) as if they had occurred as of January 1, 1997, and, accordingly, includes the above adjustments and compensation expense resulting from the issuance of Common Stock to the Company's Chairman of the Board and Chief Executive Officer, reduced interest expense associated with the exchange of the Notes and additional outstanding shares of Common Stock for purposes of computing net loss per share.
  (C) Balance sheet data reflecting the Exchange Offer, assuming 100% participation, as if it had occurred at December 31, 1997.

(2) Actual working capital deficiency includes the Notes.

(3) For purposes of computing the pro forma ratio of earnings to fixed charges, "earnings" consists of pro forma income (loss) before income taxes plus fixed charges, and "fixed charges" consists of interest expense plus an allocation of a portion of rent representative of interest. The pro forma ratios of earnings to fixed charges for the year ended December 31, 1997 were negative ratios and therefore not presented. The loss for the year ended December 31, 1997 on a pro forma basis reflecting the restructuring and on a pro forma basis reflecting the restructuring and Exchange Offer were inadequate to cover fixed charges in the amount of $24,805,000 and $19,597,000, respectively.

(4) Book value per share on December 31, 1997 and pro forma book value per share giving effect to the Exchange Offer, assuming 100% participation, as if it occurred on December 31, 1997 is computed by dividing the shareholder's equity (deficiency) and pro forma shareholder's equity by the actual number of outstanding shares of Common Stock and pro forma number of outstanding shares of Common Stock, respectively. The pro forma number of shares of Common Stock includes 51.9 million shares of Common Stock to be issued to the holders of the Notes, 15.3 million shares of Common Stock to be issued to the holders of the Series G Preferred Stock and the Warrants and 11.5 million shares of restricted Common Stock to be issued to the Chairman of the Board and Chief Executive Officer of the Company. The pro forma number of Common Shares to be issued assumes the Series I Preferred Stock to be issued in the transaction and subsequently converted into Common Stock, upon shareholder approval of the Company's Charter Amendment, has been converted into Common Stock as of December 31, 1997 since shareholders' approval is expected.

              SELECTED COMBINED FINANCIAL DATA OF TRIKON LIMITED

  The selected combined financial data presented below for the fiscal year ended June 30, 1993, and as of and for each of the three fiscal years ended June 30, 1994, 1995, and 1996 are derived from audited combined financial statements of Trikon Limited (which was acquired by Trikon in November of 1996), which have been audited by Ernst & Young Chartered Accountants, independent auditors, and, except with respect to the financial statements for the year ended June 30, 1993 and as of June 30, 1994, are contained in the Company's 1997 Form 10-K. The selected combined financial data presented below as of June 30, 1993 and for the three months ended September 30, 1995 and 1996 and as of September 30, 1996 is derived from unaudited combined financial statements of Trikon Limited, which are not contained in the Company's 1997 Form 10-K. The combined financial statements below are presented in British pounds sterling. For reference purpose, the average of the closing selling and buying rates was U.S.$1 to 1.6454 British Pounds Sterling on December 31, 1997. All of the selected combined financial data below is prepared under accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain respects from United States generally accepted accounting principles ("US GAAP"). The selected combined financial data set forth below is qualified in its entirety by, and should be read in conjunction with, Trikon Limited's unaudited condensed combined financial statements included in the Company's 1997 Form 10-K and with Trikon Limited's combined financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Trikon Limited," which are included in the Company's 1997 Form 10-K.

                                  THREE MONTHS
                                     ENDED
                                  SEPTEMBER 30                               YEAR ENDED JUNE 30
                          -----------------------------  --------------------------------------------------------------
                               1996           1995            1996            1995            1994            1993
                          --------------  -------------  --------------  --------------  --------------  --------------
                                                      (IN THOUSANDS OF BRITISH POUNDS)
COMBINED PROFIT AND LOSS
 ACCOUNTS DATA:
Sales...................  (Pounds)10,197  (Pounds)7,761  (Pounds)49,012  (Pounds)34,496  (Pounds)23,807  (Pounds)16,547
Cost of sales...........           5,218          3,760          23,406          17,014          11,496           7,967
                          --------------  -------------  --------------  --------------  --------------  --------------
Gross profit............           4,979          4,001          25,606          17,482          12,311           8,580
Operating expenses:
Research and development
 costs..................           1,702          1,239           6,674           4,421           3,332           2,365
Administrative expenses.           2,321          1,861           8,295           8,615           7,161           4,659
                          --------------  -------------  --------------  --------------  --------------  --------------
Total operating
 expenses...............           4,023          3,100          14,969          13,036          10,493           7,024
                          --------------  -------------  --------------  --------------  --------------  --------------
Operating profit........             956            901          10,637           4,446           1,818           1,556
Profit on disposal of
 businesses(1)..........             --             --              --            5,040             --              --
                          --------------  -------------  --------------  --------------  --------------  --------------
Profit on ordinary
 activities before
 interest...............             956            901          10,637           9,486           1,818           1,556
Interest payable, net...            (211)          (146)           (609)           (438)           (255)            (95)
                          --------------  -------------  --------------  --------------  --------------  --------------
Profit on ordinary
 activities before
 taxation...............             745            755          10,028           9,048           1,563           1,461
Tax on profit on
 ordinary activities....             332            344           3,721           3,530             574             627
                          --------------  -------------  --------------  --------------  --------------  --------------
Profit for the period...  (Pounds)   413  (Pounds)  411  (Pounds) 6,307  (Pounds) 5,518  (Pounds)   989  (Pounds)   834
                          ==============  =============  ==============  ==============  ==============  ==============

                             AS OF                             AS OF JUNE 30
                         SEPTEMBER 30,  -----------------------------------------------------------
                              1996           1996           1995           1994           1993
                         -------------- -------------- -------------- -------------- --------------
                                              (IN THOUSANDS OF BRITISH POUNDS)
COMBINED BALANCE SHEET
 DATA:
Working capital......... (Pounds)15,847 (Pounds)16,422 (Pounds)14,035 (Pounds)10,547 (Pounds)10,075
Total assets............         47,427         51,030         38,339         28,005         22,093
Long-term obligations...            977            948          1,339          1,932          2,559
Total shareholders'
 equity.................         27,013         26,621         20,401         14,844         13,836

--------
(1) Represents the profit, before taxes, recognized on the sales of Surface Technology Systems Limited during the fiscal year ended June 30, 1995.

           UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF TRIKON

                               DECEMBER 31, 1997
                        (IN THOUSANDS OF U.S. DOLLARS)

  The unaudited pro forma financial information presented below should be read in conjunction with the notes thereto, as set forth below, and the separate financial statements of Trikon and Trikon Limited included in the Company's 1997 Form 10-K attached hereto as Annex D.

  The accompanying unaudited pro form financial data includes the following unaudited pro forma financial statements:

    1. Statement of operations reflecting the restructuring and related events ("Statement of Operations No. 1")

    2. Statement of operations reflecting the restructuring and related events and the Exchange Offer ("Statement of Operations No. 2"); and

    3. Balance sheet reflecting the pro forma effects of the Exchange Offer.

  The accompanying unaudited Statement of Operations No. 1 for the year ended December 31, 1997 gives effect to the 1) repayment and termination of the Working Capital Facility, 2) closure of the Company's Etch operations in its Chatsworth, California location and related asset impairment charges and 3) certain other restructuring costs including the write-down of intangible assets/values, as a result of recent and projected revenues, continuing losses and negative cash flows, which indicate the intangible assets have become impaired, as if they had occurred as of January 1, 1997. Accordingly, the unaudited pro forma statement of operations excludes the results of operations of the Company's Etch operations, includes certain adjustments to reduce amortization expense related to the write-off of intangible assets and the related tax effect, and reduces interest expense reflecting the pay off of the Working Capital Facility.

  Following the completion of the restructuring of the Company's operations, the remaining business will consist primarily of the worldwide operations of Trikon Limited, the business acquired by Trikon on November 15, 1996 with headquarters located in the United Kingdom.

  The following unaudited pro forma condensed consolidated balance sheet of Trikon, as of December 31, 1997 and the audited pro forma condensed consolidated Statement of Operations No. 2 for the year ended December 31, 1997 have been prepared to illustrate the effect of the proposed Exchange Offer assuming 100% participation in the Exchange Offer. The financial statements have been prepared as though the Exchange Offer had occurred on December 31, 1997 for purposes of the pro forma balance sheet and as of January 1, 1997 for purposes of the pro forma Statement of Operations No. 2. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes to the unaudited pro forma financial statements.

  The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or condensed results of operations of Trikon that would have been reported had the restructuring and related events or the Exchange Offer occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of Trikon at any future date or the consolidated results of operations of Trikon for any future period.

  Amounts representing the number of shares and fair market value of common and preferred stock, and the amount of transaction fees and other assumptions as reflected in the accompanying pro forma financial statements, are preliminary and subject to the consummation of the Exchange Offer and 100% participation in the Exchange Offer.

   UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS NO. 1 OF TRIKON

                         YEAR ENDED DECEMBER 31, 1997
                        (IN THOUSANDS OF U.S. DOLLARS)

                                                        PRO FORMA
                                                       ADJUSTMENTS
                                            REMOVE      SHUT DOWN
                                             ETCH         ETCH           PRO FORMA
                         CONSOLIDATED(1) OPERATIONS(2)  DIVISION      CONSOLIDATED(7)
                         --------------- ------------- -----------    ---------------
Total revenues..........    $  85,109       $(8,803)    $(29,500)(3)     $ 46,806
Costs and expenses
 Cost of goods sold.....       61,974        (8,095)     (20,735)(3)       33,144
 Research and
  development...........       17,033        (7,847)         --             9,186
 Selling, general and
  administrative........       34,734       (13,741)         --            20,993
 Amortization of
  intangibles...........        3,116           --        (3,116)(4)          --
 Purchased in-process
  technology............        2,975        (2,975)         --               --
 Restructuring costs....       18,273           --       (18,273)(3)          --
 Impairment write-downs.       44,135           --       (44,135)(3)          --
                            ---------       -------     --------         --------
                              182,240       (32,658)     (86,259)          63,323
                            ---------       -------     --------         --------
 Loss from operations...      (97,131)       23,855       56,759          (16,517)
 Interest expense, net..      (11,394)          --         3,106 (5)       (8,288)
                            ---------       -------     --------         --------
 Loss before income tax
  provision (benefit)...     (108,525)       23,855       59,865          (24,805)
 Income tax provision
  (benefit).............       (9,248)          --         9,540 (6)          292
                            ---------       -------     --------         --------
 Net loss...............    $ (99,277)      $23,855     $ 50,325         $(25,097)
                            =========       =======     ========         ========
 Net loss per share
  basic and diluted.....    $   (6.71)                                   $  (1.70)
                            =========                                    ========
 Number of shares used
  in per share
  computation...........       14,800                                      14,800
                            =========                                    ========

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS NO. 1 OF
TRIKON

(1) As presented in the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K.
(2) Removes the operations of the Company's Etch operations in Chatsworth, California, except for ongoing corporate cost of approximately $750,000.
(3) Removes the restructuring cost and asset impairment write-downs and the license revenue from the sale of the MORI(TM) source and Forcefill(R) PVD technologies licenses.
(4) Represents a reduction in amortization expense related to the write-down of intangible assets discussed above.
(5) Represents a reduction in interest expense resulting from the assumed repayment of the Working Capital Facility as of January 1, 1997 and the removal of financing cost written off calculated as follows:

   Working Capital Facility paid off................ $14,261
   Interest rate in effect during period............      10%
                                                     -------
   Reduced interest expense.........................   1,426
   Write off of financing cost......................   1,680
                                                     -------
                                                     $ 3,106
                                                     =======

(6) Represents the tax effect of the amortization adjustment and write-off of a deferred tax liability which was established when the Company acquired Trikon Limited in November 1996, for the difference in the book and tax basis of the assets primarily consisting of intangible assets. Accordingly, the write-off of such intangible assets directly impacts the deferred tax liability and creates a deferred income tax benefit.
(7) Includes approximately $5.2 million effect (charged to cost of goods sold) associated with the APB No. 16 write-up of Trikon Limited inventory.

   UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS NO. 2 OF TRIKON

                         YEAR ENDED DECEMBER 31, 1997
                        (IN THOUSANDS OF U.S. DOLLARS)

                                                       EXCHANGE      PRO FORMA
                                       CONSOLIDATED(1)  OFFER       CONSOLIDATED
                                       --------------- --------     ------------
Total revenues........................    $ 46,806     $   --         $ 46,806
Costs and expenses
 Cost of goods sold...................      33,144         --           33,144
 Research and development.............       9,186         --            9,186
 Selling, general and administrative..      20,993       2,300 (2)      23,293
                                          --------     -------        --------
                                            63,323       2,300          65,623
                                          --------     -------        --------
 Loss from operations.................     (16,517)     (2,300)        (18,817)
 Interest expense, net................      (8,288)      7,508 (3)        (780)
                                          --------     -------        --------
 Loss before income tax provision.....     (24,805)      5,208         (19,597)
 Income tax provision.................         292         --              292
                                          --------     -------        --------
 Net loss.............................    $(25,097)    $ 5,208        $(19,889)
                                          ========     =======        ========
 Net loss per share basic and diluted
  (4).................................    $  (1.70)                   $  (0.26)
                                          ========                    ========
 Number of shares used in per share
  computation.........................      14,800      69,569 (4)      84,369
                                          ========     =======        ========

--------
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS NO. 2 OF
TRIKON

(1) Represents Unaudited Pro Forma Statement of Operations reflecting the effects of the restructuring and related events derived from the Unaudited Pro Forma Statement of Operations No. 1 of Trikon.

(2) Represents compensation expense recognized based on the vesting of the restricted Common Stock to be issued to the Company's Chairman of the Board and Chief Executive Officer. The Common Stock issued to the Chairman of the Board and Chief Executive Officer becomes 100% vested after five years. This amount represents 20% of the total fair market value, based on recent quoted market prices (i.e., $1.00 per share) of the Common Stock (i.e., 20% of $11.5 million).

(3) Adjustment to interest expense to give effect to Exchange Offer at the beginning of period presented computed as follows:

     Notes................................ $86,250
     Interest rate........................   7.625%
                                           -------
                                             6,577
     Amortization of financing cost.......     931
                                           -------
                                           $ 7,508
                                           =======

(4) Loss per share and weighted average shares outstanding are presented as if the 51.9 million shares of common stock to be issued to the holders of the Notes in the Exchange Offer, 11.5 million shares of restricted Common Stock to be issued to the Chairman of the Board and Chief Executive Officer of the Company in the Exchange Offer and 15.3 million shares of Common Stock to be issued to the holders of the Series G Preferred Stock and the Warrants in the Exchange Offer were issued as of January 1, 1997. The net loss has been increased by $2.4 million, representing one year of dividends on the Series H Preferred Stock, for purposes of calculating the basic and diluted net loss per share. Only 20% (i.e. one year of vesting) of the 11.5 million shares of Common Stock issued to the Company's Chairman of the Board and Chief Executive Officer are included in the number of shares used in the per share computation in accordance with Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings per Share." The remaining 80% of the 11.5 million shares of Common Stock have been excluded from diluted loss per share because it is anti-dilutive.

  The Unaudited Pro Forma Statement of Operations No. 2 of Trikon does not reflect a bonus payable to the Company's Chairman of the Board and Chief Executive Officer in the amount of $1.5 million payable upon the achievement of certain profitability levels and the occurrence of certain other events. This bonus will be reflected as a charge to earnings when it is probable that the profitability levels will be achieved and the other events will occur.

  The above Unaudited Pro Forma Statement of Operations No. 2 of Trikon assumes 100% participation in the Exchange Offer. Assuming only 90% of the holders of the Notes participate in the Exchange Offer, the Company's net loss and net loss per share on a pro forma basis would have been $20.6 million and $0.27 per share, respectively.

           UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF TRIKON

                               DECEMBER 31, 1997
                        (IN THOUSANDS OF U.S. DOLLARS)

                                                     EXCHANGE        PRO FORMA
                                     CONSOLIDATED(1)  OFFER       CONSOLIDATED(5)
               ASSETS                --------------- --------     ---------------
 Current assets:
   Cash and cash equivalents.......     $   9,260    $   (500)(4)    $   8,760
   Accounts receivable, net........        18,842         --            18,842
   Inventories, net................        23,870         --            23,870
   Other current assets............         1,622         --             1,622
                                        ---------    --------        ---------
     Total current assets..........        53,594        (500)          53,094
 Property, equipment and leasehold
  improvements, net................        22,140         --            22,140
 Demonstration systems, net........         1,227         --             1,227
 Intangible assets, net:
   Financing costs.................         2,298      (2,298)(2)          --
   Other intangibles...............            15         --                15
 Other assets......................           416         --               416
                                        ---------    --------        ---------
     Total assets..................     $  79,690    $ (2,798)       $  76,892
                                        =========    ========        =========
          LIABILITIES AND
 SHAREHOLDERS' EQUITY (DEFICIENCY)
 Current liabilities:
   Convertible subordinated notes..     $  86,250    $(86,250)(2)    $     --
   Accounts payable................         6,501         --             6,501
   Accrued expenses................         3,264         --             3,264
   Warranty and related expenses...         1,439         --             1,439
   Accrued salaries and related
    liabilities....................           573         --               573
   Income tax payable..............         1,606         --             1,606
   Interest payable................         1,542      (1,542)(2)          --
   Restructuring cost..............         3,952         --             3,952
   Sales returns payable...........        11,468         --            11,468
   Deferred revenue................         1,923         --             1,923
   Current portion of long-term
    debt and capital lease
    obligations....................           870         --               870
                                        ---------    --------        ---------
     Total current liabilities.....       119,388     (87,792)          31,596
 Long-term debt and capital lease
  obligations, less current
  portion..........................           127         --               127
 Other.............................         1,544         --             1,544
 Pension obligations...............         3,574         --             3,574
 SHAREHOLDERS' EQUITY (DEFICIENCY)
   Preferred stock.................        19,349     (19,349)(2)       30,000
                                                       30,000(2)
   Common stock....................       137,767      71,299(2)       220,567
                                                       11,501(3)
   Cumulative translation
    adjustments....................          (745)        --              (745)
   Deferred compensation...........                   (11,501)(3)      (11,501)
   Accumulated deficit.............      (201,314)      3,044(2)      (198,270)
                                        ---------    --------        ---------
     Total shareholders' equity
      (deficiency).................       (44,943)     84,994           40,051
                                        ---------    --------        ---------
     Total liabilities and
      shareholders' equity
      (deficiency).................     $  79,690    $ (2,798)       $  76,892
                                        =========    ========        =========

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
--------
(1) As presented in the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K.
(2) To give effect to the issuance of Common Stock and Series H Preferred Stock, payment of estimated transaction fees, conversion of the Notes and Series G Preferred Stock, forgiveness of interest payable and recording of the related gain on the transaction, under SFAS No. 15 "Troubled Debt Restructuring," pursuant to the Exchange Offer, assuming the holders of 100% of the outstanding Notes and Series G Preferred Stock and Warrants accept the Exchange Offer. In accordance with SFAS No. 15, the Series H Preferred Stock is stated at the full liquidation value. No dividends are accrued on the Series H Preferred Stock since the Company has the option to pay such dividends with additional preferred stock, cash or any combination thereof. The Common Stock amount includes approximately 15.3 million shares of Common Stock to be issued to the holders of the Series G Preferred Stock and the Warrants. The excess of the $19.3 million of

   Series G Preferred Stock over the fair market value of the Common Stock of $15.3 million, based on $1.00 per share quoted market prices, has been recorded as an addition to Common Stock. The Common Stock amount also includes approximately 51.9 million shares of Common Stock to be issued to the holders of the Notes at an estimated fair market value of $1.00 per share based on recent quoted market prices of the Company's Common Stock, resulting in a gain computed as follows:

                                                                        AMOUNT
                                                                        -------
                                                                        (000'S)
   Carrying amount of the Notes........................................ $86,250
   Accrued interest....................................................   1,542
                                                                        -------
                                                                         87,792
   Less:
   Series H Preferred Stock at liquidation value.......................  30,000
   Common Stock at current market value................................  51,950
   Write-off capitalized financing cost................................   2,298
   Estimated transaction cost..........................................     500
                                                                        -------
                                                                         84,748
                                                                        -------
   Gain................................................................ $ 3,044
                                                                        =======

    The pro forma Common Stock amounts assume the Series I Preferred Stock to be issued in the transaction and subsequently converted into Common Stock, upon shareholder approval of the Company's Charter Amendment, has been converted to Common Stock as of December 31, 1997, since shareholder approval is expected.
(3) Represents the recording of deferred compensation expense associated with the issuance of 11.5 million shares of Common Stock to the Company's Chairman of the Board and Chief Executive Officer valued at an estimated fair market value of $1.00 based on recent quoted market prices.
(4) Represents estimated transaction fees of $500,000.
(5) The above Unaudited Pro Forma Consolidated Balance Sheet assumes 100% participation in the Exchange Offer. Assuming only 90% of holders of the Notes participate in the Exchange Offer, the Company's working capital and shareholders equity on a pro forma basis would be $12.7 million and $31.3 million, respectively.

                                 RISK FACTORS

  Prior to deciding whether to exchange Notes, Series G Preferred Stock or Warrants in the Exchange Offer, holders of the Notes, Series G Preferred Stock and Warrants should carefully consider all of the information contained or incorporated by reference in this Offering Circular, especially the risk factors described or referred to in the following paragraphs.

  This Offering Circular contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as "expects," "anticipates, "intends," "plans," "believes," "seeks," "estimates" and other similar expressions or variations of such words are intended to identify these forward-looking statements. Additionally, statements concerning the consummation or failure of the Exchange Offer and of the future matters such as the development of new products, enhancements or technologies, and other statements regarding matters that are not historical fact are forward-looking statements. The forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, availability of financial resources adequate for short-, medium- and long-term needs, product demand and market acceptance, uncertainty about the effectiveness of the Exchange Offer and the adequacy of the provisions made in connection with the restructuring, exposure to the economic downturn in Asia and continued overcapacity in the DRAM market.

  Change in Priority. The Notes are debt obligations of the Company and, accordingly, have priority over the equity securities of the Company with respect to payment in the event of a liquidation, dissolution or winding-up of the Company. Upon exchange pursuant to the Note Exchange Offer, the Notes tendered and accepted will be exchanged for Series H Preferred Stock, Series I Preferred Stock and Common Stock. In any liquidation or reorganization of the Company under the United States Bankruptcy Code, the Series H Preferred Stock, Series I Preferred Stock and the Common Stock, as equity securities of the Company, would rank below all debt claims, and claims of holders of Notes not tendered pursuant to the Exchange Offer. However, the Notes do not mature until October 15, 2001 and the Series H Preferred Stock may be redeemed at the option of the Company at any time.

  The Series G Preferred Stock has preferences over the Common Stock in the event of liquidation, dissolution or winding-up of the Company, as well as with regard to the payment or declaration of cash dividends. Upon exchange pursuant to the Series G Exchange Offer, the Series G Preferred Stock tendered and converted will be converted into Common Stock and the holders thereof will receive a Conversion Payment comprised of Series I Preferred Stock and Common Stock. Upon adoption of the Charter Amendments, the Series I Preferred Stock will automatically convert into Common Stock. See "The Exchange Offer-- Consideration Being Offered--The Series I Preferred Stock." Holders of Common Stock will not be entitled to receive any payment or other distribution of assets upon the liquidation or dissolution of the Company until after the holders of Series H Preferred Stock, if any, have received the entire preferential amounts to which they may be entitled. See "The Exchange Offer-- Consideration Being Offered" and "Description of Capital Stock."

  Effect of Exchange Offer on Unconverted Notes. In connection with the Note Exchange Offer, the Company is soliciting Consents to the Proposals. If the Proposals become operative, certain covenants, provisions and "events of default" pursuant to the Indenture and all rights pursuant to the Registration Agreement will be eliminated (or, in certain cases, amended) with respect to any Notes that remain outstanding after consummation of the Note Exchange Offer, and holders thereof will no longer be entitled to the benefit of (or, in the case of amendments, the same benefit under) such covenants, provisions, "events of default" and rights. The elimination (or, in certain cases, amendment) of these covenants, provisions, "events of default" and rights would permit the Company to take action that could increase credit risks with respect to the Company faced by the non-tendering holders, adversely affect the market price of the Notes that remain outstanding or otherwise be adverse to the interest of non-tendering holders.

  Absence of Dividends on Common Stock. The Company has not paid any dividends on the Common Stock in the past and does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.

  Nasdaq National Market Listing Requirements. On August 22, 1997, the Commission approved a strengthening of both the quantitative and qualitative requirements for issuers listing on the Nasdaq National Market. The new continued listing requirements became effective February 23, 1998. Under the new rules, among other things, the common stock of a company listed on the Nasdaq National Market must have a minimum price of $1. If the common stock price of a company falls below $1 for 30 consecutive days, its common stock must close at or above $1 for ten consecutive days within 90 days of the date on which the price fell below $1. Otherwise it is subject to delisting. In addition, a company must maintain net tangible assets in excess of $4 million under the new Nasdaq National Market continued listing requirements. Net tangible assets means total assets (excluding goodwill) minus total liabilities. For purposes of the continued listing requirements on the Nasdaq National Market, the Company had a deficiency in tangible net assets of $44.9 million at December 31, 1997. The Company believes that the cancellation of Notes tendered in the Exchange Offer will allow the Company to satisfy the net tangible assets test. There can be no assurance that the Company's Common Stock will continue to trade at or above $1, that the Company will succeed in sufficiently increasing or maintaining its net tangible assets or that the Company will remain in compliance with the other quantitative continued listing requirements. If the Exchange Offer is not consummated, the Common Stock will likely be delisted from the Nasdaq National Market. If the Company's Common Stock is delisted, it would significantly impair the liquidity of the market for the Company's Common Stock.

  If the Company is delisted from the Nasdaq National Market and is unable to list for trading on a United States national securities exchange or the Nasdaq SmallCap Market and the Indenture has not been amended as proposed in the Proposals, a Designated Event under the terms of the Indenture will have occurred. The occurrence of a Designated Event enables each holder of Notes to elect to have the Company repurchase such holder's Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon. The Company does not currently have, and will not have in the foreseeable future, the financial resources necessary to repurchase the Notes in such circumstances.

  Repurchase of Notes upon Designated Event. If the Indenture is not amended as proposed in the Proposals, upon a Designated Event, which includes a Change of Control or a Termination of Trading (each as defined herein), each holder of Notes will have the right, at the holder's option, to require the Company to repurchase all or a portion of such holder's Notes. If a Designated Event were to occur, the Company would not in the forseeable future have sufficient funds to pay the repurchase price for all Notes tendered by the holders thereof. In addition, it is possible that the terms of future indebtedness or lease obligations incurred by the Company may prohibit the Company from purchasing any Notes and may also provide that a Designated Event, as well as certain other change of control events with respect to the Company, would constitute an event of default thereunder. If the Company were prohibited from purchasing Notes tendered, this failure would constitute an "event of default" under the Indenture, which, in turn, may also constitute an "event of default" under other indebtedness or long-term leases that the Company currently has or may enter into from time to time.

  Tax Consequences. The Exchange Offer will have tax consequences for holders of Notes, Series G Preferred Stock or Warrants, each of whom is urged to consult his or her tax advisor as to the particular tax consequences associated with such holder. The Company will recognize significant cancellation of indebtedness ("COD") income upon the consummation of the Exchange Offer. However, while such COD income will reduce the amount of the Company's net operating loss carryovers, the Company does not anticipate that such COD income will result in material current tax liabilities.

  Securities Laws Considerations. The Exchange Offer is being made by the Company in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 3(a)(9) thereof. Because neither the Notes, Series G Preferred Stock or the Warrants have been registered under the Securities Act, the Common Stock, Series H Preferred Stock and Series I Preferred Stock that will be issued pursuant to the Exchange Offer will be "restricted securities" as such term is defined under Rule 144 of the Securities Act. Consequently, the certificates that represent the Common Stock, Series H Preferred Stock and Series I Preferred Stock will bear appropriate legends referring to restrictions on transfer and sale of the Securities as provided in Rule 144. However, the holders of such Common Stock, Series H Preferred Stock and Series I Preferred Stock should be able to "tack" the holding period of the original security to their Common Stock, Series H Preferred Stock and Series I Preferred Stock for purposes of Rule 144. In general, Rule 144 as currently in effect provides that any person who has beneficially owned "restricted securities" for one year (including any permissible tacking period) is entitled to sell such "restricted securities" subject to certain volume and manner of sale limitations. If "restricted securities" have been held for two years (including any permissible tacking period), a holder thereof who is not an affiliate of the Company and has not been an affiliate within the three months prior to the sale is entitled to sell "restricted securities" without regard to the above limitations pursuant to Rule 144(k). Accordingly, since the Notes were sold by the Company on October 7, 1996, sales of Common Stock received in the Note Exchange Offer by holders of Notes may be made in compliance with Rule 144 commencing upon the consummation of the Exchange Offer. Since the Series G Preferred Stock and Warrants were sold by the Company on June 30, 1997, sales of Common Stock received in the Series G Exchange Offer and Warrant Exchange Offer by holders of Series G Preferred Stock or Warrants may be made in compliance with Rule 144 commencing June 30, 1998.

  Voting Rights of Common Stock. The voting rights of holders of Common Stock for which the Notes are exchangeable pursuant to the Exchange Offer are entitled to one vote per share. Except as is provided below and as required by law, shares of Series H Preferred Stock are not entitled to vote. With respect to the election of directors, the holders of shares of Series H Preferred Stock, voting as a separate class, are entitled to elect one director if the Board of Directors is constituted of five or fewer members and two directors if the Board of Directors is constituted of more than five directors The holders of Common Stock, voting as a separate class, are entitled to elect the remaining directors. Holders of the Series I Preferred Stock are entitled to vote as a class with the Common Stock on an as converted basis, except with respect to the Charter Amendment. The Company intends to call a special meeting of its shareholders as soon as possible after the consummation of the Exchange Offer to approve the Charter Amendment which will provide for an increase in authorized shares of Common Stock from 50,000,000 to 110,000,000 and a decrease in authorized shares of preferred stock from 20,000,000 to 5,000,000. Upon the effectiveness of the Charter Amendment, the Series I Preferred Stock will automatically convert into Common Stock. If the Charter Amendment is not approved by the holders of Common Stock within six months of the closing of the Exchange Offer and for each six months thereafter that such approval is not obtained, then the conversion ratio of the Series I Preferred Stock will be reduced by one percent (1%) (i.e., the number of shares of Common Stock into which each share of Series I Preferred is convertible shall be decreased for each such six-month period). See "The Exchange Offer-- Consideration Being Offered--The Series H Preferred Stock," "--The Series I Preferred Stock" and "Description of Capital Stock--Common Stock."

  Losses and Accumulated Deficit; Ability to Continue as a Going Concern. For the year ended December 31, 1997, the Company had reported a net loss of $99.3 million, including an operating loss of $97.1 million. As of December 31, 1997, the Company had an accumulated deficit of $201.3 million. In light of the sale of non-exclusive licenses of its MORI(TM) source and Forcefill(R) PVD technologies, the restructuring of the Etch Division, the Company's history of significant losses from operations, negative cash flow from operating activities and the termination of the senior secured facility entered into in preparation of the Acquisition (the "Working Capital Facility") in November 1997, there is substantial doubt with respect to the Company's ability to continue as a going concern. There can be no assurance that the Company will operate profitably in the future and that the Company will not continue to sustain losses. Continued losses would materially and adversely affect the Company's business. Absent consummation of the Exchange Offer, and even assuming the Company is successful in restructuring its Etch business, there is significant doubt that the Company has adequate resources to fund its operations during 1998.

  Uncertainty of Restructuring. In the second half of 1997, in response to continuing losses, the Company began to restructure its business. In October 1997, the Company reduced its global work force by 20%. In November 1997, the Company sold non-exclusive licenses of its MORI(TM) source and Forcefill(R) PVD technologies to Applied Materials, Inc. ("Applied Materials"). At the same time, Trikon initiated the restructuring of its Etch Division. In connection with the restructuring of the Etch Division, 64 out of the 99 employees located at the Chatsworth, California facilities were terminated as of January 12, 1998. The Company will continue to provide customer support for MORI(TM) etch products currently at customer locations and is evaluating to what extent it will manufacture MORI(TM) etch products at its Newport, United Kingdom facility. There can be no assurance that the Company's restructuring efforts will be successful in returning the Company to profitability in the short or long term.

  Adequacy of Provisions for Restructuring. The operating loss for the year ended December 31, 1997 includes a charge of $18.3 million for restructuring costs which include provisions for sales returns, allowance against accounts receivable and provisions for closure costs. These charges to earnings reflect the estimates and assumptions of management, and there can be no assurance that the provisions and allowances are adequate. If actual costs are greater than the provisions and allowances, then it will materially and adversely affect its results of operations.

  Future Capital Needs. The Company is capital intensive and requires significant funds to conduct operations and requires regular and significant investments in working capital and research and development. In order to remain competitive, the Company must continue to make significant investments in technology and systems, in the expansion of its operations, in evaluation systems and in research and development. As of the date of this Offering Circular, the Company does not have a credit facility to fund its working capital requirements. Consequently, the Company expects that it will require additional financing to fund its working capital requirements. There can be no assurance that additional financing will be available to the Company on commercially reasonable terms. Any inability to obtain additional financing will have a material adverse affect on the Company.

  Increased International Exposure. Sales outside the United States accounted for approximately 37%, 77% and 47% of the Company's total revenues for the years ended December 31, 1997, 1996 and 1995. The Company anticipates that sales outside of the United States will continue to account for a substantial amount of the Company's total revenues. International sales are subject to certain risks, including unexpected changes in regulatory requirements, exchange rates, tariffs and other barriers, political and economic instability, difficulties in accounts receivable collections, extended payment terms, the challenges of maintaining a readily available supply of spare parts, difficulties in managing distributors or representatives, difficulties in staffing and managing foreign subsidiary operations, and potentially adverse tax consequences. In addition, international sales may be materially adversely affected by currency risks associated with devaluation of certain currencies. There can be no assurance that these and other factors will not have a material adverse effect on revenue and net earnings (losses).

  Economic Downturn in Asia. During the second half of 1997, several nations in Asia, including South Korea, Malaysia and Thailand, experienced sudden and serious economic and fiscal crises. Economists are predicting, among other things, a tightening of credit in nations such as South Korea, Thailand and Malaysia which could result in decreasing capital expenditures by semiconductor manufacturers and diminished economic growth in those countries. The decline in the value of certain Asian currencies could also adversely affect the purchasing power of the Company's customers in Asia. In addition, diminished economic growth in Asia could reduce demand for computers, which in turn would cause a further slowdown in the semiconductor manufacturing and semiconductor equipment manufacturing industries.

  In addition, Japan continues to suffer from an extended recession. If the Japanese economy weakens further, investments by Japanese customers may be negatively affected and it is possible that economic recovery in other Asian countries could be delayed. The economic downturn in Asia could materially and adversely affect the Company's business and results of operations.

  Subordination of Unconverted Notes. The unconverted Notes will be unsecured and subordinate in right of payment in full to all existing and future Senior Debt of the Company. "Senior Debt" includes all indebtedness of the Company, whether existing on or created or incurred after the date of issuance of the unconverted Notes, that is not made subordinate to or pari passu with the Notes by the instrument creating the indebtedness. As a result of such subordination, in the event of bankruptcy, liquidation or reorganization of the Company, or upon the acceleration of any Senior Debt, the assets of the Company will be available to pay obligations on the Notes only after all Senior Debt has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. The Company expects from time to time to incur additional indebtedness, including indebtedness that would constitute Senior Debt. The Notes are also structurally subordinate to all existing and future indebtedness and other liabilities, including trade payables, of the Company's subsidiaries. See "Description of the Notes--Subordination of Notes."

  Recent Developments in Semiconductor Industry. Trikon has focused a significant portion of its marketing and sales efforts for its MORI(TM) and Flowfill(TM) products on DRAM manufacturers in South Korea and Japan. The DRAM market is presently characterized by overcapacity, which has resulted in historically low prices for DRAM chips. As a result, DRAM manufacturers have reduced their investment in semiconductor manufacturing equipment. Decreased product sales and pricing pressures resulted in decreased gross and operating margins for Trikon for the year ended December 31, 1997, as compared to the preceding year and quarter ended December 31, 1996.

  Reduced demand for semiconductor processing equipment for manufacturing DRAM chips is anticipated to continue to adversely affect the product sales, margins and operating results of Trikon for the first two quarters of 1998. MORI(TM) and Flowfill(TM) product sales of Trikon for the quarter ended June 30, 1998 will be substantially the same as, or lower than, its respective product sales for the preceding quarter ended March 31, 1998. The Company is particularly sensitive to the current DRAM market slowdown because the loss or delay of one or more system sales during any quarter can significantly and adversely affect its operating results for that quarter, and also because the lengthy sales cycle experienced by the Company may adversely affect its ability to rapidly recover from the downturn.

  The semiconductor industry is aggressively pursuing copper, CMP and novel low dielectric constant insulating materials for future metalization structures. These changes present both opportunities and threats to Trikon. Presently Trikon's Forcefill(R) product is not competitive for copper and therefore developments are underway to enable a viable copper Forcefill process.

  Development and Acceptance of New Products and Systems. While the Company sells several conventional products, it also offers novel technologies. Its Planar 200(R) Flowfill(TM) system uses a CVD technique applied to silicon dioxide that allows for gap filling and planarization. Competing products include spin on glass (SOG) and high density plasma (HDP) coupled with a chemical mechanical polishing (CMP) process. The Company's Sigma Forcefill(R) system incorporates an alternative technology to conventional PVD techniques by using aluminum forced by high pressure argon to fill small diameter deep holes and vias on ICs. The Company's competitors produce systems that use a conventional CVD tungsten system to fill deep holes and vias. Trikon's MORI(TM) source offers an alternative etch environment for the manufacture of 1 IC to the reactive ion etch (RIE), inductively coupled plasma (ICP) and electron cyclotron resonance (ECR) etch technology currently used by Trikon's competitors. The Company will continue to produce MORI(TM) etch products at its Newport, United Kingdom facility, and it intends to continue marketing licenses of the MORI(TM) source technology.

  The Company's Planar 200(R) Flowfill(TM) is currently at the stage of customer review and evaluation. Considerable efforts are being applied by the Company to attain product functionality and reliability levels acceptable to the Company's target markets, with an emphasis being given to the Planar 200(R) Flowfill(TM). The Company has sold a limited number of its PINNACLE 8000(R) and PINNACLE 8000R(TM) etch systems to a small number of customers. To date, the substantial majority of the Company's sales of its etch systems, Sigma Forcefill(R) and Planar 200(R) Flowfill(TM) systems have been initial purchases by customers of individual systems. Typically, semiconductor manufacturers initially purchase individual systems and deploy them in a development or pre-production environment prior to purchasing multiple systems for production. There can be no assurance that any of such customers will purchase additional systems from the Company for deployment in production or that any additional customers will enter into licensing agreements for the MORI(TM) source technology.

  Recently, certain customers have adopted a new etching standard, which is referred to as zero overlay design, whereby misalignment of etched metal lines to contact plugs is no longer allowable. This presents a technical challenge to the Company's Forcefill(R) PVD technology which produces a metal plug of the same composition as the connective conductor. Consequently, if part of the contact plug is not covered by the line delineated by the photoresist, then during the etching of the metal lines the metal plug is also partially etched. Because zero overlay design potentially offers higher yields and lower die costs, semiconductor manufacturers have demonstrated strong interest in the standard. Trikon has not yet developed a solution to the problem that it presents to the Forcefill(R) PVD technology. There can be no assurance that Trikon, or any other party, will develop a solution to the technical problems of zero overlay design in connection with Forcefill(R) PVD technology.

  Given that certain of the Company's systems represent an alternative to conventional CVD, PVD and etch systems currently marketed by competitors, management believes that continued growth depends in large part upon the ability of the Company to gain acceptance of its systems and technology. Due to the substantial investment required by semiconductor manufacturers to install and integrate capital equipment into a semiconductor production line, these manufacturers will tend to choose equipment manufacturers based on past relationships, product compatibility and proven financial performance. Once a semiconductor manufacturer has selected a particular vendor, management believes that the manufacturer generally relies upon the equipment supplied by that vendor for the specific production line application, and frequently will attempt to consolidate its other capital equipment requirements with the same vendor. As a result, semiconductor manufacturers will normally engage in a long period of analysis and planning before determining to convert to a new vendor of capital equipment. Given these factors, there can be no assurance that the Company will be successful in obtaining broader acceptance of its new systems or of its Flowfill(TM) technologies, Forcefill(R) or MORI(TM) source. Customers' acceptance may further erode because of the Company's current financial uncertainty.

  Potential Returns of Systems. Under certain circumstances, the Company has provided completed systems to certain strategic customer sites. The Company provides these demonstration systems at no charge for a specified evaluation period. All operating costs incurred during the evaluation period are paid by the customer. At the conclusion of the agreed evaluation period, provided that the equipment performs to the specifications, management of the Company expects that the customer will purchase the demonstration system, though they are not obligated to do so. Included in the historical financial statements, the Company has provided a reserve for returns of MORI(TM) etch demonstration systems. At December 31, 1997, the Company had a Flowfill(TM) product located at a customer site under an evaluation agreement. There can be no assurance that the customers will purchase such evaluation systems at the end of the agreed upon demonstration periods.

  Following the announcement of the restructuring of the Etch Division, certain customers have indicated an intent to return previously purchased systems. The Company has provided for such returns in its financial statements for the year ended December 31, 1997. There can be no assurance that this reserve will be adequate to cover all such returns or any required settlement with such customers.

  Maintenance of Sales and Customer Support Operations for MORI(TM) Etch Products. In November 1997, the Company announced the restructuring of its Etch Division based in Chatsworth, California. In January 1998, the Company terminated all employees engaged in research and development, in sales and marketing, and in manufacturing at the Chatsworth, California facilities. The Company is transferring certain inventory at the Chatsworth, California facilities to its field operations in the United States and to its manufacturing facility in Newport, United Kingdom. The Company will maintain its customer support for the MORI(TM) etch products currently in the field and at customer sites through their life-cycles. Despite the efforts of the Company, there can be no assurance that the Company will be able to maintain sufficient levels of customer support for its MORI(TM) etch products during the transition period and thereafter. Insufficient levels of support would cause customer dissatisfaction, and in turn could cause the return of additional systems. See "--Potential Return of Systems." Furthermore, customer dissatisfaction with support of MORI(TM) etch products could affect the reputation of the Company with regard to all of its products, thereby reducing its overall sales. Therefore, customer dissatisfaction as a result of the restructuring could have materially adverse affect on the results of operations of the Company.

  Rapid Technological Change. The markets in which the Company and its customers compete are characterized by rapidly changing technology, the introduction of alternative technologies, evolving industry standards and continuous improvements in products and services. Management believes that the Company's future success will depend, in part, upon its ability to continue to improve its systems and process technologies and to develop new technologies and systems which compete effectively on the basis of total cost of ownership and performance and which adequately address customer requirements. Due to the risks inherent in transitioning to new products the Company will be required to accurately forecast demand for new products while managing the transition from older products. If new products have reliability or quality problems, reduced orders, higher manufacturing costs, delays in acceptance of and payment for new products and additional service and warranty expense may result. There can be no assurance that the Company will successfully develop and manufacture new products, or that new products introduced by the Company will be accepted in the marketplace. If the Company does not successfully introduce new products, the Company's results of operations will be materially adversely affected.

  Although the Company expects to continue to make significant investments in research and development, as a result of its continued operating losses, it will be necessary to reduce its level of investment in research and development in 1998 as compared to previous years. There can be no assurance that the Company will be able to develop and introduce new products or enhancements to its existing products which satisfy customer needs in a timely manner or achieve market acceptance with the planned research and development investment in 1998. The failure to do so could adversely affect the Company's business.

  Quarterly Operating Results Affected by Many Business Factors. The Company has routinely experienced fluctuations in quarterly results and historically derived most of its quarterly revenue from the sale of a small number of systems which typically have list prices ranging from approximately $600,000 to $4,000,000. The Company ships a significant portion of its systems in the last week of each quarter. Accordingly, the timing of the shipment of a single system could have a significant impact on the Company's recognition of revenue and its quarterly operating results. A delay in a shipment near the end of a particular quarter may cause product sales in that quarter to fall below expectations, and may thus materially and adversely affect operating results for such quarter, which will have an adverse impact on the market price of the Common Stock of the Company. Historically, the Company's backlog at the beginning of a quarter has not included all sales required to achieve its sales objectives for that quarter. As such, the Company's quarterly product sales and operating results have historically depended on the receipt of orders and the shipment of products in that same quarter. As of December 31, 1997, backlog was approximately $1.6 million for the Company, as compared to $3.0 million as of September 30, 1997.

  As a result of its continued investments in research, development and engineering, and the development of a worldwide sales and marketing organization, the Company has significant fixed costs that it will not be able to reduce rapidly if its sales goals for a particular period are not met. The impact of this factor on operating results in any future period cannot be forecasted accurately.

  Shares Eligible for Future Sale; Dilution. Prior to the Exchange Offer, the Company had approximately 10,286,781 shares of Common Stock held by members of the public that are able to trade without restriction. Pursuant to the Exchange Offer, up to an additional 51,923,000 shares of Common Stock could be issued into the public market (assuming the conversion of the Series I Preferred Stock) immediately following the close of the Exchange Offer. The issuance of the shares of Common Stock in the Exchange Offer and sales of a substantial number of additional shares of Common Stock in the public market could materially adversely effect the market price of the Common Stock.

  Highly Competitive Industry. The markets served by the Company's products are extremely competitive. The Company faces significant competition from various suppliers of systems that utilize alternative technologies. In the CVD market, the Company's Flowfill(TM) technology faces competition from a number of CVD competitors, including Applied Materials, Lam Research Corporation ("Lam Research"), Novellus Systems, Inc., and Watkins-Johnson Company. In the PVD market, the Company's Forcefill(R) technology faces competition from suppliers of aluminum PVD systems, such as Applied Materials, Tokyo Electron, MRC, Varian and Ulvac. In the etch market, the Company's MORI(TM)-based etch systems and other etch products face competition from suppliers of RIE systems, including Applied Materials, Lam Research and Tokyo Electron Ltd., from ICP-based etch systems marketed by Applied Materials and Lam Research, as well as the ECR-based etch system marketed by Hitachi. In addition, as a result of the non-exclusive licenses sold to Applied Material and Lam Research, in the future, the Company's PVD and etch products may have to compete with products of Applied Materials and, with respect to the Company's etch products, Lam Research, based upon the Company's technologies.

  Many of these competitors are substantially larger companies with broader product lines, and have well established reputations in the markets in which the Company competes, longer operating histories, greater experience with high volume manufacturing, broader name recognition, substantially larger customer bases and substantially greater financial, technical and marketing resources than the Company and, among other things, may therefore be less vulnerable than the Company to long-term industry downturns, including the downturn presently being experienced by the DRAM manufacturing industry. The Company also faces potential competition from new entrants in its respective markets, including established manufacturers in other segments of the semiconductor capital equipment market, who may decide to diversify into the Company's market segments. There can be no assurance that their competitors will not develop enhancements to or future generations of competitive products that will offer price and performance features superior to those offered by the Company's systems.

  Lengthy Sales Cycle. Sales of the Company's systems typically involve a lengthy period during which it may expend substantial funds and management effort. Such sales will depend, in significant part, upon the decision of a prospective customer to increase manufacturing capacity or to expand current manufacturing capacity, both of which involve a significant capital commitment by the customer. The amount of time from initial contact with a customer to the first order is typically nine to twelve months, and may be longer, and may involve competing capital budget considerations for the customer, thus making the timing of customers' orders uneven and difficult to predict. The Company's ability to receive orders for production systems from potential semiconductor manufacturing customers depends, among other things, upon such customers undertaking an evaluation for new equipment. Presently, all of the Planar 200(R) Flowfill(TM) systems sold are being used by such customers to evaluate the future manufacturing capabilities of such systems. There can be no assurance that the Company will receive any orders for Planar 200(R) Flowfill(TM) systems from any of the customers who have purchased such systems for evaluation purposes. Prior to placing orders for production systems, semiconductor manufacturing customers expect to evaluate systems on an extended trial basis. Following initial system qualification, the Company often experiences further delays in finalizing system sales while the customer evaluates and receives approvals for the purchase of its systems and completes a new or expanded facility. The failure or inability of the Company to convert an evaluation system with a customer to a sale of production systems could materially and adversely affect operations. Furthermore, this lengthy sales cycle process may adversely affect the Company's ability to rapidly recover from its current low sales level.

  Failure to Retain Key Personnel. The Company's future success depends, to a large extent, upon the efforts and abilities of a number of its current key personnel. Such key personnel include, but are not limited to, Christopher D. Dobson, Chairman of the Board and Chief Executive Officer, Nigel Wheeler, President and Chief Operating Officer, and Nicolas Carrington, Senior Vice President, Sales and Field Operations. During 1997 and the first quarter of 1998, the Company has lost the services of several of its key executive officers and members of management, including Gregor A. Campbell, formerly Chief Executive Officer, John LaValle, formerly Chief Financial Officer, Steve Rhoades, formerly Vice President, Deposition Division, David J. Hemker, formerly Vice President, Technology, Robert J. Snyder, formerly Senior Vice President, Operations, and Harvey J. Frye, formerly Vice President, Sales and Marketing, and has terminated a significant number of employees at the Company. Furthermore, the Company has not had a full-time Chief Financial Officer since John LaValle resigned as of June 30, 1997. The loss of certain of these people or the Company's inability to retain other key employees could materially and adversely affect its operations.

  Possible Volatility of Stock Price; Effect of Exchange Offer on Stock
Price. Since August 1995, the market price of the Common Stock has experienced a high degree of volatility. In addition, as a result of the significant increase in the number of shares of Common Stock which may be issued pursuant to the Exchange Offer

(77,838,900 additional shares if 100% participation in the Exchange Offer and assuming the Conversion of Series I Preferred Stock), the market price of the Common Stock is likely to experience an even higher degree of volatility and may decline materially as a result of the number of shares issued in the Exchange Offer. There can be no assurance that such volatility will not continue or become more pronounced. In addition, recently the stock market has experienced, and is likely to experience in the future, significant price and volume fluctuations which could materially adversely affect the market price of the Common Stock without regard to the operating performance of the Company. The Company believes that factors such as the Exchange Offer, quarterly fluctuations in the financial results of the Company or its competitors and general conditions in the industry, the overall economy and the financial markets could cause the price of the Common Stock to fluctuate substantially.

  Intellectual Property Rights. The Company relies on a variety of types of intellectual property protection to protect proprietary technology, including patent, copyright, trademark and trade secret laws, non-disclosure agreements and other intellectual property protection methods. Although management believes that the Company's patents and trademarks may have value, management believes that its future success will also depend on the innovation, technical expertise and marketing abilities of its personnel.

  The Company currently holds a number of patents in the United Kingdom, the United States, Taiwan, Germany, France, Italy and the Netherlands, and has patent applications pending in South Korea, Japan and Europe.

  There can be no assurance that patents will be issued on the Company's pending patent applications or that competitors will not be able to legitimately ascertain proprietary information embedded in its products which is not covered by patent or copyright. In such case, the Company may be precluded from preventing the competitor from making use of such information. In addition, should the Company wish to assert its patent rights against a particular competitor's product, there can be no assurance that any claim in a Company patent will be sufficiently broad nor, if sufficiently broad, any assurance that the Company patent will not be challenged, invalidated or circumvented, or that the Company will have sufficient resources to prosecute its rights. The Company has a policy to protect and defend vigorously its patents, trademarks and trade secrets. In connection with the non-exclusive licenses of technologies sold to Applied Materials, the Company released Applied Materials from all claims or actions arising from acts, omissions or dealings of Applied Materials prior to the licenses, other than claims against Applied Materials of infringement of the patent or patent applications of the Company relating to its Flowfill(TM) technology.

  There are no pending lawsuits against the Company regarding infringement of any existing patents or other intellectual property rights or any unresolved claim where the Company has received notice that it is infringing the intellectual property rights of others. There can be no assurance, however, that such infringement claims will not be asserted in the future nor can there be any assurance, if such claims were made, that the Company would be able to defend against such claims successfully or, if necessary, obtain licenses on reasonable terms. In addition, management believes that litigation in the semiconductor equipment industry over patent and other intellectual property rights has been increasing in recent years.

  Any involvement in a patent or other intellectual property dispute or in any action to protect trade secrets and know-how, even if successful, could materially and adversely affect operations. Adverse determinations in any such action could subject the Company to significant liabilities, require it to seek licenses from third parties, which might not be available, and possibly prevent it from manufacturing and selling its products, any of which could materially and adversely affect operations.

  Trikon is opposing an issued German patent held by a competitor which relate to a process similar to Forcefill(TM). A decision has been issued by the opposition division of the German patent office which strongly suggests that Trikon's Forcefill(TM) process does not infringe on this issued patent. However, Trikon has nonetheless appealed the decision, in case a higher court should give the patent's claims a broad reading. In that event, Trikon believes the claims should be invalid.

  Customer Concentration. To date the Company's product sales have been highly concentrated, with approximately 20% and 14% of its product revenues for the year ended December 31, 1997 derived from sales to Texas Instruments Incorporated and Siemens AG and 19% and 12% of its product revenues for the year ended December 31, 1996 derived from sales to Hyundai and Siemens. There can be no assurance that Texas Instruments and Siemens will continue to purchase systems and technology from the Company at current levels, or at all. Furthermore, a portion of the sales in prior periods have been of etch products which the Company may no longer manufacture.

  Year 2000. Many computer systems experience problems handling dates beyond the year 1999. Therefore, some computer hardware and software will need to be modified prior to the year 2000 in order to remain functional. The company is assessing both the internal readiness of its computer systems and the compliance of its products sold to customers for handling the year 2000. The Company expects to implement successfully the systems and programming changes necessary to address year 2000 issues and does not believe that the cost of such actions will have a material effect on the Company's results of operations or financial condition. There can be no assurance, however, that there will not be a delay in, or increased costs associated with, the implementation of such changes, and the Company's inability to implement such changes could have an adverse effect on future results of operations.

                              THE EXCHANGE OFFER

GENERAL

  The Company hereby offers, upon the terms and subject to the conditions set forth in this Offering Circular and in the accompanying Note Consent and Letter of Transmittal, to exchange each $1,000 principal amount of the Company's Notes for 262.7339 shares of Common Stock, 34.7826 shares of its Series H Preferred Stock and 0.3393 shares of Series I Preferred Stock. In connection with the Note Exchange Offer, the Company hereby solicits holders of Series G Preferred Stock, upon the terms and subject to the conditions set forth in this Offering Circular and in the accompanying Series G Conversion Notice and Letter of Transmittal, to convert each share of Series G Preferred Stock held by such holder into one share of Common Stock in exchange for a Conversion Payment of 1.2512 shares of Common Stock and 0.0027 shares of Series I Preferred Stock. In addition, the Company hereby offers, upon the terms and subject to the conditions set forth in this Offering Circular and in the accompanying Warrant Letter of Transmittal, to exchange each Warrant for one share of Common Stock. It is the Company's intention to exchange and retire all Notes and Warrants tendered to and accepted by the Company pursuant to the Exchange Offer. In addition, upon consummation of the Note Exchange Offer and the Warrant Exchange Offer, each tendered share of Series G Preferred Stock will be converted into one share of Common Stock and the holders thereof will be entitled to receive the Conversion Payment. Unconverted Series G Preferred Stock, assuming the participation of holders of at least sixty-six and two-thirds of the number of shares issued of Series G Preferred Stock, will be automatically converted into one share of Common Stock and holders thereof will also be entitled to the Conversion Payment.

  If all the conditions to the Exchange Offer have been met or waived, and the Company accepts Notes in exchange for the Note Exchange Consideration, but fewer than 100% of the Notes and more than 90% of the Notes (the difference being referred to as the "Stub Notes") have been accepted, in the Note Exchange Offer, the Company will also deliver, as part of the Note Exchange Consideration, pro rata to each holder of Notes that duly tendered Notes, the amount of Common Stock and Series I Preferred Stock that would have been distributed to the holders of Stub Notes had they duly tendered their Stub Notes in the Note Exchange Offer.

  The Company intends to conduct a 2-for-3 reverse stock split after the consummation of the Exchange Offer. None of the numbers in this Offering Circular reflect the proposed reverse stock split.

PURPOSE

  As reported in the 1997 Form 10-K, the Company reported a net loss of $99.3 million for the year then ended and an accumulated deficit of $201.3 million. In its Auditors' Report accompanying the Company's audited consolidated financial statement in the 1997 Form 10-K, the Company's independent auditors, Ernst & Young LLP, included an explanatory paragraph stating that the Company had experienced significant losses from operations and negative cash flow from operating activities, and its Working Capital Facility had been terminated. In addition, concerns exist as to the Company's ability to restructure its debt evidenced by the outstanding Notes, which could become in default in 1998. These and other factors raise substantial doubt about the Company's ability to continue as a going concern.

  During the last quarter of 1997, in response to continuing operating losses, violations of debt covenants and limited availability of financing, the Company initiated a restructuring effort that included exploring various strategic alternatives as to the future of the business. In October 1997, the Company reduced its global work force by 20%. In November 1997, it sold non-exclusive, paid-up licenses of its MORI(TM) source and Forcefill(R) PVD technologies to Applied Materials. With the sale of the MORI(TM) source license and continuing losses, the Company focused its restructuring efforts on its Etch Division based in Chatsworth California. The Company is in the process of terminating all operations at its Chatsworth, California facilities and transferring its Etch Division customer support operations to field offices in the United States and to its Newport, United Kingdom facilities. The Company is also continuing its efforts to reduce its operating costs worldwide. See "The Business--Recent Developments--Restructuring of Operations."

  At the end of 1997, the Board of Directors concluded that in addition to above described strategic and operational restructuring, the viability of the Company depends upon reducing the Company's financial leverage, which at December 31, 1997 consisted of approximately $87.2 million in interest bearing indebtedness. The debt service obligations of the Notes deplete the Company's cash on hand and other working capital resources that are necessary to fund its operations. With the Notes outstanding, the Company believes that it will be unable to obtain additional debt or equity financing to provide additional working capital resources to permit the Company to fund any shortfalls in operating income and to make any necessary capital expenditures. Based upon negotiations with certain United Kingdom financial institutions, the Board of Directors believes that eliminating or significantly reducing the outstanding principal amount of the Notes will enable the Company to establish a credit facility for its working capital needs.

  In addition, at December 31, 1997, the Company did not meet the net tangible asset continued listing requirement of the Nasdaq National Market. See "Risk Factors--Nasdaq National Market Listing Requirements." So long as the Notes remain outstanding, for the foreseeable future the Company's liabilities will substantially exceed its assets and will eventually cause the Company's Common Stock to be delisted from the Nasdaq National Market. The delisting of the Common Stock would likely result in substantial illiquidity for the Company's shareholders, a decrease in the stock price and a general deterioration of the Company as viewed by the investment community, the semiconductor industry, customers and employees. In addition, if the Company is delisted from the Nasdaq National Market and is unable to list for trading on a United States national securities exchange or the Nasdaq SmallCap Market and the Indenture has not be amended or cancelled, a Designated Event under the terms of the Indenture will have occurred. The occurrence of a Designated Event enables each holder of Notes to elect to have the Company repurchase such holder's Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon. The Company does not currently have, and in the foreseeable future will not have, the financial resources necessary to repurchase the Notes in such circumstances.

  The Company's financial position has also contributed to a reduction in revenues because of customer concern about the long-term viability of the Company. The Company believes that competitors are using the Company's operating losses and highly-leveraged balance sheet to discourage customers from purchasing the Company's products. Employees, who are generally very skilled and in demand, are also concerned by the precarious financial position of the Company.

  If the Company is unable, and within a short period of time, to successfully restructure its obligations in accordance with the terms of the Exchange Offer, the Company will likely have no alternative but to seek protection under the United States bankruptcy laws. In order to expedite any such bankruptcy proceeding, if the minimum tender condition (i.e., 90% of the principal amount of the Notes and 66 2/3% of the Series G Preferred Stock) is not satisfied, but a majority in number of the holders of the Notes holding more than two-thirds of the outstanding principal amount of the Notes tender such Notes, the Company intends to enter into a reorganization plan with its creditors and then have such reorganization plan confirmed by a bankruptcy court under Chapter 11 of the United States Bankruptcy Code. Such a reorganization plan would bind dissenting creditors and holders of equity securities of the Company to the reorganization plan. The Company believes that so long as the Notes remain outstanding, the obligation to pay interest will continue to deplete the limited cash resources which should be preserved for working capital and research and development efforts, and the obligation to repay the Notes at maturity will represent a substantial and, possibly insurmountable, impediment for the Company to successfully pursue its business objectives.

TERMS OF THE EXCHANGE OFFER

  Notes may be tendered and will be accepted for exchange only in denominations of $1,000 principal amount and integral multiples thereof. Holders of Notes delivered to the Exchange Agent will not be entitled to any payment in respect of accrued and unpaid interest on the converted securities.

  After the Expiration Date, if fewer than all of the Notes have been tendered and exchanged in the Exchange Offer, the Company may, or may cause any affiliate to, purchase additional Notes in the open market, in privately negotiated transactions, through subsequent exchange offers or otherwise or may seek to cause the Notes to be retired or defeased. Any future purchases or exchanges may be for other securities or for cash and may be on the same terms or on terms that are more or less favorable to holders than the terms of the Exchange Offer. Any future purchases or exchanges by the Company or any affiliate will depend on various factors at that time.

  Tendering holders of Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Note Consent and Letter of Transmittal, transfer taxes with respect to the exchange of Notes pursuant to the Note Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer.

CONSIDERATION BEING OFFERED

  The Restated Articles of the Company permits its Board of Directors to issue up to 20,000,000 shares of preferred stock (the "Preferred Stock"), in one or more series, to designate the number of shares constituting such series, and to fix the rights, preferences, privileges and restrictions thereof, without any further vote or action by shareholders. 2,963,032 shares of the Company's Preferred Stock are currently outstanding. Immediately prior to the acceptance for exchange of the Notes, Series G Preferred Stock and Warrants tendered in the Exchange Offer, the Company will file with the Secretary of State of the State of California a certificate of determination concerning the Series H Preferred Stock and the Series I Preferred Stock (the "New Certificate of Determination"), with the following designations.

  Series H Preferred Stock. The following summary description of the Series H Preferred Stock, $10 stated amount per share (the "Stated Amount"), is necessarily incomplete and is thus qualified in its entirety by reference to the more detailed description of the terms of the Series H Preferred Stock which is attached as Annex B to this Offering Circular and incorporated herein by reference.

Dividend.....................  8 1/8% of the stated amount per annum, payable semiannually on October 15 and April 15 (each, a "Dividend Payment Date"). On each Dividend Payment Date, the dividend may be paid, at the Company's option, with either cash, additional shares of Series H Preferred Stock ("Pik Preferred") or a combination thereof. If the Company's consolidated EBITDA for the two most recently completed fiscal quarters exceeds $7,500,000 and the Company elects to pay all or a portion of dividends in Series H Preferred Stock, then the dividend rate shall increase to 9 1/8% on all outstanding Series H Preferred Stock (including any outstanding Pik Preferred). In addition, if the holders of Series H Preferred Stock are entitled to elect a majority of the Board of Directors as described in the voting rights section below, the dividend payable on the Series H Preferred Stock shall increased to 12%.

Liquidation Preference.......  The Stated Amount per share plus accrued but unpaid dividends. After payment of such
                               liquidation preference, the holders of Series H Preferred Stock shall not be entitled to share in any assets or funds remaining for distribution.

Ranking......................  Because the tender of sixty-six and two-thirds of the Series G Preferred Stock is a condition to the Exchange Offer, if this condition is satisfied, all nontendered Series G Preferred Stock will by the terms of the Series G Preferred Stock automatically convert to Common Stock, and the Series H Preferred Stock will by its terms ranks senior to all other equity securities of the Company then outstanding. Holders of Common Stock or any other class of capital stock shall not be entitled to receipt of dividends unless and until all accrued and unpaid dividends on the Series H Preferred Stock have first been paid and all shares of Pik Preferred have been redeemed in cash. No equity security senior to or on parity with the Series H Preferred Stock can be issued without the consent of holders of a majority of the Series H Preferred Stock.

Conversion...................  Each share of Series H Preferred Stock shall automatically convert into 1.4285 shares of Common Stock if and when the closing price of the Common Stock on a United States national securities exchange or on an established automated over-the-counter trading market in the United States is at a price in excess of $7.00 for a period of 30 consecutive trading days.

Optional Redemption..........  The Series H Preferred Stock is subject to redemption in whole or in part at the option of the Company for a cash amount per share equal to the Stated Amount plus accrued and unpaid dividends to the date of such redemption.

Voting Rights................  The holders of Series H Preferred Stock shall not be entitled to vote except to the extent required by applicable law and as provided below. The Series H Preferred Stock, voting as a class, shall be entitled to elect one director if the Board of Directors is constituted of five members or fewer, and two directors if the Board of Directors is constituted of more than five members (each a "Series H Designated Director"). If the Company has not redeemed all of the outstanding Series H Preferred Stock on or prior to June 30, 2001 or if, at the end of any fiscal quarter of the Company, the Company's Consolidated Free Cash exceeds $30,000,000 and the Company shall not have offered to redeem Series I Preferred Stock with a Stated Amount equal to the excess, then the holders of Series H Preferred Stock shall be entitled to elect the number of directors that will constitute a majority of the Board of Directors. "Consolidated Free Cash" means cash and cash equivalents minus (i) debt and (ii) projected capital expenditures budgeted for the succeeding twelve months following the date of determination.

Restrictive Covenants........  Without the affirmative vote or written consent of holders of a majority of the outstanding shares of Series H Preferred Stock, or without the consent of the Series H Designated Director(s), the Company may not incur funded debt, other than ordinary course debt utilized for working capital purposes and purchase money debt.

Dilution.....................  The Series H Preferred Stock is entitled to customary antidilution protection in the event of stock splits and recapitalizations.

  Series I Preferred Stock. The Series I Preferred Stock, no par value per share, is designed to be the functional equivalent of approximately 43,867,628 shares Common Stock. There are approximately 43,867.628 shares of Series I Preferred Stock to be issued in the Exchange Offer; accordingly, each share is convertible into 1,000 shares of Common Stock, has 1,000 votes and receives dividends if declared at 1,000 times the rate declared on the Common Stock. The Company intends to call a special meeting of its shareholders as soon as possible after the consummation of the Exchange Offer for the purpose of approving the Charter Amendment to provide for an increase in the number of authorized shares of Common Stock from 50,000,000 to 110,000,000 and a decrease in the number of authorized shares of preferred stock from 20,000,000 to 5,000,000. Upon approval of the Charter Amendment, the Series I Preferred Stock will automatically convert into Common Stock as provided below. See the description of the conversion rights of the Series I Preferred Stock below. The following summary description of the Series I Preferred Stock, is necessarily incomplete and is thus qualified in its entirety by reference to the more detailed description of the terms of the Series I Preferred Stock which is attached as Annex C to this Offering Circular and incorporated by reference.

Conversion...................  Each share of Series I Preferred Stock shall automatically convert into 1,000 shares of the Common Stock (the "Conversion Ratio") immediately upon effectiveness of the Charter Amendment. The Conversion Ratio shall be decreased (i.e., the number of shares of Common Stock to be received per share of Series I Preferred Stock shall be decreased) by one percent (1%) for each six month period that elapses after the date of the first issuance of the Series I Preferred Stock prior to the shareholders approving the Charter Amendment.

Dividend.....................  The Series I Preferred Stock shall receive dividends, whenever the Company pays dividends on its Common Stock, in such amount as if the outstanding shares of Series I Preferred Stock were converted into shares of Common Stock at the applicable Conversion Ratio.

Liquidation Preference.......  Subject to the liquidation preference of the
                               Series H Preferred Stock, $0.001 per share.
                               After payment of such liquidation preference, the holders of Series I Preferred Stock shall share any assets and funds remaining for distribution with holders of Common Stock on an as converted basis.

Ranking......................  The Series I Preferred Stock ranks junior to the Series H Preferred Stock as to dividends and liquidation, pari passu with the Common Stock as to dividends and senior to the Common Stock as to liquidation.

Voting Rights................  The holders of Series I Preferred Stock are entitled to vote as a class with the Common
                               Stock on an as converted basis, except that the Series I Preferred Stock is not entitled to vote on the Charter Amendment.

Dilution.....................  The Series I Preferred Stock is entitled to customary antidilution protection in the event of stock splits and recapitalizations.

  Common Stock. See "Description of Capital Stock--Common Stock."

THE PROPOSALS

  The proposed amendments to the Indenture that are contained in the Supplemental Indenture are set forth in Annex A to this Offering Circular. Annex A should be read in its entirety and the following summary is qualified in its entirety by reference to Annex A and the Indenture.

  The Supplemental Indenture would, among other things, eliminate the following provisions and restrictive covenants and references thereto from the
Indenture:

    (i) The provision entitled "Designated Event Offer" (Section 3.8 of the Indenture);

    (ii) The covenant entitled "SEC Reports" (Section 4.2 of the Indenture);

    (iii) The covenant entitled "Compliance Certificate" (Section 4.3 of the Indenture);

    (iv) The covenant entitled "Corporate Existence" (Section 4.5 of the Indenture);

    (v) The covenant entitled "Taxes" (Section 4.6 of the Indenture);

    (vi) The covenant entitled "Designated Event" (Section 4.7 of the
  Indenture);

    (vii) The provision entitled "Merger, Consolidation or Sale of Assets" (Section 7.1 of the Indenture);

    (viii) The following paragraphs of the provision entitled "Events of Default" (Section 8.1 of the Indenture): Paragraphs c, e, and f;

    (ix) The provision entitled "Acceleration" (Section 8.2 of the
  Indenture);

    (x) The following sentences in the provision entitled "Revocation and Effect of Consents" (Section 11.4 of the Indenture): Sentences 2 and 5 contained in that provision; and

    (xi) All references to "Liquidated Damages," including, without limitation, those references found in the provisions entitled "Defaulted Interest or Liquidated Damages" (Section 2.12 of the Indenture), "Deposit of Redemption Price (Section 3.5 of the Indenture), "Notice of Redemption" (Section 3.3 of the Indenture), and "Payment of Notes" (Section 4.1 of the Indenture).

  The provision entitled "Limitation on Suits" (Section 8.6(b) of the Indenture) shall be amended to require at least 51% in principal amount of the then outstanding Notes to make a request to the Trustee to pursue the remedy.

  Certain conforming and other changes to the Indenture will be made, including deleting definitions no longer used and correcting cross references.

  The Proposals relating to amending the Indenture will be effected by a Supplemental Indenture with respect to the Notes, which will be executed on or promptly following the date the requisite Consents have been obtained. Although the Supplemental Indenture will be executed on or promptly following the date the Requisite Consents have been obtained, the Proposals will not become operative until validly tendered Notes are accepted for exchange by the Company on the Acceptance Date. The Indenture, without giving effect to the Proposals, will remain in effect until the Proposals become operative on the Acceptance Date. If the Exchange Offer is terminated or withdrawn, or the Notes are not purchased hereunder, the Supplemental Indenture will never become operative.

  The proposed amendment to the Registration Agreement would provide for the termination of the Registration Agreement and cancellation of any penalty interest incurred under the Registration Agreement upon the consummation of the Exchange Offer. The Registration Agreement currently obligates the Company to register the Notes and underlying Common Stock into which it is convertible under the Securities Act. See "Description of the Notes--Registration Agreement."

  The Proposals constitute a single proposal and a tendering and consenting holder of Notes must consent to the Proposals as an entirety and may not consent selectively with respect to certain of the Proposals relating to either the Indenture or the Registration Agreement. Pursuant to the terms of the Indenture, the Proposals with respect to the Indenture require the consent of the holders of Notes of not less than a majority in aggregate principal amount of the then outstanding Notes. IF THE REQUISITE CONSENTS ARE RECEIVED AND THE PROPOSALS BECOME OPERATIVE WITH RESPECT TO THE INDENTURE, THE PROPOSALS WILL BE BINDING ON ALL NON-TENDERING HOLDERS OF NOTES. PURSUANT TO THE TERMS OF THE REGISTRATION AGREEMENT, THE PROPOSALS WITH RESPECT TO THE REGISTRATION AGREEMENT REQUIRE THE CONSENT OF THE HOLDERS OF A MAJORITY OF THE THEN OUTSTANDING AGGREGATE PRINCIPAL AMOUNT OF NOTES. IF THE REQUISITE CONSENTS ARE RECEIVED AND THE PROPOSALS BECOME OPERATIVE WITH RESPECT TO THE REGISTRATION AGREEMENT, THE PROPOSALS WILL BE BINDING ON ALL NON-TENDERING HOLDERS OF NOTES.

  THE COMPLETION, EXECUTION AND DELIVERY OF THE NOTE CONSENT AND LETTER OF TRANSMITTAL BY A HOLDER OF NOTES IN CONNECTION WITH THE NOTE EXCHANGE OFFER WILL BE DEEMED TO CONSTITUTE THE CONSENT OF THE TENDERING HOLDER TO THE PROPOSALS AND AN IRREVOCABLE WAIVER OF COMPLIANCE WITH THE PROVISIONS OF THE INDENTURE AND THE REGISTRATION AGREEMENT AFFECTED BY THE PROPOSALS AFTER THE EXCHANGE OFFER ACCEPTANCE DATE.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provision of the Exchange Offer, the Company will not be required to accept for exchange, any Notes, Series G Preferred Stock or Warrants tendered for exchange and may postpone the exchange of any Notes, Series G Preferred Stock or Warrants tendered and to be exchanged by it, and may terminate or amend the Exchange Offer as provided herein if any of the following conditions have not been satisfied to the Company's satisfaction:

    (1) the principal amount of Notes tendered and not withdrawn shall equal or exceed $77,625,000 (i.e., 90% of the outstanding principal amount);

    (2) at least sixty-six and two-thirds percent (66 2/3%) of the cumulative number of Series G Preferred Stock theretofore issued by the Company shall have been tendered and not withdrawn;

    (3) there shall have not been instituted or threatened or be pending any action or proceeding before or by any court or governmental, regulatory or agency or instrumentality, or by any other person, (a) that challenges the making of the Exchange Offer, or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of the Exchange Offer or otherwise adversely affect, in any material manner the Exchange Offer or which requires the Company to file a registration statement in respect of the Exchange Consideration being offered as consideration in the Exchange Offer or (ii) that is, or is reasonably likely to be, in the sole judgment of the Company, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company; and

    (4) there shall have not have occurred or be likely to occur any event affecting the business or financial affairs of the Company or which, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer, or that will, or is reasonably likely to, materially impair the contemplated benefits to the Company of the Exchange Offer.

  All the foregoing conditions are for the sole benefit of the Company and may be asserted by the Company at any time regardless of the circumstances giving rise to such conditions and may be waived by the Company, in whole or in part, at any time and from time to time, in the sole discretion of the Company. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  If any of the conditions set forth in this section shall not be satisfied, the Company may, subject to applicable law, (i) terminate the Exchange Offer and return all Notes, Series G Preferred Stock and Warrants tendered pursuant to the Exchange Offer to tendering holders; (ii) extend the Exchange Offer and retain all tendered Notes, Series G Preferred Stock and Warrants until the Expiration Date for the extended Exchange Offer; (iii) amend the terms of the Exchange Offer or modify the consideration to be provided by the Company pursuant to the Exchange Offer; or (iv) waive the unsatisfied conditions with respect to the Exchange Offer and accept all Notes, Series G Preferred Stock and Warrants tendered pursuant to the Exchange Offer.

EXPIRATION; EXTENSION; TERMINATION; AMENDMENT

  The Exchange Offer is scheduled to expire at midnight, New York City time, on May 11, 1998. Additionally, the Company expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Exchange Offer is open by giving oral or written notice of such extension to the Exchange Agent and making a public announcement thereof as described in the second succeeding paragraph. There can be no assurance that the Company will exercise its right to extend the Exchange Offer. During any extension of the Exchange Offer, all Notes, Series G Preferred Stock and Warrants previously tendered pursuant thereto and not exchanged or withdrawn will remain subject to the Exchange Offer and may be accepted for exchange by the Company at the expiration of the Exchange Offer subject to the right of a tendering holder to withdraw his, her or its Notes, Series G Preferred Stock or Warrants. See "The Exchange Offer--Withdrawal of Tenders." Under no circumstances will interest on the Exchange Consideration be paid by the Company by reason of any such extension.

  The Company also expressly reserves the right, subject to applicable law,
(i) to delay acceptance for exchange of any Notes, Series G Preferred Stock or Warrants, or, regardless of whether such Notes, Series G Preferred Stock or Warrants were theretofore accepted for exchange, to delay the exchange of any Notes, Series G Preferred Stock or Warrants pursuant to the Exchange Offer or to terminate the Exchange Offer and not accept for exchange any Notes, Series G Preferred Stock or Warrants, if any of the conditions to the Exchange Offer specified herein fail to be satisfied by giving oral or written notice of such delay or termination to the Exchange Agent; (ii) to waive any condition to the Exchange Offer and accept any or all the Notes, Series G Preferred Stock and Warrants tendered; and (iii) at any time, or from time to time, to amend the terms of Exchange Offer in any respect, including the Exchange Consideration. The reservation by the Company of the right to delay exchange or acceptance for exchange of Notes is subject to the provisions of Rule 13e-4(f)(5) under the Exchange Act, which requires that the Company pay the consideration offered or return the Notes, Series G Preferred Stock or Warrants deposited by or on behalf of holders thereof promptly after the termination or withdrawal of the Exchange Offer.

  Any extension, delay, termination or amendment of the Exchange Offer will be followed as promptly as practicable by a public announcement thereof. Without limiting the manner in which the Company may choose to make a public announcement of any extension, delay, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by issuing a release to the Dow Jones News Service, except in the case of an announcement of an extension of the Exchange Offer, in which case the Company shall have no obligation to publish, advertise or otherwise communicate such announcement other than by issuing a notice of such extension by press release or other public announcement, which notice shall be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

  If the Company makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or if the Company waives any condition of the Exchange Offer that results in a material change to the circumstances of the Exchange Offer, the Company will disseminate additional Exchange Offer materials in a manner reasonably calculated to inform holders of Notes, Series G Preferred Stock and Warrants of such change, and will provide holders of Notes, Series G Preferred Stock and Warrants adequate time to consider such materials and their participation in the Exchange Offer. The minimum period during which the Exchange Offer must remain open following a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, other than a change in the Exchange Consideration or the percentage of the Notes, Series G Preferred Stock and Warrants sought in the Exchange Offer, will depend upon the facts and circumstances, including the relative materiality, of the changed terms or information.

  If the Company increases or decreases the Exchange Consideration or the amount of Notes, Series G Preferred Stock and Warrants sought in the Exchange Offer, the Exchange Offer will remain open at least ten business days from the date that the Company first publishes, sends or gives notice, by public announcement or otherwise, of such increase or decrease. The Company has no current intention to increase or decrease the Exchange Consideration currently offered or the amount of Notes, Series G Preferred Stock or Warrants sought to be purchased.

PROCEDURES FOR TENDERING NOTES

  The tender of Notes pursuant to the Note Exchange Offer and in accordance with the procedures described below will constitute the delivery of a Consent with respect to the Notes tendered. Holders who desire to tender their Notes pursuant to the Notes Exchange Offer and receive the Note Exchange Consideration are required to deliver Consents to the Proposals, which are included in the Note Consent and Letter of Transmittal. Holders may not deliver Consents without validly tendering their Notes pursuant to the Note Exchange Offer.

  Notes, a Note Consent and Letter of Transmittal and any other required documents should only be sent as instructed below and not to the Company.

  Tenders of Notes and Delivery of Consents. For a holder registered as owning a Note on the books of the Trustee (a "Registered Holder") to validly tender Notes pursuant to the Note Exchange Offer, a properly completed and validly executed Note Consent and Letter of Transmittal (or a facsimile thereof), together with any signature guarantees or, in the case of a Book-Entry Transfer (as defined below), an Agent's Message (as defined below), and any other documents required by the instructions to the Note Consent and Letter of Transmittal, must be received by the Exchange Agent prior to the Expiration Date at one of its addresses set forth on the back cover page of this Offering Circular. In addition, the Exchange Agent must receive either certificates for tendered Notes at any of such addresses or such Notes must be transferred pursuant to the procedures for Book-Entry Transfer described below and a confirmation of, or an Agent's Message with respect to, such Book-Entry Transfer must be received by the Exchange Agent prior to the Expiration Date. A Registered Holder who desires to tender Notes and Consent and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Notes are not immediately available must comply with the procedures for guaranteed delivery set forth below. Note Consents and Letters of Transmittal, certificates representing Notes and confirmations of, or an Agent's Message with respect to, book-entry transfer should be sent only to the Exchange Agent, and not to the Company.

  The term "Agent's Message" means a message transmitted by a Book-Entry Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility, tendering the Notes that such participant has received and agrees to be bound by the terms of the Note Consents and Letter of Transmittal and that the Company may enforce such agreement against the participant.

  Delivery of Note Consents and Letters of Transmittal. If the certificates for Notes are registered in the name of a person other than the signer of the Note Consent and Letter of Transmittal relating thereto, then, in order to tender such Notes pursuant to the Exchange Offer, the certificates evidencing such Notes must be endorsed or accompanied by appropriate bond powers signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signatures on the certificates or bond powers guaranteed as provided below.

  ANY BENEFICIAL OWNER WHOSE NOTES ARE REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE AND WHO WISHES TO TENDER NOTES IN THE NOTE EXCHANGE OFFER SHOULD CONTACT SUCH REGISTERED HOLDER PROMPTLY AND INSTRUCT SUCH REGISTERED HOLDER TO TENDER THE NOTES ON SUCH BENEFICIAL OWNER'S BEHALF. IF ANY BENEFICIAL OWNER WISHES TO TENDER NOTES HIMSELF, THAT BENEFICIAL OWNER MUST, PRIOR TO COMPLETING AND EXECUTING THE NOTE CONSENT AND LETTER OF TRANSMITTAL AND, WHERE APLICABLE, DELIVERING HIS NOTES, EITHER MAKE APPROPRIATE ARRANGEMENTS TO REGISTER OWNERSHIP OF THE NOTES IN SUCH BENEFICIAL OWNER'S NAME OR FOLLOW THE PROCEDURES DESCRIBED IN THE IMMEDIATELY PRECEDING PARAGRAPH. THE TRANSFER OF RECORD OWNERSHIP MAY TAKE A CONSIDERABLE AMOUNT OF TIME.

  The method of delivery of Notes, Note Consent and Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holder tendering the Notes. If delivery is to be made by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to that date and time.

  Book-Entry Transfer. Promptly after the commencement of the Note Exchange Offer, the Exchange Agent and the Company will seek to establish a new account or utilize an existing account with respect to the Notes at The Depository Trust Company (the "Book-Entry Transfer Facility"). Any financial institution that is a participant in the Book-Entry Transfer Facility system and whose name appears on a security position listing as the owner of Notes may make book-entry delivery of such Notes by causing the Book-Entry Transfer Facility to transfer such Notes into the Exchange Agent's account in accordance with the Book-Entry Transfer Facility's procedures for such transfer. However, although delivery of Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the applicable Note Consent and Letter of Transmittal (or a facsimile or electronic copy thereof or an electronic agreement to comply with the terms thereof), properly completed and validly executed, with any required signature guarantees, an Agent's Message and any other required documents, must, in any case, be received by the Exchange Agent at one of its addresses set forth on the back cover page of this Offering Circular on or prior to the Expiration Date, or the tendering holder must comply with the guaranteed delivery procedures described below. The Company may elect to waive receipt of a written Note Consent and Letter of Transmittal if delivery is properly effected through the Book-Entry Transfer Facility.

  IN ORDER TO BE ASSURED OF PARTICIPATING IN THE NOTE EXCHANGE OFFER, ANY BENEFICIAL OWNER WHOSE NOTES ARE REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE OR WHO WISHES TO TENDER NOTES SHOULD CONTACT SUCH REGISTERED HOLDER PROMPTLY (LEAVING SUCH REGISTERED HOLDER WITH SUFFICIENT TIME TO TENDER THE NOTES ON THE BENEFICIAL HOLDER'S BEHALF) AND INSTRUCT SUCH REGISTERED HOLDER TO TENDER THE NOTES ON SUCH BENEFICIAL OWNER'S BEHALF.

  Signature Guarantees. Signatures on the Note Consent and Letter of Transmittal must be guaranteed by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States or by any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing being an "Eligible Institution") unless (a) the Note Consent and Letter of Transmittal is signed by the registered holder of the Notes tendered therewith (or by a participant in one of the Book-Entry Transfer Facilities whose name appears on a security position listing as the owner of such Notes) and neither the "Special Payment Instructions" box nor the "Special Delivery Instructions" box of the Note Consents and Letter of Transmittal is completed, or (b) such Notes are tendered for the account of an Eligible Institution.

  Guaranteed Delivery. If a holder desires to tender Notes pursuant to the Note Exchange Offer and (a) certificates representing such Notes are not immediately available, (b) time will not permit such holder's Note Consent and Letter of Transmittal, certificates evidencing such Notes or other required documents to reach the Exchange Agent prior to the Expiration Date or (c) such holder cannot complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected if all the following procedures are complied with:

    (a) such tender is made by or through an Eligible Institution;

    (b) on or prior to the Expiration Date, the Exchange Agent has received from such Eligible Institution, at one of the addresses of the Exchange Agent set forth on the back cover page of this Offering Circular, a properly completed and validly executed Notice of Guaranteed Delivery (by telegram, telex, facsimile transmission, mail or hand delivery) in substantially the form accompanying this Offering Circular, setting forth the name and address of the registered holder and the principal amount or number of Notes being tendered and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the date of the Notice of Guaranteed Delivery, the Note Consent and Letter of Transmittal validly executed (or a facsimile thereof), together with certificates evidencing the Notes (or confirmation of, or an Agent's Message with respect to, book-entry transfer of such Notes into the Exchange Agent's account with a Book-Entry Transfer Facility), and any other documents required by the Note Consent and Letter of Transmittal and the instructions thereto, will be deposited by such Eligible Institution with the Exchange Agent; and

    (c) such Note Consent and Letter of Transmittal (or a facsimile thereof), properly completed and validly executed, together with certificates evidencing all physically delivered Notes in proper form for transfer (or confirmation of, or an Agent's Message with respect to, book-entry transfer of such Notes into the Exchange Agent's account with a Book-Entry Transfer Facility) and any other required documents are received by the Exchange Agent within three New York Stock Exchange trading days after the date of such Notice of Guaranteed Delivery.

  Lost or Missing Certificates. If a holder desires to tender Notes pursuant to the Exchange Offer but the certificates evidencing such Notes have been mutilated, lost, stolen or destroyed, such holder should write to or telephone the Trustee, at the address or telephone number listed below, about procedures for obtaining replacement certificates for such Notes or arranging for indemnification or any other matter that requires handling by the Trustee:

  U.S. Trust Company of California, N.A.
  c/o United States Trust Company of New York
  P.O. Box 841, Peter Cooper Station
  New York, NY 10276-0841
  (800) 225-2398

  Tender Constitutes an Agreement. The tender of Notes into the Note Exchange Offer pursuant to any of the procedures described above, including tendering through a book-entry delivery, will constitute a binding agreement between the tendering holder and the Company upon the terms and conditions of the Note Exchange Offer, and a representation that (i) such holder owns the Notes being tendered and is entitled to tender such Notes as contemplated by the Note Exchange Offer all within the meaning of Rule 14e-4 under the Exchange Act, and (ii) the tender of such Notes complies with Rule 14e-4.

  Further, by executing or transmitting a Note Consent and Letter of Transmittal (as set forth above, including book-entry transfer, and subject to and effective upon acceptance for exchange for the Notes tendered therewith or effectively agreeing to the terms of the Note Consent and Letter of Transmittal pursuant to a book-entry delivery), a tendering holder irrevocably sells, assigns and transfers to or upon the order of the Company or its assignee all right, title and interest in and to all such Notes tendered thereby, waives any and all rights with respect to the Notes (including, without limitation, the tendering holder's waiver of any existing or past defaults and their consequences with respect to the Notes, and releases and discharges any obligor or parent of any obligor of the Notes from any and all claims such holder may have now, or may have in the future, arising out of or related to the Notes, including, without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to the Notes or to participate in any redemption or defeasance of the Notes, and each such holder irrevocably selects and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of such holder (with full knowledge that the Exchange Agent also acts as agent of the Company and as the Trustee under the Indenture) with respect to such Notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Notes, or transfer ownership of such Notes on the account books maintained by a Book-Entry Transfer Facility, together, in each case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, (b) present such Notes for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Notes.

  Other Matters. Notwithstanding any other provision of the Note Exchange Offer, delivery of the Note Exchange Consideration for Notes tendered and accepted pursuant to the Note Exchange Offer will occur only after timely receipt by the Exchange Agent of such Notes (or confirmation of, or an Agent's Message with respect to, book-entry transfer of such Notes into the Exchange Agent's account with a Book-Entry Transfer Facility), together with properly completed and validly executed Note Consents and Letters of Transmittal (or a facsimile or electronic copy thereof or an electronic agreement to comply with the terms thereof) and any other required documents.

  All questions as to the form of all documents, the validity (including time of receipt) and acceptance of tenders of the Notes will be determined by the Company, in its sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders of Notes will not be considered valid. The Company reserves the absolute right to reject any or all tenders of Notes that are not in proper form or the acceptance of which, in the Company's opinion, would be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes. If the Company waives its right to reject a defective tender of Notes, the holder will be entitled to the Note Exchange Consideration. The Company's interpretation of the terms and conditions of the Note Exchange Offer (including the instructions in the Note Consent and Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Notes must be cured within such time as the Company determines, unless waived by the Company. Tenders of Notes shall not be deemed to have been made until all defects and irregularities have been waived by the Company or cured. None of the Company, the Exchange Agent, the Trustee or any other person will be under any duty to give notice of any defects or irregularities in tenders of Notes, or will incur any liability to holders for failure to give any such notice.

PROCEDURES FOR TENDERING SERIES G PREFERRED STOCK

  Tenders of Series G Preferred Stock. For a holder to validly tender Series G Preferred Stock pursuant to the Series G Exchange Offer, a properly completed and validly executed Series G Conversion Notice and Letter of Transmittal (or a facsimile thereof), together with any signature guarantees, and any other documents required by the instructions to the Series G Conversion Notice and Letter of Transmittal, must be received by the Exchange Agent prior to the Expiration Date at one of its addresses set forth on the back cover page of this Offering Circular. In addition, the Exchange Agent must receive certificates for tendered Series G Preferred Stock at any of such addresses prior to the Expiration Date. Series G Conversion Notice and Letter of Transmittal and certificates representing Series G Preferred Stock should be sent only to the Exchange Agent, and not to the Company.

  Delivery of Letters of Transmittal. If the certificates for Series G Preferred Stock are registered in the name of a person other than the signer of the Series G Conversion Notice and Letter of Transmittal relating thereto, then, in order to tender such Series G Preferred Stock pursuant to the Series G Exchange Offer, the certificates evidencing such Series G Preferred Stock must be endorsed or accompanied by appropriate stock powers signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signatures on the certificates or stock powers guaranteed as provided below.

  The method of delivery of Series G Preferred Stock, Series G Conversion Notice and Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holder tendering the Series G Preferred Stock. If delivery is to be made by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to that date and time.

  Signature Guarantees. Signatures on the Series G Conversion Notice and Letter of Transmittal must be guaranteed by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States or by any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing being an "Eligible Institution") unless (a) the Series G Conversion Notice and Letter of Transmittal is signed by the registered holder of the Series G Preferred Stock tendered therewith and neither the "Special Payment Instructions" box nor the "Special Delivery Instructions" box of the Series G Conversion Notice and Letter of Transmittal is completed, or (b) such Series G Preferred Stock are tendered for the account of an Eligible Institution.

  Lost or Missing Certificates. If a holder desires to tender Series G Preferred Stock pursuant to the Series G Exchange Offer but the certificates evidencing such Series G Preferred Stock have been mutilated, lost, stolen or destroyed, such holder should contact U.S. Trust Company of California, N.A. at the address and telephone number listed below, about procedures for obtaining replacement certificates for such Series G Preferred Stock or arranging for indemnification.

  U.S. Trust Company of California, N.A.
  c/o United States Trust Company of New York
  P.O. Box 841, Peter Cooper Station
  New York, NY 10276-0841
  (800) 225-2398

  Tender Constitutes an Agreement. The tender of Series G Preferred Stock into the Series G Exchange Offer pursuant to any of the procedures described above, will constitute a binding agreement between the tendering holder and the Company upon the terms and conditions of the Series G Exchange Offer, and a representation that (i) such holder owns the Series G Preferred Stock being tendered and is entitled to tender such Series G Preferred Stock as contemplated by the Series G Exchange Offer all within the meaning of Rule 14e-4 under the Exchange Act, and (ii) the tender of such Series G Preferred Stock complies with Rule 14e-4.

  Further, by executing or transmitting a Series G Conversion Notice and Letter of Transmittal (as set forth above, and subject to and effective upon acceptance for exchange for the Series G Preferred Stock tendered therewith), a tendering holder irrevocably sells, assigns and transfers to or upon the order of the Company or its assignee all right, title and interest in and to all such Series G Preferred Stock tendered thereby, waives any and all rights with respect to the Series G Preferred Stock (including, without limitation, the tendering holder's waiver of any existing or past defaults and their consequences with respect to the Series G Preferred Stock, and releases and discharges any obligor or parent of any obligor of the Series G Preferred Stock from any and all claims such holder may have now, or may have in the future, arising out of or related to the Series G Preferred Stock, including, without limitation, any claims that such holder is entitled to receive additional dividends with respect to the Series G Preferred Stock or to participate in any redemption or defeasance of the Series G Preferred Stock, and each such holder irrevocably selects and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of such holder (with full knowledge that the Exchange Agent also acts as agent of the Company and as the Trustee under the Indenture) with respect to such Series G Preferred Stock, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Series G Preferred Stock, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, (b) present such Series G Preferred Stock for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Series G Preferred Stock.

  Other Matters. Notwithstanding any other provision of the Series G Exchange Offer, delivery of the shares of the Series G Exchange Consideration for Series G Preferred Stock tendered and accepted pursuant to the Series G Stock Exchange Offer will occur only after timely receipt by the Exchange Agent of such Series G Preferred Stock, together with properly completed and validly executed Series G Conversion Notice and Letters of Transmittal (or a facsimile or electronic copy thereof or an electronic agreement to comply with the terms thereof) and any other required documents.

  All questions as to the form of all documents, the validity (including time of receipt) and acceptance of tenders of the Series G Preferred Stock will be determined by the Company, in its sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders of Series G Preferred Stock will not be considered valid. The Company reserves the absolute right to reject any or all tenders of Series G Preferred Stock that are not in proper form or the acceptance of which, in the Company's opinion, would be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Series G Preferred Stock. If the Company waives its right to reject a defective tender of Series G Preferred Stock, the holder will be entitled to the Series G Exchange Consideration. The Company's interpretation of the terms and conditions of the Series G Exchange Offer (including the instructions in the Series G Conversion Notice and Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Series G Preferred Stock must be cured within such time as the Company determines, unless waived by the Company. Tenders of Series G Preferred Stock shall not be deemed to have been made until all defects and irregularities have been waived by the Company or cured. None of the Company, the Exchange Agent, the Trustee or any other person will be under any duty to give notice of any defects or irregularities in tenders of Series G Preferred Stock, or will incur any liability to holders for failure to give any such notice.

PROCEDURES FOR TENDERING WARRANTS

  Tenders of Warrants. For a holder to validly tender Warrants pursuant to the Warrant Exchange Offer, a properly completed and validly executed Warrant Letter of Transmittal (or a facsimile thereof), together with any signature guarantees, and any other documents required by the instructions to the Warrant Letter of Transmittal, must be received by the Exchange Agent prior to the Expiration Date at one of its addresses set forth on the back cover page of this Offering Circular. In addition, the Exchange Agent must receive certificates for tendered Warrants at any of such addresses prior to the Expiration Date. The Warrant Letters of Transmittal and certificates representing Warrants should be sent only to the Exchange Agent, and not to the Company.

  Delivery of Letters of Transmittal. If the certificates for Warrants are registered in the name of a person other than the signer of the Warrant Letter of Transmittal relating thereto, then, in order to tender such Warrants pursuant to the Warrant Exchange Offer, the certificates evidencing such Warrants must be endorsed or accompanied by appropriate stock powers signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signatures on the certificates or stock powers guaranteed as provided below.

  The method of delivery of Warrants, Warrant Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holder tendering the Warrants. If delivery is to be made by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to that date and time.

  Signature Guarantees. Signatures on the Warrant Letter of Transmittal must be guaranteed by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States or by any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing being an "Eligible Institution") unless (a) the Warrant Letter of Transmittal is signed by the registered holder of the Warrants tendered therewith and neither the "Special Payment Instructions" box nor the "Special Delivery Instructions" box of the Warrant Letter of Transmittal is completed, or (b) such Warrants are tendered for the account of an Eligible Institution.

  Lost or Missing Certificates. If a holder desires to tender Warrants pursuant to the Warrant Exchange Offer but the certificates evidencing such Warrants have been mutilated, lost, stolen or destroyed, such holder should contact U.S. Trust Company of California, N.A. at the address and telephone number listed below, about procedures for obtaining replacement certificates for such Warrants or arranging for indemnification.

  U.S. Trust Company of California, N.A.
  c/o United States Trust Company of New York
  P.O. Box 841, Peter Cooper Station
  New York, NY 10276-0841
  (800) 225-2398

  Tender Constitutes an Agreement. The tender of Warrants into the Warrant Exchange Offer pursuant to any of the procedures described above, will constitute a binding agreement between the tendering holder and the Company upon the terms and conditions of the Warrant Exchange Offer, and a representation that (i) such holder owns the Warrants being tendered and is entitled to tender such Warrants as contemplated by the Warrant Exchange Offer all within the meaning of Rule 14e-4 under the Exchange Act, and (ii) the tender of such Warrants complies with Rule 14e-4.

  Further, by executing or transmitting a Warrant Letter of Transmittal (as set forth above, and subject to and effective upon acceptance for exchange for the Warrants tendered therewith), a tendering holder irrevocably sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all such Warrants tendered thereby, waives any and all rights with respect to the Warrants and releases and discharges any obligor or parent of any obligor of the Warrants from any and all claims such holder may have now, or may have in the future, arising out of or related to the Warrants, and each such holder irrevocably selects and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of such holder (with full knowledge that the Exchange Agent also acts as agent of the Company and as the Trustee under the Indenture) with respect to such Warrants, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Warrants, together, in each case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company,
(b) present such Warrants for transfer on the relevant security register and
(c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Warrants.

  Other Matters. Notwithstanding any other provision of the Exchange Offer, delivery of the shares of the Warrant Exchange Consideration for Warrants tendered and accepted pursuant to the Warrant Exchange Offer will occur only after timely receipt by the Exchange Agent of such Warrants, together with properly completed and validly executed Warrant Letters of Transmittal (or a facsimile or electronic copy thereof or an electronic agreement to comply with the terms thereof) and any other required documents.

  All questions as to the form of all documents, the validity (including time of receipt) and acceptance of tenders of the Warrants will be determined by the Company, in its sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders of Warrants will not be considered valid. The Company reserves the absolute right to reject any or all tenders of Warrants that are not in proper form or the acceptance of which, in the Company's opinion, would be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Warrants. If the Company waives its right to reject a defective tender of Warrants, the holder will be entitled to the Warrant Exchange Consideration. The Company's interpretation of the terms and conditions of the Warrant Exchange Offer (including the instructions in the Warrant Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Warrants must be cured within such time as the Company determines, unless waived by the Company. Tenders of Warrants shall not be deemed to have been made until all defects and irregularities have been waived by the Company or cured. None of the Company, the Exchange Agent, the Trustee or any other person will be under any duty to give notice of any defects or irregularities in tenders of Warrants, or will incur any liability to holders for failure to give any such notice.

WITHDRAWAL OF TENDERS

  Tenders of Notes, Series G Preferred Stock or Warrants may be withdrawn at any time until the Expiration Date as such date may be extended. Thereafter, such tenders are irrevocable, except that they may be withdrawn after the expiration of 40 business days from the commencement of the Exchange Offer unless accepted for exchange prior to that date.

  Holders who wish to exercise their right of withdrawal with respect to an Exchange Offer must give written notice of withdrawal, delivered by mail or hand delivery or facsimile transmission, to the Exchange Agent at one of its addresses set forth on the back cover page of this Offering Circular prior to the Expiration Date or at such other time as otherwise provided for herein. In order to be effective, a notice of withdrawal must specify the name of the person who deposited the Notes, shares of Series G Preferred Stock or Warrants to be withdrawn (the "Depositor"), the name in which the Notes, Series G Preferred Stock or Warrants are registered, if different from that of the Depositor, and the principal amount of the Notes, number of shares of Series G Preferred Stock or number of Warrants to be withdrawn prior to the physical release of the certificates to be withdrawn. If tendered Notes to be withdrawn have been delivered or identified through confirmation of book-entry transfer to the Exchange Agent, the notice of withdrawal also must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with withdrawn Notes. The notice of withdrawal must be signed by the registered holder of such Notes in the same manner as the applicable Note Consent and Letter of Transmittal (including any required signature guarantees), or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of such Notes. Withdrawals of tenders of Notes, Series G Preferred Stock or Warrants may not be rescinded, and any Notes, Series G Preferred

Stock or Warrants withdrawn will be deemed not validly tendered thereafter for purposes of the Exchange Offer. However, properly withdrawn Notes, Series G Preferred Stock or Warrants may be tendered again at any time prior to the Expiration Date by following the procedures for tendering not previously tendered Notes, Series G Preferred Stock or Warrants described elsewhere herein.

  All questions as to the form, validity and eligibility (including time of receipt) of any withdrawal of tendered Notes, Series G Preferred Stock or Warrants will be determined by the Company, in its sole discretion, which determination shall be final and binding. None of the Company, the Exchange Agent, the Trustee or any other person will be under any duty to give notification of any defect or irregularity in any withdrawal of tendered Notes, Series G Preferred Stock or Warrants, or will incur any liability for failure to give any such notification.

  If the Company is delayed in its acceptance for conversion and payment for any Notes, Series G Preferred Stock or Warrants or is unable to accept for conversion or convert any Notes, Series G Preferred Stock or Warrants pursuant to the Exchange Offer for any reason, then, without prejudice to the Company's rights hereunder, tendered Notes, Series G Preferred Stock or Warrants may be retained by the Exchange Agent on behalf of the Company and may not be withdrawn (subject to Rule 13e-4(f)(5) under the Exchange Act, which requires that the issuer making the tender offer pay the consideration offered, or return the tendered securities, promptly after the termination or withdrawal of a tender offer), except as otherwise permitted hereby.

FRACTIONAL SHARES

  In the event that an exchanging holder of Notes, Series G Preferred Stock or Warrants would otherwise be entitled to receive fractional shares of Common Stock or Series H Preferred Stock, the fractional share will be rounded to the nearest whole share. Fractional shares of Series I Preferred Stock will be rounded to the nearest one thousandth of a share of Series I Preferred Stock.

ACCEPTANCE OF NOTES, SERIES G PREFERRED STOCK AND WARRANTS; DELIVERY OF COMMON STOCK, SERIES H PREFERRED STOCK AND SERIES I PREFERRED STOCK

  The acceptance of the Notes, Series G Preferred Stock and Warrants validly tendered for exchange and not withdrawn will be made as promptly as practicable after the Expiration Date. For purposes of the Note Exchange Offer and the Warrant Exchange Offer, the Company will be deemed to have accepted for exchange validly tendered Notes and Warrants if, as and when the Company gives oral or written notice thereof to the Exchange Agent. For purposes of the Series G Exchange Offer, the conversion notice with respect to tendered Series G Preferred Stock will become effective and the Company will become obligated to pay the Conversion Payment upon the Company's acceptance of the validly tendered Notes and Warrants. Such notice of acceptance shall constitute a binding contract between the Company and the tendering holder pursuant to which the Company will be obligated to provide the Exchange Consideration therefor. Subject to the terms and conditions of the Exchange Offer, delivery of the Exchange Consideration in respect of Notes, Series G Preferred Stock and Warrants accepted and exchanged pursuant to the Exchange Offer will be made by the Exchange Agent as soon as practicable after receipt of such notice. The Exchange Agent will act as agent for the tendering holders of Notes for the purposes of receiving the Exchange Consideration from the Company and transmitting the Exchange Consideration. Tendered Notes, Series G Preferred Stock and Warrants not accepted for exchange by the Company, if any, will be returned without expense to the tendering holder of such Notes, Series G Preferred Stock and Warrants (or, in the case of Notes tendered by book-entry transfer into the Exchange Agent's account at a Book-Entry Transfer Facility, such Notes will be credited to an account maintained at a Book-Entry Transfer Facility) as promptly as practicable following the Expiration Date.

  If the Company accepts the tender for conversion of Series G Preferred Stock in excess of sixty-six and two-thirds percent (66 2/3%) of the number of shares theretofore issued, and such shares are therein converted then all shares of Series G Preferred Stock shall automatically convert into shares of Common Stock on a share-for-share basis. Series G Preferred Stock automatically converted in connection with the Exchange Offer will also receive the Conversion Payment.

EXCHANGE AGENT

  U.S. Trust Company of California, N.A. has been appointed Exchange Agent for the Exchange Offer. All deliveries and correspondence sent to the Exchange Agent should be directed to one of its addresses set forth on the back cover page of this Offering Circular. Requests for assistance or additional copies of this Offering Circular, the Note Consent and Letter of Transmittal, the Series G Conversion Notice and Letter of Transmittal and the Warrant Letter of Transmittal should be directed to the Exchange Agent, at its address set forth on the back cover page of this Offering Circular. The Company has agreed to pay the Exchange Agent customary fees for its services and to reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company also has agreed to indemnify the Exchange Agent for certain liabilities, including liabilities under the federal securities laws. The Exchange Agent also acts as Trustee under the Indenture for the Notes.

MISCELLANEOUS

  The Company has not retained any dealer manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting tenders of Notes, Series G Preferred Stock or Warrants. However, directors, officers and employees of the Company (who will not be separately compensated for such services) may solicit exchanges by use of the mails, personally or by telephone, facsimile or similar means of electronic transmission. The Company also will pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses incurred in forwarding copies of this Offering Circular and related documents to the beneficial owners of the Notes and in handling or forwarding tenders of Notes by their customers.

                                  THE COMPANY

  Trikon develops, manufactures, markets and services semiconductor processing equipment for the worldwide semiconductor manufacturing industry.

  The Company's products are used for chemical vapor deposition (CVD), sputtering--a type of physical vapor deposition ("PVD"), and etch applications and are sold to semiconductor manufacturers worldwide. Trikon currently offers leading-edge products including the Planar 200(R) Flowfill(TM) system for inter-metal dielectric CVD and the Sigma sputter system for PVD, with optional Forcefill module. Trikon's CVD process technology, Flowfill(TM), forms high quality silicon dioxide layers which possess the properties of both gap fill and planarization. Forcefill(TM) technology allows manufacturers to eliminate the use of multistep CVD tungsten-plug based metallization processes and to utilize an entirely aluminum-based PVD multi-level metal scheme in sub-0.5 micron Integrated Circuit (IC) manufacturing. Trikon also offers various products for the etch market, including its Omega(R) Inductively Coupled Plasma (ICP) system. Historically, the Company also offered its patented MORI(TM) source technology for dielectric, polysilicon and metal etch applications in the fabrication of semiconductor devices. The MORI(TM) source product has historically been manufactured in the United States at the Company's Chatsworth, California facilities. Management is currently evaluating whether the Company will begin to manufacture its MORI(TM) etch products at its Newport, United Kingdom facility.

  In the second half of 1997, in response to continuing losses, violations of debt covenants and limited availability of financing, the Company began a restructuring effort that included exploring various strategic alternatives as to the future of the business. In October 1997, the Company reduced its global work force by 20%. In November 1997, it sold non-exclusive, paid-up licenses of its MORI(TM) source and Forcefill(R) PVD technologies to Applied Materials. Under the terms of the license agreements, the Company is not precluded from utilizing, or licensing to other third parties, the licensed technology. With the sale of the MORI(TM) source license and continuing losses, the Company focused its restructuring efforts on its Etch Division based in Chatsworth, California. The Company is in the process of terminating all operations at its Chatsworth, California facilities and transferring its Etch Division customer support operations to field offices in the United States and to its Newport, United Kingdom facilities. The Company is also continuing its efforts to reduce its operating costs worldwide. Following the completion of the restructuring of the Company's operations, the remaining business will consist primarily of the worldwide operations of Trikon Limited, the Company acquired by Trikon on November 15, 1996 (see discussion of Electrotech Acquisition following), with headquarters located in the United Kingdom.

DEVELOPMENT OF THE COMPANY

  Initial Public Offering. On August 29, 1995, the Company completed an initial public offering of its Common Stock resulting in approximately $40,093,235 of net proceeds to the Company. Since that date, the Company has been subject to the reporting requirements of Section 13(a) of the Exchange Act of 1934.

  Formation of the CVD Partnership. On March 29, 1996, Trikon, as limited partner, entered into the Agreement of Limited Partnership of PMT CVD Partners, L.P. (the "CVD Partnership") with CVD Inc., as general partner, and SBIC Partners, L.P. ("SBIC Partners"), Norwest Equity V ("Norwest") and R&M Partners/CVD, G.P., each as a limited partner (collectively, the limited partners are referred to as the "Limited Partners"). The CVD Partnership was sponsored by Trikon to fund research and development costs and expenses relating to CVD technology and applications using MORI(TM) source technology. An aggregate of $5,350,000 was invested by the Limited Partners in the CVD Partnership to fund such research and development, which was to be performed by Trikon under an agreement with the CVD Partnership.

  Convertible Subordinated Note Offering. On October 7, 1996, the Company issued and sold the Notes in the aggregate amount of $86,250,000 to Salomon Brothers Inc (which has merged with a subsidiary of Travellers Group Inc. to form Salomon Smith Barney Holdings Inc.) and Unterberg Harris (which has been renamed C.E. Unterberg Towbin) (the "Initial Purchasers") in a transaction exempt from the registration requirements of the

Securities Act. The Initial Purchasers then offered and sold the Notes to persons reasonably believed by the Initial Purchasers to be "qualified institutional buyers" as defined by Rule 144A under the Securities Act, other institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act or in transactions complying with provisions of Regulation S under the Securities Act. A portion of the net proceeds from the issuance and sale of the Notes were used by the Company to pay the cash portion of the purchase price paid to the shareholders of Trikon Limited (as hereinafter defined) in the Acquisition (as hereinafter defined). In connection with the issuance and sale of the Notes, the Company agreed with the Initial Purchasers, for the benefit of the Initial Purchasers and the holders of the Notes from time to time, to prepare, file and cause a shelf registration statement covering the Notes and the shares of Common Stock issuable upon the conversion of the Notes to become effective within 90 days after the closing date of the offering of the Acquisition (the "Original Offering"). Because the Company did not cause such a shelf registration statement to become effective within the required time period, the Company is subject to the payment of liquidated damages until such a shelf registration statement becomes effective. The liquidated damages are calculated at a rate of one-half of one percent (50 basis points) per annum of the aggregate principal amount outstanding of the Notes.

  Working Capital Facility. On November 15, 1996, in preparation for the Acquisition, the Company entered into a senior secured facility (the "Working Capital Facility") with certain banks (the "Lending Banks") in the United States and United Kingdom that permitted the Company to borrow up to an aggregate of $35.0 million, subject to certain borrowing base limitations based upon eligible accounts receivable. The Working Capital Facility contained sub-facilities which provided for the issuance of letters of credit up to $4.0 million ($3.0 million in the United Kingdom and $1.0 million in the United States) and an overdraft line of credit up to 2.5 million British pounds.

  Electrotech Acquisition. On November 15, 1996, the Company completed the acquisition (the "Acquisition") of 100% of the outstanding capital stock of Electrotech Limited, an English corporation, Electrotech Equipments Limited, an English corporation, and, directly or indirectly, each subsidiary thereof for an aggregate consideration of $145.7 million, excluding approximately $8.0 million in acquisition costs, consisting of $75 million in cash and 5.6 million shares of newly issued Common Stock having a fair market value of $70.7 million, based on the $12.625 per share closing price for the Common Stock on July 17, 1996, the last day prior to the public announcement of the Acquisition. The net proceeds from the sale of the Notes in the Original Offering were used by the Company to substantially fund the cash needed with respect to the Acquisition. In connection with the Acquisition, Christopher D. Dobson, formerly the principal shareholder of Electrotech Limited and Electrotech Equipments Limited (collectively, "Electrotech,") became the Chairman of the Board of Directors of Trikon, and Nigel Wheeler, formerly the President of Electrotech, became the President, Chief Operating Officer and a director of Trikon. Subsequent to the Acquisition, Electrotech Limited and Electrotech Equipments Limited formally changed their names to Trikon Technologies Limited and Trikon Equipments Limited. As a result of the Acquisition, each of Trikon Technologies Limited and Trikon Equipments Limited became a direct, wholly-owned subsidiary of the Company. Trikon has since reorganized its ownership of Trikon Technologies Limited and Trikon Equipments Limited such that Trikon Technologies Limited and Trikon Equipments Limited are directly owned by holding companies (collectively, with Trikon Technologies Limited and Trikon Equipments Limited, referred to as "Trikon Limited") that, in turn, are directly wholly-owned by Trikon.

  Name Change. On March 31, 1997, the Company changed its name from Plasma & Materials Technologies, Inc. to Trikon Technologies, Inc.

  Series G Preferred Stock Private Placement. Effective June 30, 1997, the Company offered and sold shares of the Series G Preferred Stock to investors at a price of $6.75 per share in a transaction exempt from the registration requirements of the Securities Act (the "Series G Private Placement"). Each investor in the Series G Private Placement also received presently exercisable three-year warrants to purchase Common Stock, at a price of $8.00 per share, in a share amount equal to 30% of the number of shares of Series G Preferred Stock purchased. The Series G Preferred Stock is convertible on a share-for-share basis into Common Stock (subject to customary antidilution adjustments), bears no dividend, and automatically converts into Common Stock three years after issuance. The Company sold an aggregate of 2,962,032 shares of Series G Preferred Stock and Warrants to purchase 888,610 shares of Common Stock in the Series G Private Placement, resulting in net proceeds of approximately $19,349,000 to the Company.

  Amendment to Working Capital Facility. At December 31, 1996 and March 31, 1997, the Company was out of compliance with certain financial ratios and covenants established under the Working Capital Facility. The Lending Banks under the Working Capital Facility had granted the Company a waiver of such financial ratios and covenants for the year and quarter then ended. Concurrent with the closing of the Series G Private Placement, the Company entered into an amendment agreement with its lending banks to amend its Working Capital Facility, which amendment, among other things, revised certain financial ratios and covenants as to which the Company had previously been in default. In connection with and as consideration for the amendment, the Company issued to the Lending Banks and their administrative agent warrants to purchase an aggregate of 178,182 shares of Common Stock at an exercise price of $6.75 per share. At June 30, 1997, the Company was again out of compliance with the certain financial ratios and covenants established under the amended Working Capital Facility. The Lending Banks then granted a waiver of such financial ratio and covenant violations through September 30, 1997, which also suspended the obligations of the Lending Banks to advance any further funds under the Working Capital Facility. At September 30, the Company was again out of compliance with certain financial ratios and covenants under the amended Working Capital Facility. As a result of the Company being in default under the amended Working Capital Facility, the Lending Banks issued on October 7, 1997 a payment blockage notice to the holders of the Notes (the "Payment Blockage Notice"). The Payment Blockage Notice prevented the payment of principal or interest due and payable under the Notes on October 15, 1997. The Payment Blockage Notice was cancelled on November 12, 1997 in connection with the termination of the Working Capital Facility.

  CVD Acquisition. Effective June 30, 1997, the Company acquired all the outstanding limited partnership interests of the CVD Partnership and all of the share interests in the CVD Partnership's corporate general partner (the "CVD Acquisition") in exchange for the Company's issuance of an aggregate of 679,680 shares of Common Stock of the Company (the "CVD Partnership Shares") pro rata to the Limited Partners of the CVD Partnership, excluding the Company, pursuant to the terms of a purchase agreement (the "CVD Purchase Agreement"). The Company had previously determined that certain characteristics of the CVD technology of Trikon Limited, acquired in the Acquisition and known as "Flowfill" are superior to the high density CVD processes which were being pursued by the CVD Partnership (through a research and development agreement with the Company). Accordingly the Company discontinued the research and development work on behalf of the CVD Partnership and focused its consolidated efforts upon the Flowfill technology used in the Trikon Limited equipment. As a result of the CVD Acquisition, the Company acquired all CVD technology which had been developed by the CVD Partnership prior to such discontinuation, together with approximately $2,208,000 of unspent funds of the CVD Partnership. Any and all claims that the Limited Partners of the CVD Partnership may have had in connection with the termination of the research and development project thereunder or otherwise relating to the CVD Partnership were released and discharged pursuant to the CVD Purchase Agreement.

  In connection with the purchase of all of the outstanding interests in the CVD Partnership and CVD Inc., the Company agreed to cause a registration statement covering the shares issued to the Limited Partners on June 30, 1997 to be filed under the Securities Act, and to become effective on or prior to September 1, 1997. In the event that the Company did not cause a registration statement covering the CVD Partnership Shares become effective on or prior to September 1, 1997, the Company agreed pursuant to the original terms of the CVD Purchase Agreement to pay the holders of CVD Partnership Shares liquidated damages comprised of a one-time fee of $75,000, and an amount equal to $2,500 per day for each day after September 1, 1997 and prior to the effective date of a registration statement.

  On December 12, 1997, the Company and the holders of the CVD Partnership Shares amended the CVD Purchase Agreement to provide for (i) the immediate payment of liquidated damages accrued through November 1, 1997 of $225,000,
(ii) no further incurrence of liquidated damages should a registration statement be effective by March 15, 1998, (iii) in the event Trikon does not cause a registration statement to become effective by March 15, 1998, resumption of liquidated damages accruing at a rate of $2,500 for each day thereafter until a registration statement becomes effective, and (iv) should a registration statement not be effective by April 1, 1998, Trikon becoming obligated to pay the Limited Partners liquidated damages for the period between November 1, 1997 and March 15, 1998, of $335,000. As of the date hereof, the Company has not caused a registration statement to become effective.

  Non-Exclusive Licenses of Technology to Applied Materials. On November 12, 1997, the Company granted non-exclusive, worldwide, paid-up licenses of its MORI(TM) source and Forcefill(R) PVD technologies to Applied Materials. Under the terms of the license agreements and related technology transfer agreements, Applied Materials paid $29.5 million, $26.5 million of which was paid prior to December 31, 1997, and $3.0 million of which was paid in the first quarter of 1998 upon completion of the technology transfer. The license agreements with Applied Materials do not preclude the Company from utilizing, or licensing to other third parties, the licensed technologies. In addition, the Company sold four MORI(TM) sources to Applied Materials for $0.5 million, which were transferred to Applied Materials prior to December 31, 1997.

  Restructuring of Operations. In October 1997, as a result of significant operating losses, the Company reduced its global work force by approximately 20%, or 105 employees. As a result, 85 persons employed by the Company in the United Kingdom and 20 persons employed at the Company's Chatsworth, California facilities were terminated. Costs associated with this reduction, $0.3 million, were included in expenses for the fourth quarter of 1997.

  In response to continuing operating losses, negative cash flows from operations and the sale of the licenses of MORI(TM) source and Forcefill(R) PVD technologies to Applied Materials, Trikon initiated the restructuring of its etch business. On November 12, 1997, the Company announced the restructuring of its Etch Division based in Chatsworth, California. In connection with the restructuring of its Etch Division, the Company terminated approximately 13% of its global work force or 64 employees in January 1998 and is in the process of closing the Chatsworth, California facilities. The Company will retain its customer support operations for the MORI(TM) etch products through the life-cycle of the products and will continue to supply Pinnacle 8000R(TM) systems to existing customers. Management is currently conducting a review of its MORI(TM) etch products to determine whether the restructured Company will manufacture MORI(TM) etch products at its Newport, United Kingdom facility. The restructuring of the Etch Division, the shutdown of operations in Chatsworth, California, and other impairment write-downs of the intangible assets established upon the acquisition of Trikon Limited, California have resulted in charges to earnings in 1997 aggregating $77.6 million.

  Termination of Working Capital Facility. On November 12, 1997, with proceeds from the licenses issued to Applied Materials, the Company made payments in the aggregate of approximately $12.5 million to the Lending Banks under the Working Capital Facility, which included all outstanding principal and interest due at November 12, 1997, and terminated the Working Capital Facility. On the same date, the Company made an interest payment of approximately $3.1 million to the holders of the Notes, which payment was originally due on October 15, 1997. As of the date hereof, the Company has not established a new credit facility to replace the Working Capital Facility.

  New Chief Executive Officer. On November 17, 1997, the Company announced that its Chief Executive Officer, Gregor A. Campbell, had resigned to take a senior position at Lam Research Corporation and that Christopher D. Dobson had been appointed Chief Executive Officer of the Company.

  Non-Exclusive License of Technology to Lam Research. On March 18, 1998, the Company granted a non-exclusive, worldwide license of its MORI(TM) source technology to Lam Research. Under the terms of the license agreement, Lam Research will pay up to $20.0 million, $9.0 million of which was paid in the first quarter of 1998, $1.0 million of which is due in the second quarter of 1998 and $10.0 million of which consists of contingent payments and royalties. The license agreement does not preclude Trikon from utilizing, or licensing to other third parties, the licensed technology.

  Substantial Doubt as to Ability of the Company to Continue as a Going Concern. The Company has experienced significant losses from operations and negative cash flows from operating activities, resulting in violations of debt covenants and the termination of the Company's Working Capital Facility. The Company does not currently have a credit facility with any lenders or any other readily available source of debt financing. Management's plans with respect to these conditions include the Exchange Offer, the sale of licenses, restructuring of its operations, and obtaining a new working capital facility. Management believes that the successful implementation of these actions and the cash flow from future operations will be sufficient to fund the Company's operations. However, any increase in costs or decrease or elimination of anticipated sources of revenues or the inability of the Company to successfully implement the Exchange Offer and other management plans would raise significant doubt as to the Company's ability to fund its operations in the ordinary course.

                           DESCRIPTION OF THE NOTES

  The following summary of certain provisions of the Indenture, the Notes and the Registration Agreement does not purport to be complete, and where reference is made to particular provisions of the Indenture or the Notes, such provisions are qualified in their entirety by reference to all of the provisions of the Indenture and the Notes, as the case may be, including the definitions therein of certain terms. THE FOLLOWING SUMMARY DESCRIBES THE INDENTURE AND NOTES PRIOR TO THE EFFECTIVENESS OF THE PROPOSALS, WHICH CONTEMPLATE REVISIONS TO THE TERMS AND PROVISIONS OF THE INDENTURE AND THE TERMINATION OF THE REGISTRATION AGREEMENT. See "The Exchange Offer--The Proposals."

GENERAL

  The Notes were issued pursuant to the Indenture dated as of October 7, 1996, between the Company and U.S. Trust Company of California, N.A., as Trustee. The following summary of certain provisions of the Notes, the Indenture and the Registration Agreement does not purport to be complete and is qualified in its entirety by reference to the Notes, the Indenture and the Registration Agreement, respectively, including the definitions therein of certain terms used in the following summary.

  The Notes are unsecured general obligations of the Company, subordinated in right of payment to all existing and future Senior Debt of the Company to the extent set forth in the Indenture and limited to $86,250,000 aggregate principal amount. The Indenture does not limit the amount of other indebtedness or securities that may be issued by the Company or any of its subsidiaries. The Indenture does not contain any financial covenants or restrictions on the payment of dividends, the incurrence of Senior Debt or issuance or repurchase of securities of the Company (other than the Notes). The Indenture contains no covenants or other provisions to afford protection to holders of Notes in the event of a highly leveraged transaction or a change in control of the Company except to the extent described under "Repurchase at the Option of Holders." The Notes are also structurally subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries.

  The Notes have been approved for trading in the PORTAL Market. Price information regarding the Notes in the PORTAL Market is not publicly available.

PRINCIPAL, MATURITY AND INTEREST

  The Notes bear interest from October 7, 1996 at the rate of 7 1/8% per annum and will mature on October 15, 2001.

  Interest on the Notes is payable semiannually on April 15 and October 15 of each year (each an "Interest Payment Date"), which commenced on April 15, 1997, to holders of record at the close of business on April 1 or October 1 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  As of immediately prior to the date of this Offering Circular, the Company was in violation of its registration obligations under the Registration Agreement (as defined below).

  The Notes are payable as to principal, liquidated damages or premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purposes. The Notes were issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

  The Notes are not subject to optional redemption prior to October 15, 1999 and are redeemable on such date and thereafter at the option of the Company, in whole or in part (in any integral multiple of $1,000), upon not less than 15 days nor more than 60 days' prior notice by mail at the following redemption prices (expressed as percentages of the principal amount), in each case, together with accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date). If redeemed during the 12-month period beginning October 15 of the years indicated below, such redemption price shall be as indicated:

                                               REDEMPTION
            YEAR                                 PRICE
            ----                               ----------
            1999..............................  102.850%
            2000..............................  101.425%

  On or after the redemption date, interest will cease to accrue on the Notes, or portion thereof, called for redemption.

MANDATORY REDEMPTION

  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Upon the occurrence of a Designated Event, each holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to the offer described below (the "Designated Event Offer") at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon to the Designated Event Payment Date (the "Designated Event Payment"). Within 30 days following any Designated Event, the Company will mail a notice to each holder stating: (1) that the Designated Event Offer is being made pursuant to the covenant entitled "Designated Event," and that all Notes tendered will be accepted for payment; (2) the purchase price, the length of time the Designated Event Offer will remain open and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Designated Event Payment Date"); (3) that any Notes not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Designated Event Payment, all Notes accepted for payment pursuant to the Designated Event Offer shall cease to accrue interest on and after the Designated Event Payment Date; (5) that holders electing to have any Notes purchased pursuant to a Designated Event Offer will be required to surrender the Notes, with the form entitled "Option of Noteholder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Designated Event Payment Date; (6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Designated Event Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his or her election to have such Notes purchased; and
(7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

  On the Designated Event Payment Date, the Company will, to the extent lawful, (1) accept for payment Notes or portions thereof tendered pursuant to the Designated Event Offer, (2) deposit with the Paying Agent in immediately available funds an amount equal to the Designated Event Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate identifying the Notes or portions thereof tendered to the Company. The Paying Agent will promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each such new certificate representing a Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Designated Event Offer on or as soon as practicable after the Designated Event Payment Date. There can be no assurance that the Company will have the financial resources necessary to repurchase the Notes in such circumstances.

  Except as described above with respect to a Designated Event, the Indenture does not contain any other provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring. There are no restrictions in the Indenture on the creation of Senior Debt (or any other indebtedness) and, under certain circumstances, the incurrence of significant amounts of additional indebtedness could have an adverse effect on the Company's ability to service its indebtedness, including the Notes.

  A "Designated Event" will be deemed to have occurred upon a Change of Control or a Termination of Trading.

  A "Change of Control" will be deemed to have occurred when: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company ("Voting Stock"), (ii) the Company consolidates with or merges into any other corporation, or any other corporation merges into the Company, and, in the case of any such transaction, the outstanding Common Stock of the Company is reclassified into or exchanged for any other property or security, unless the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, (iii) the Company conveys, transfers or leases all or substantially all of its assets (other than to one or more wholly-owned subsidiaries of the Company) or (iv) any time the Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided that a Change of Control shall not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of common stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and as a result of such transaction or transactions the Notes become convertible solely into such common stock or a combination of such common stock and cash.

  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

  A "Termination of Trading" will be deemed to have occurred if the Common Stock (or other common stock into which the Notes are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

REGISTRATION RIGHTS

  In connection with the Original Offering, the Company entered into the Registration Agreement, pursuant to which the Company agreed for the benefit of the holders of the Notes or Common Stock issued upon conversion thereof that are, in each case, Registrable Securities, that it would, at its cost, file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Notes and the Common Stock and keep such Shelf Registration Statement continuously effective under the Securities Act until the third anniversary of the date of the closing or such earlier date as of which all the Notes or the Common Stock issuable upon conversion thereof have been sold pursuant to such Shelf Registration Statement or are otherwise saleable without restrictions under applicable exemptions (the "Shelf Registration Period").

  In the event the Shelf Registration Statement is not declared effective under the Securities Act within the time period specified in the Registration Agreement the Company agreed to pay liquidated damages to all holders of Notes and of Common Stock issuable upon conversion thereof until such event is cured. Liquidated damages shall be calculated, with respect to Notes held by a holder, at a rate of one-half of one percent (50 basis points) per annum of the aggregate principal amount of such Notes and, with respect to shares of Common Stock held by a holder and issued upon conversion of Notes, the same percentage of the aggregate principal amount of Notes that were converted into such shares.

  "Registrable Securities" means the Notes and shares of Common Stock issued upon conversion thereof, excluding any such securities that, and any such securities the predecessors of which, were previously sold pursuant to a registration statement or Rule 144 under the Securities Act.

CONVERSION

  The holder of any Note has the right, exercisable at any time after January 5, 1997, and prior to the close of business on the business day immediately preceding the maturity date of the Notes, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Common Stock at the conversion price of $15.635, subject to adjustment as described below (the "Conversion Price"), except that if a Note is called for redemption, the conversion right will terminate at the close of business on the business day immediately preceding the date fixed for redemption. Upon conversion, no adjustment or payment will be made for interest accrued thereon or for dividends or distributions on any Common Stock issued, but if a holder surrenders a Note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date shall be paid to the registered holder of such Note on such record date. In such event, such Note, when surrendered for conversion after October 15, 1999, must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the portion so converted and, when surrendered on or prior to October 15, 1999, need not be accompanied by such payment. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

  The Conversion Price is subject to adjustment upon the occurrence of certain events, including: (i) the issuance of shares of Common Stock as a dividend or distribution on the Common Stock; (ii) the subdivision or combination of the outstanding Common Stock; (iii) the issuance to substantially all holders of Common Stock of rights or warrants to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share less than the then Current Market Price per share, as defined; (iv) the distribution of shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other assets (excluding dividends in cash out of current or retained earnings, except as described in clause (v) below) to all holders of Common Stock; (v) the distribution, by dividend or otherwise, of cash to all holders of Common Stock in an aggregate amount that, together with the aggregate of any other distributions of cash that did not trigger a Conversion Price adjustment to all holders of its Common Stock within the 12 months preceding the date fixed for determining the shareholders entitled to such distribution and all Excess Payments in respect of each tender offer or other negotiated transaction by the Company or any of its subsidiaries for Common Stock concluded within the preceding 12 months not triggering a Conversion Price adjustment, exceeds 15% of the product of the current market price per share (determined as set forth below) on the date fixed for the determination of shareholders entitled to receive such distribution times the number of shares of Common Stock outstanding on such date; (vi) payment of an Excess Payment in respect of a tender offer or other negotiated transaction by the Company or any of its subsidiaries for Common Stock, if the aggregate amount of such Excess Payment, together with the aggregate amount of cash distributions made within the preceding 12 months not triggering a Conversion Price adjustment and all Excess Payments in respect of each tender offer or other negotiated transaction by the Company or any of its subsidiaries for Common Stock concluded within the preceding 12 months not triggering a Conversion Price adjustment, exceeds 15% of the product of the current market price per share on the expiration of such tender offer or the date of payment of such negotiated transaction consideration times the number of shares of Common Stock outstanding on such date; and (vii) the distribution to substantially all holders of Common Stock of rights or warrants to subscribe for securities (other than those securities referred to in clause (iii) above). In the event of a distribution to substantially all holders of Common Stock of rights to subscribe for additional shares of the Company's capital stock (other than those securities referred to in clause
(iii) above), the Company may, instead of making any adjustment in the Conversion Price, make proper provision so that each holder of a Note who converts such Note after the record date for such distribution and prior to the expiration or redemption of such rights shall be entitled to receive upon such conversion, in addition to shares of Common Stock, an appropriate number of such rights.

  No adjustment in the Conversion Price will be required unless such adjustment would require a change of at least 1% of the Conversion Price then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the Conversion Price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.

  If the Company reclassifies or changes its outstanding Common Stock, or consolidates with or merges into any person or transfers or leases all or substantially all its assets, or is a party to a merger that reclassifies or changes its outstanding Common Stock, the Notes will become convertible into the kind and amount of securities, cash or other assets which the holders of the Notes would have owned immediately after the transaction if the holders had converted the Notes immediately before the effective date of the transaction.

  The "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily market prices for the shorter of (i) 30 consecutive business days ending on the last full trading day on the exchange or market referred to in determining such daily market prices prior to the time of determination (as defined in the Indenture) or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution or negotiated transaction through such last full trading day on the exchange or market referred to in determining such daily market prices prior to the time of determination.

  "Excess Payment" means the excess of (i) the aggregate of the cash and fair market value of other consideration paid by the Company or any of its subsidiaries with respect to the shares acquired in a tender offer or other negotiated transaction over (ii) the daily market price on the trading day immediately following the completion of the tender offer or other negotiated transaction multiplied by the number of acquired shares.

SUBORDINATION OF NOTES

  The Notes are subordinate in right of payment to all existing and future Senior Debt. The Indenture does not restrict the amount of Senior Debt or other indebtedness of the Company or any subsidiary of the Company. In addition, the Notes are structurally subordinate to all existing and future indebtedness and other liabilities of the Company's subsidiaries, including Trikon Limited.

  The payment of the principal of, interest on or any other amounts due on the Notes is subordinate in right of payment to the prior payment in full of all Senior Debt of the Company (whether outstanding on the date of the Indenture or thereafter incurred). No payment on account of principal of, redemption of, interest on or any other amounts due on the Notes, including, without limitation, any payments on the Designated Event Offer, and no redemption, purchase or other acquisition of the Notes may be made unless (i) full payment of amounts then due on all Designated Senior Debt (as defined below) has been made or duly provided for pursuant to the terms of the instrument governing such Designated Senior Debt, and (ii) at the time for, or immediately after giving effect to, any such payment, redemption, purchase or other acquisition, there shall not exist under any Senior Debt or any agreement pursuant to which any Senior Debt has been issued, any default which shall not have been cured or waived and which shall have resulted in the full amount of such Senior Debt being declared due and payable. In addition, the Indenture will provide that if any of the holders of any issue of Designated Senior Debt notify (the "Payment Blockage Notice") the Company and the Trustee that a default has occurred giving the holders of such Designated Senior Debt the right to accelerate the maturity thereof, no payment on account of principal, redemption, interest or any other amounts due on the Notes and no purchase, redemption or other acquisition of the Notes will be made for the period (the "Payment Blockage Period") commencing on the date the Payment Blockage Notice is received and ending on the earlier of (A) the date on which such event of default shall have been cured or waived or (B) 180 days from the date the Payment Blockage Notice is received. Notwithstanding the foregoing (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Debt or the representative of such holders shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to Senior Debt during such period.

  "Designated Senior Debt" means (i) any Senior Debt which, as of the date of the Indenture, has an aggregate principal amount outstanding of at least $20 million, (ii) any Senior Debt which, at the date of determination, has an aggregate principal amount outstanding of, or commitments to lend up to, at least $20 million, (iii) Senior Debt which, at the date of determination, has a principal amount outstanding of at least $5 million and consists of one capital leasing facility to which the Company is a party with respect to equipment used in the operation of the Company, and (iv) any Senior Debt which, at the date of determination, has an aggregate principal amount outstanding of, or commitments to lend up to, at least $2.5 million and consists of obligations for borrowed money to a bank, savings and loan association or foreign bank or savings and loan association or equivalent institution as defined in Rule 144A(a)(1)(vi) pursuant to the Securities Act; provided that with respect to the Senior Debt referenced in clauses (ii),
(iii) and (iv) above, such Senior Debt is specifically designated by the Company in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of the Indenture (provided that such instrument may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt).

  Upon any distribution of its assets in connection with any dissolution, winding-up, liquidation or reorganization of the Company or acceleration of the principal amount due on the Notes because of an Event of Default, all Senior Debt must be paid in full before the holders of the Notes are entitled to any payments whatsoever.

  If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of Senior Debt or the representatives of such holders of such acceleration. The Company may not pay the Notes until five days after such holders or such representatives receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

  As a result of these subordination provisions, in the event of the Company's insolvency, holders of the Notes may recover ratably less than general creditors of the Company.

  The Notes are structurally subordinate to all existing and future indebtedness and other liabilities of the Company's subsidiaries, including Trikon Limited. The Indenture does not limit the amount of additional Indebtedness, including Senior Debt, that the Company can create, incur, assume or guarantee, nor does the Indenture limit the amount of indebtedness and other liabilities that any subsidiary of the Company can create, incur, assume or guarantee.

  In the event that, notwithstanding the foregoing, the Trustee or any holder of Notes receives any payment or distribution of assets of the Company of any kind in contravention of any of the terms of the Indenture, whether in cash, property or securities, including, without limitation by way of set-off or otherwise, in respect to the Notes before all Senior Debt is paid in full, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Debt, and will be immediately paid over or delivered to the holders of Senior Debt or their representative or representatives to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Debt.

MERGER, CONSOLIDATION OR SALE OF ASSETS

  The Indenture provides that the Company may not consolidate or merge with or into any person (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties of assets unless (i) (a) the Company is the surviving or continuing corporation or (b) the entity person formed by or surviving any such consolidation or merger (if other than the Company) or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or person formed by or surviving any such consolidation or merger (if other than the Company) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and the Indenture; (iii) such sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties or assets shall be as an entirety or virtually as an entirety to one person and such person shall have assumed all the obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and the Indenture; (iv) immediately after such transaction no Default or Event of Default exists; and
(v) the Company or such person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture comply with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

PAYMENTS FOR CONSENT

  Neither the Company nor any of its subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

  Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will, to the extent permitted by the Commission, file with the Commission and furnish to the holders of Notes all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual consolidated financial statements only, a report thereon by the Company's independent auditors.

EVENTS OF DEFAULT AND REMEDIES

  The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal on the Notes;
(iii) failure by the Company to comply with the provisions described under "Designated Event"; (iv) failure by the Company for 60 days after the receipt of written notice to comply with any other covenants and agreements contained in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its subsidiaries (or the payment of which is guaranteed by the Company or any of its subsidiaries), whether such indebtedness or guarantee now exists or is created after the date on which the Notes were first authenticated and issued, which default (a) is caused by a failure to pay when due principal or interest on such indebtedness within the grace period provided in such indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (b) results in the acceleration of such indebtedness prior to its express maturity without such acceleration being rescinded or annulled and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;
(vi) failure by the Company or any subsidiary of the Company to pay final judgments (other than any judgment or portion thereof as to which a reputable insurance company has accepted full liability) aggregating in excess of $10 million, which judgments are not discharged, stayed or bonded within 60 days after their entry; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any material subsidiary of the Company.

  If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any material subsidiary of the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing default or Event of Default (except a default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing default or Event of Default and its consequences under the Indenture except a continuing default or Event of Default in the payment of the Designated Event Payment or interest on, or the principal of, the Notes.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any default or Event of Default, to deliver to the Trustee a statement specifying such default or Event of Default.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next succeeding paragraph, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

  Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting holder of Notes): (i) reduce the amount Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes,
(iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a default in the payment of the Designated Event Payment or principal of or interest on any Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes, (vii) waive a redemption payment with respect to any Note, (viii) impair the right to convert the Notes into Common Stock, (ix) modify the conversion or subordination provisions of the Indenture in a manner adverse to the holders of the Notes or (x) make any change in the foregoing amendment and waiver provisions.

  Notwithstanding the foregoing, without the consent of any holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect in any material respect the legal rights under the Indenture of any such holder, or to comply with the requirements of the Commission in order to qualify, or maintain the qualification of, the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions, provided that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The holders of a majority in principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, no par value, and 20,000,000 shares of Preferred Stock, no par value. The following is a summary of the terms of the outstanding Common Stock and Series G Preferred Stock. This summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Restated Articles and the Certificate of Determination, including the definition of certain terms therein, available in the manner set forth under "Additional Information."

COMMON STOCK

  On April 13, 1998 there were 15,140,115 shares of Common Stock outstanding held of record by 126 shareholders.

  Holders of Common Stock are entitled to one vote per share on all matters voted upon by shareholders and have cumulative voting rights with respect to the election of directors. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to Common Stock.

PREFERRED STOCK

  The Board of Directors has the authority to issue up to 20,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by shareholders.

  Series G Preferred Stock. On June 5, 1997, the Board of Directors established and designated 3,125,000 shares of Series G Preferred Stock. As of the date hereof there are 2,962,032 shares of Series G Preferred Stock outstanding. The Series G Preferred Stock ranks junior in right of payment to all indebtedness of the Company and as of the dates hereof, no capital stock of the company ranks senior to the Series G Preferred Stock. The terms of the Series G Preferred Stock do not restrict the incurrence of indebtedness by the Company.


Dividends....................  In each fiscal year of the Company, the holders of shares of Series G Preferred Stock are entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds legally available therefor, and before any cash dividends are paid or declared and set aside for the Common Stock, dividends payable in an amount per share as described below. Each share of Series G Preferred Stock is entitled to receive dividends, at the rate of any cash dividend declared, paid or set aside for the Common Stock during such fiscal year, multiplied by the number of shares of Common Stock into which each such share of Series G Preferred Stock is then convertible. All dividends declared by the Board of Directors, but not paid, accrue, without interest, until declared and paid, which declaration and payment may be for all or part of the then accumulated dividends. As of the date hereof there are no unpaid dividends. No cash dividends have ever been paid on the Series G Preferred Stock.

Liquidation Preference.......  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a merger, acquisition or other reorganization in which the Company is not the surviving entity, all assets shall be distributed to the holders of the Series G Preferred Stock in the following manner and order of priority:

                                     (i) First, ratably among the holders of
                                   the Series G Preferred Stock until such
                                   holders have received a dollar amount per share equal to the cash purchase price for which the first share of Series G Preferred Stock is issued and sold by the Company (the "Original Issue Price which aggregates $20,000,000 for all Series G Preferred Stock");

                                     (ii) Second, ratably among the holders of
                                   the Common Stock until such holders have received an amount per share equal to the Original Issue Price; and

                                     (iii) Third, to the holders of the Common
                                   Stock and the Series G Preferred Stock on a pro rata basis according to the number of shares of Common Stock (A) then held, with respect to the Common Stock, and (B) into which the shares of Series G Preferred Stock then held are convertible, in the case of the Series G Preferred Stock.

Automatic Conversion.........  Each share of Series G Preferred Stock shall automatically convert into shares of Common
                               Stock on July 1, 2000. In addition, the Series G Preferred Stock automatically converts into shares of Common Stock upon the optional conversion into shares of Common Stock, as described below, of at least sixty-six and two-thirds percent (66 2/3%) of the cumulative number of shares of Series G Preferred Stock issued and outstanding.

Optional Conversion..........  The Series G Preferred Stock is convertible, at any time after September 29, 1997, and without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price by the conversion price in effect at the time of the conversion. The conversion price is the Original Issue Price of the Series G Preferred Stock subject to certain adjustments, as described below.

                               The Conversion Price is subject to adjustment upon the occurrence of certain events, including: (i) the subdivision or combination of the outstanding Common Stock; (ii) the issuance of shares of Common Stock as a dividend or distribution on the Common Stock;
                               (iii) certain reclassifications,
                               reorganizations or exchanges; (iv) any
                               consolidation or merger (other than a merger, acquisition or other reorganization in which the Company is not the surviving entity); (v) a dividend or distribution payable in securities of the Company (other than Common Stock); (vi) the issuance or sale of additional shares of Common Stock for a consideration per share less than the Conversion Price then in effect; (vii) the issuance or sale of any convertible securities; (viii) the issuance or grant of any rights or options to subscribe for, purchase or otherwise acquire additional shares of

                               Common Stock; and (ix) the issuance or grant of any rights or options to subscribe for, purchase or otherwise acquire convertible securities (excluding approved employee incentive stock options .

Voting Rights................  At all meetings of the stockholders of the
                               Company and in the case of any actions of stockholders in lieu of a meeting, each share of Series G Preferred Stock is entitled to that number of votes equal to the number of whole shares of Common Stock into which such share is then convertible in accordance with the terms of the Certificate of Determination on the record date set for the meeting or action or, if no record date is set, on the date of such meeting or the date such action is taken. Except as described below, the holders of Common Stock and Series G Preferred Stock shall vote together as a single class, and neither the Common Stock nor the Series G Preferred Stock shall be entitled to vote as a separate class on any matter to be voted on by shareholders of the corporation.

                               The affirmative vote of the holders of at least a majority of the then outstanding shares of Series G Preferred Stock, voting as a single class, will be required for (i) the preferences, privileges, special rights or other powers of Series G Preferred Stock in a manner adverse to the holders thereof and (ii) the authorization or issuance, or the obligation to issue, any other preferred equity security, whether junior or senior to or on a parity with the Series G Preferred Stock as to dividend rights, redemption or sinking fund rights, liquidation preferences, conversion rights, voting rights. Holders of Series G Preferred Stock have entered into a ten-year Voting Agreement with the Company pursuant to which such holders have agreed that, if a separate class vote of the Series G Preferred Stock is required by law and if the proposal being presented to the shareholders have been approved by the Board of Directors of the Company and approved by the holders of Common Stock and Series G Preferred Stock voting as a single class, they will vote their shares of Series G Preferred Stock in favor of such proposal when voting the Series G Preferred Stock as a separate class, or otherwise.

WARRANTS

  The Warrants were issued in connection with the Stock Purchase Agreement relating to the sale of the Company's Series G Preferred Stock. As of the date of this Offering Circular, there are Warrants to purchase 888,610 shares of Common Stock outstanding.

  Each Warrant when exercised, entitles the holder thereof to receive one fully paid and nonassessable share of Common Stock at an exercise price of $8.00 per share. The Warrants either are currently exercisable or are exercisable sixty-one (61) days after written notice is given to the Company provided that the fair market value of the Common Stock is equal to or exceeds $8.00 per share. The Warrants expire on June 28, 2000.

TRANSFER AGENT

  The Transfer Agent and registrar for the Common Stock is American Stock Transfer & Trust Company. Its telephone number is (718) 921-8200.

MARKET PRICE OF COMMON STOCK

  The Common Stock began trading in the over-the-counter market on August 23, 1995 upon effectiveness of the registration statement relating to the Company's initial public offering and is quoted on the Nasdaq National Market under the symbol "TRKN". The quarterly high and low sale prices for Common Stock as reported by the Nasdaq National Market for the periods indicated below are as follows:

                                                                   HIGH   LOW
                                                                  ------ ------
       1996
       First Quarter............................................. $16.25 $ 8.63
       Second Quarter............................................ $20.25 $11.00
       Third Quarter............................................. $15.75 $10.50
       Fourth Quarter............................................ $16.88 $11.25
       1997
       First Quarter............................................. $16.75 $11.00
       Second Quarter............................................ $12.13 $ 4.25
       Third Quarter............................................. $12.25 $ 6.38
       Fourth Quarter............................................ $ 9.31 $ 1.00
       1998
       First Quarter............................................. $ 1.83 $ 1.00
       Second Quarter (through April 13, 1998)................... $ 2.00 $ 0.69

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following general discussion is a summary of certain United States federal income tax aspects with respect to the Exchange Offer and is for general information only and does not consider all aspects of United States federal income tax that may be relevant to a holder of Notes, Series G Preferred Stock or Warrants in light of his or her personal circumstances. The discussion assumes that the Notes are properly classified as indebtedness for federal income tax purposes. The discussion does not address the United States federal income tax consequences to holders of Notes, Series G Preferred Stock or Warrants who do not hold such securities and the securities to be issued pursuant to the Exchange Offer as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion also does not address the United States federal income tax consequences to holders of Notes, Series G Preferred Stock or Warrants subject to special treatment under the federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, and investors in pass-through entities. In addition, the discussion is generally limited to the United States federal income tax consequences to holders of Notes, Series G Preferred Stock or Warrants tendering such securities in the Exchange Offer. The discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

  This summary is based upon the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions. All of the foregoing are subject to change, and any such change could affect the continuing validity of this discussion.

  The following discussion is limited to the United States federal income tax consequences relevant to a holder of Notes, Series G Preferred Stock or Warrants that is (i) a citizen or resident of the United States, (ii) a corporation organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate, the income of which is subject to United States federal income tax regardless of the source, or (iv) a "U.S. Trust." For this purpose, a "U.S. Trust" is any trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Trusts should consult their own tax advisers regarding their status as U.S. Trusts under these rules.

  PERSONS TENDERING NOTES, SERIES G PREFERRED STOCK OR WARRANTS IN THE EXCHANGE OFFER SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS.

 TAX CONSEQUENCES OF THE NOTE EXCHANGE OFFER

  The determination of whether the exchange of Notes for Note Exchange Consideration is a tax-free "recapitalization" for federal income tax purposes depends upon whether the Notes are "securities" for federal income tax purposes. The term "security" is not defined in the Code or regulations, and has not been clearly defined by court decisions. Generally, corporate debt instruments with maturities when issued of less than five years are not considered securities and corporate debt instruments with maturities when issued of ten years or more generally are considered securities.

  If the Notes are "securities" for federal income tax purposes, a holder exchanging Notes for Note Exchange Consideration in the Note Exchange Offer will not recognize gain or loss in respect of such exchange for federal income tax purposes. A holder's adjusted tax basis in the Note Exchange Consideration received will be equal to the holder's adjusted tax basis in the Notes exchanged therefor. A holder's holding period in the Note Exchange Consideration received in the exchange will include the holder's holding period in the Notes exchanged therefor.

  If the exchange of Notes for Note Exchange Consideration is not treated as a recapitalization for federal income tax purposes (e.g., because the Notes are not treated as "securities" for federal income tax purposes), a holder of Notes would recognize gain or loss for federal income tax purposes in an amount equal to the difference between the fair market value of the Note Exchange Consideration received and the holder's tax basis in the Notes. Subject to the discussion of "market discount" below, gain or loss recognized by a holder on the exchange generally would be capital gain or loss. If the exchange is not treated as a recapitalization for federal income tax purposes, a holder's tax basis in the Note Exchange Consideration received would equal its fair market value, and the holding period for such Note Exchange Consideration would begin on the day after the date of the exchange.

  Notwithstanding the discussion above and regardless of whether or not the Exchange Offer is treated as a recapitalization for tax purposes, holders will be required to include as ordinary income the amount of any Note Exchange Consideration deemed to be received for accrued interest and penalties, to the extent such amount has not previously been included in income.

  Furthermore, notwithstanding the discussion above, holders of Notes who acquired them at a "market discount" will be subject to the market discount rules of the Code applicable to the exchange. Subject to a de minimis exception, "market discount" is generally defined as the excess (if any) of
(i) the "stated redemption price at maturity" (as such phrase is defined in the Code) of a debt obligation over (ii) the tax basis of the obligation in the hands of the holder immediately after its acquisition. Unless the holder elects otherwise, the amount of accrued market discount as of a date generally would be the amount calculated by multiplying the market discount by a fraction, the numerator of which is the number of days the Notes have been held by the holder, and the denominator of which is the number of days from the date of the holder's acquisition of the Notes to their maturity date.

  The market discount rules provide that gain recognized on the disposition of a market discount bond must be included as ordinary income, rather than as capital gain, to the extent of the market discount accrued during the holder's period of ownership, unless the holder elected to include market discount in income as it accrued. If the exchange does not constitute a recapitalization for tax purposes, any accrued market discount of a Note holder would be triggered on the exchange under the foregoing rules. If the exchange is treated as a recapitalization for federal income tax purposes, any market discount should carry over to the nonrecognition property received in the exchange. Any gain later recognized on the disposition of the Note Exchange Consideration generally would be treated as ordinary income to the extent of the accrued market discount as of the time of the Exchange Offer not previously included in the holder's income.

 TAX CONSEQUENCES OF CONVERSION OF SERIES G PREFERRED STOCK

  The conversion of the Series G Preferred Stock into shares of Common Stock and Series I Preferred Stock will not be a taxable exchange to the holders of Series G Preferred Stock. Each such holder's basis in the shares received will equal the holder's basis in the Series G Preferred Stock exchanged and the holder's holding period for the shares received will include the holding period of the Series G Preferred Stock exchanged.

 TAX CONSEQUENCES OF EXCHANGE FOR WARRANTS FOR COMMON STOCK

  The exchange of Warrants for Common Stock will not be a taxable exchange to the Warrant holders. Each such holder's basis in the Common Stock received will equal the holder's basis in the Warrant exchanged and the holder's holding period for the Common stock received will include the holding period of the Warrant exchanged.

 CONSEQUENCES OF HOLDING COMMON STOCK AND PREFERRED STOCK

  Distributions made with respect to shares of Common Stock or preferred stock (including any taxable stock dividends) generally will be treated as ordinary income to the extent of the Company's current and accumulated earnings and profits for the taxable year of the distribution. Amounts distributed in excess of such earnings and profits will be treated as a tax-free return of capital to the extent of the holder's tax basis in its shares of Common Stock or preferred stock, with any amount distributed in excess of such tax basis being treated as an amount received on a sale or exchange of the stock. A dividends received deduction may be available for certain corporate holders, subject to numerous conditions and exceptions.

  Generally, gain or loss will be recognized on a sale or other disposition of Common Stock or preferred stock to the extent of the difference between the amount of cash (and the fair market value of other property) received in the disposition and the holder's tax basis in its Common Stock or preferred stock. Such gain or loss will (subject to the discussion of market discount above) be capital gain or loss.

 BACKUP WITHHOLDING

  A holder of Common Stock or preferred stock may be subject to backup withholding at the rate of 31% with respect to dividends paid on the Common Stock or preferred stock , unless the holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Any amount paid as backup withholding will be creditable against the holder's federal income tax liability.

 HOLDERS WHO DO NOT PARTICIPATE IN THE EXCHANGE OFFER

  Holders of Notes, Series G Preferred Stock or Warrants who elect not to participate in the Exchange Offer and who consequently do not exchange their securities for new securities should not recognize gain or loss as a consequence of the Exchange Offer.

  THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE EXCHANGE OFFER AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF NOTES, SERIES G PREFERRED STOCK OR WARRANTS. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES TO THEM OF THE EXCHANGE OFFER.

           INTEREST IN NOTES, SERIES G PREFERRED STOCK AND WARRANTS

  Based upon the Company's records and upon information provided to the Company by its directors, executive officers and affiliates, except as provided below, neither the Company nor any of its subsidiaries or affiliates nor any of the directors or executive officers of the Company, nor any associates of any of the foregoing, including the directors or executive officers of its subsidiaries, has effected any transactions in the Notes, Series G Preferred Stock or Warrants during the forty business day period prior to the date hereof. Any Note, Series G Preferred Stock or Warrants owned directly or indirectly by officers/directors at the time of the Exchange Offer are eligible for exchange if properly tendered pursuant to the Exchange Offer on the same basis as all other Notes, Series G Preferred Stock or Warrants.

           CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO THE NOTES, SERIES G PREFERRED STOCK OR WARRANTS

  In connection with the Exchange Offer, the Board of Directors of the Company has reached certain agreements with Mr. Christopher D. Dobson, Chairman of the Board, Chief Executive Officer and Chief Science Officer of the Company. The Company and Mr. Dobson agreed that upon the consummation of the Exchange Offer, 11,492,806 shares of restricted Common Stock (the "Restricted Stock") would be granted to Mr. Dobson. The Restricted Stock shall vest one hundred percent (100%) upon the earlier of (i) the date five years after the closing of the Exchange Offer, or (ii) the sale of all or substantially all of the assets of the Company or the merger, acquisition or other reorganization of the Company in which the Company is not the surviving entity. The Restricted Stock shall automatically be reacquired by the Company in return for a payment of $0.001 per share upon Mr. Dobson's resignation from all offices or termination for cause or if, during the first two years following the Exchange Offer, Mr. Dobson devotes fewer than 750 hours per annum to Trikon related matters. For purposes of the Restricted Stock, the meaning of "for cause " is limited to willful misconduct that materially injures the pecuniary interests of the Company. Mr. Dobson is permitted, at his discretion, to reallocate up to twenty percent (20%) of the Restricted Stock to other members of senior management of the Company.

  The Board of Directors and Mr. Dobson further agreed that after the consummation the Exchange Offer Mr. Dobson shall receive a contingent variable interest up to 3% of the net proceeds (gross proceeds less reasonable and customary expenses) received upon the sale of the Company as follows:

                                       CUMULATIVE
                 SALES PRICE($)       PERCENTAGE(%)
                 --------------       -------------
               At least $250 million       0.5%
               At least $260 million       1.0
               At least $270 million       2.0
               At least $280 million       2.5
               $300 million or more        3.0

  In addition, the Board and Mr. Dobson established certain terms of his employment following the consummation of the Exchange Offer. Among other things, Mr. Dobson shall continue in his position as Chairman, Chief Science Officer and Chief Executive Officer of the Company, devote substantially his full business time to his duties (which shall include research and development work performed on Trikon projects and products, wherever located) and receive his current rate of compensation and benefits. Upon successful recruitment of a chief executive officer candidate, Mr. Dobson shall step down as Chief Executive Officer of the Company and continue to receive compensation at his current rate of compensation, unless in connection therewith he determines to devote substantially less than his full business time to the Company. All intellectual property and know-how developed by Mr. Dobson while employed by the Company will automatically be assigned to the Company without royalties or other payment.

  In connection with the negotiation of the Applied Materials and Lam Research licenses, restructuring the Company and future licensing efforts, the Board has approved a $1,500,000 bonus payable to Mr. Dobson, subject to consummation of the Exchange Offer. Such bonus payment by Trikon is subject to (i) payment of all accrued and unpaid dividends on the Series H Preferred Stock and redemption for cash of all outstanding shares of Pik Preferred, (ii) such payment not being made prior to June 30, 1999 and (iii) at the time of payment Trikon shall have had at least $8,000,000 of EBITDA during and for its two most recently completed fiscal quarters (taken as one period). For purposes of calculating EBITDA, upfront license fees (excluding the Applied Material and Lam Research licenses) shall be equally amortized over the twelve-month period following receipt (including the month of receipt), and, incremental license fees associated with the MORI(TM) source technology (excluding the licenses to Applied Materials and Lam Research) to the extent received in 1998, shall be deemed received in 1999 and allocated equally to each month's EBITDA. Mr. Dobson shall not be entitled to any bonuses with respect to future licenses of Trikon's MORI(TM) source technology.

  The Company has been informed by Brian Jacobs, a director of the Company and general partner and Executive Vice President of St. Paul Venture Capital, Inc. ("St. Paul") that St. Paul intends to tender 185,185 shares of Series G Preferred Stock and 55,556 Warrants, which represent its entire holdings of such securities. The Company has also been informed by Dawson-Samberg Capital Management, Inc., which holds approximately 50% of the outstanding shares of Series G Preferred Stock and, to the knowledge of the Company, beneficially owns approximately 10% of the Common Stock (determined in accordance with Rule 13d-3 under the Exchange Act), that it intends to tender 1,481,481 shares of Series G Preferred Stock and 444,445 Warrants, which represent its entire holdings of such securities.

                                                                        ANNEX A

                     PROPOSED AMENDMENTS TO THE INDENTURE

  Set forth below are the provisions of the Indenture that would be deleted or amended by the Proposals. The following is qualified in its entirety by reference to the Indenture, copies of which can be obtained without charge from the Company. Capitalized terms not otherwise defined in this Annex A have the meanings assigned thereto in the Indenture.

A. IF THE PROPOSALS ARE ADOPTED, THE FOLLOWING SECTIONS WILL BE DELETED IN THEIR ENTIRETY FROM THE INDENTURE UPON CONSUMMATION OF THE EXCHANGE OFFER:

  SECTION 3.8 Designated Event Offer.

  (a) In the event that, pursuant to Section 4.7 hereof, the Company shall commence a Designated Event Offer, the Company shall follow the procedures in this Section 3.8.

  (b) The Designated Event Offer shall remain open for a period specified by the Company which shall be no less than 30 calendar days and no more than 40 calendar days following its commencement on the date of the mailing of notice in accordance with Section 4.7(b) hereof (the "Commencement Date"), except to the extent that a longer period is required by applicable law (the "Tender Period"). Upon the expiration of the Tender Period (the "Designated Event Payment Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.7 hereof (the "Offer Amount").

  (c) If the Designated Event Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest or Liquidated Damages, if any, to the related interest payment date will be paid to the person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, will be payable to Noteholders who tender Notes pursuant to the Designated Event Offer.

  (d) The Company shall provide the Trustee with notice of the Designated Event Offer at least 5 Business Days before the Commencement Date.

  (e) On or before the Commencement Date, the Company or the Trustee (at the request and expense of the Company) shall send, by first class mail, a notice to each of the Noteholders, which shall govern the terms of the Designated Event Offer and shall state:

    (i) that the Designated Event Offer is being made pursuant to this
  Section 3.8 and Section 4.7 hereof and that all Notes tendered will be accepted for payment;

    (ii) the purchase price (as determined in accordance with Section 4.7 hereof), the length of time the Designated Event Offer will remain open and the Designated Event Payment Date;

    (iii) that any Note or portion thereof not tendered or accepted for payment will continue to accrue interest and, if applicable, Liquidated Damages, if any;

    (iv) that, unless the Company defaults in the payment of the Designated Event Payment, any Note or portion thereof accepted for payment pursuant to the Designated Event Offer shall cease to accrue interest or Liquidated Damages, if any, on and after the Designated Event Payment Date;

    (v) that Noteholders electing to have a Note or portion thereof purchased pursuant to any Designated Event Offer will be required to surrender the Note, with the form entitled "Option of Noteholder To Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Designated Event Payment Date;

    (vi) that Noteholders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Designated Event Payment Date, or such longer period as may be required by law, a letter or a telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Noteholder, the principal amount of the Note or portion thereof the Noteholder delivered for purchase and a statement that such Noteholder is withdrawing his election to have the Note or portion thereof purchased; and

    (vii) that Noteholders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

  In addition, the notice shall contain all instructions and materials that the Company shall reasonably deem necessary to enable such Noteholders to tender Notes pursuant to the Designated Event Offer.

  (f) On or prior to the Designated Event Payment Date, the Company shall irrevocably deposit with the Trustee or a Paying Agent in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the terms of this Section 3.8. On the Designated Event Payment Date, the Company shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Designated Event Offer,
(ii) deliver or cause to be delivered to the Trustee Notes so accepted and
(iii) deliver to the Trustee an Officers' Certificate stating such Notes or portions thereof have been accepted for payment by the Company in accordance with the terms of this Section 3.8. The Paying Agent shall promptly (but in any case not later than ten (10) calendar days after the Designated Event Payment Date) mail or deliver to each tendering Noteholder an amount equal to the purchase price of the Notes tendered by such Noteholder, and the Trustee shall promptly authenticate and mail or deliver to such Noteholders a new Note equal in principal amount to any unpurchased portion of the Note surrendered, if any; provided, that each new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the holder thereof. The Company will publicly announce the results of the Designated Event Offer on, or as soon as practicable after, the Designated Event Payment Date.

  (g) The Designated Event Offer shall be made by the Company in compliance with all applicable provisions of all applicable securities laws, including the Exchange Act, and all applicable tender offer rules promulgated thereunder, and shall include all instructions and materials that the Company shall reasonably deem necessary to enable such Noteholders to tender their Notes.

  SECTION 4.2 SEC Reports.

  Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will, to the extent permitted by the SEC, file with the SEC and, if requested, furnish to the Trustee and to the holders of Notes all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual information only, a report thereon by the Company's certified independent accountants.

  SECTION 4.3 Compliance Certificate.

  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge, the company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal or of interest, if any, on the Notes are prohibited.

  One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

  The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of:

    (a) any Default or Event of Default arising under this Indenture; or

    (b) any event of default under any other mortgage, indenture or instrument as that term is used in Section 8.1(e),

an Officers' Certificate specifying such Default, Event of Default or default.

  Immediately upon the occurrence of any event giving rise to Liquidated Damages in respect of the Notes in accordance with Section 11 of the form thereof or the termination of any such Liquidated Damages, the Company shall give the Trustee notice of such Liquidated Damages or termination, of the interest rate borne by the Notes after giving effect to such Liquidated Damages or termination and of the event giving rise to such Liquidated Damages or termination thereof (such notice to be contained in an Officers' Certificate), and prior to receipt of such Officers' Certificate the Trustee shall be entitled to assume that no such Liquidated Damages are owing or termination has occurred, as the case may be.

  SECTION 4.5 Corporate Existence.

  Subject to Article 7 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each subsidiary of the Company in accordance with the respective organizational documents of each subsidiary and all material rights (charter and statutory), licenses and franchises of the Company and its subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise or the corporate, partnership or other existence of any subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Noteholders. Notwithstanding the foregoing, the corporate existence of any Subsidiary may be terminated in connection with any Board approved corporate restructuring or reorganization.

  SECTION 4.6 Taxes.

  The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

  SECTION 4.7 Designated Event.

  (a) Upon the occurrence of a Designated Event, each holder of Notes shall have the right, in accordance with this Section 4.7 and Section 3.8 hereof, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to the terms of
Section 3.8 (the "Designated Event Offer") at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Designated Event Payment Date (the "Designated Event Payment").

  (b) Within 30 days following any Designated Event, the Company shall mail to each holder the notice provided by Section 3.8(e) of this Indenture, and shall comply with the provisions of Section 3.8 in regard to the related Designated Event Offer.

  SECTION 7.1 Merger, Consolidation or Sale of Assets.

  The Company may not consolidate or merge with or into any person (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets unless:

    (a) the Company is the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

    (b) the entity or person formed by or surviving any such consolidation or merger (if other than the Company) or the person to which such sale, assignment, transfer, lease conveyance or other disposition will have been made assumes all the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and the Indenture;

    (c) such sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties or assets shall be as an entirety or virtually as an entirety to one person and such person shall have assumed all the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and the Indenture;

    (d) immediately after such transaction no Default or Event of Default exists; and

    (e) the Company or such person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture comply with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

  SECTION 8.2 Acceleration.

  If an Event of Default (other than an Event of Default specified in clauses
(g) and (h) of Section 8.1 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Noteholders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare all the Notes to be due and payable. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest on the Notes shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 8.1 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. If there has been a declaration of acceleration of the Notes because an Event of Default under
Section 8.1(e) has occurred, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness described in Section 8.1(e) have rescinded the declaration of acceleration in respect of such Indebtedness within 60 days of such declaration and if: (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default, except non-payment of principal of, or premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived, and (3) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (1) and (2) above. The Noteholders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

  B. IF THE PROPOSALS ARE ADOPTED THE FOLLOWING SECTIONS WILL BE AMENDED AND RESTATED AS SET FORTH BELOW UPON CONSUMMATION OF THE EXCHANGE OFFER:

  SECTION 2.12 Defaulted Interest.

  If the Company fails to make a payment of interest on the Notes, it shall pay such defaulted interest plus any interest payable on the defaulted interest, in any lawful manner. It may pay such defaulted interest, plus any such interest payable on them, to the persons who are Noteholders on a subsequent special record date. The

Company shall fix any such record date (which shall be at least 5 and not more than 30 days before the payment date) and the payment date. At least 15 days before any such record date, the Company shall mail to Noteholders a notice that states the record date, payment date, and amount of such interest to be paid. Interest to be paid prior to the expiration of the 30-day grace period specified in Section 8.1(a) of this Indenture shall be paid to the holders on the regular record date for the interest payment that has not been made.

  SECTION 3.3 Notice of Redemption.

  At least 15 days but not more than 60 days before a redemption date (other than with respect to a Special Redemption), the Company shall mail a notice of redemption to each holder whose Notes are to be redeemed at such holder's registered address. In the event of a Special Redemption, the Company shall mail a notice of redemption to each holder at such holder's registered address at least ten Business Days before a redemption date.

  The notice shall identify the Notes to be redeemed and shall state:

    (a) the redemption date;

    (b) the redemption price;

    (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof;

    (d) the name and address of the Paying Agent;

    (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest;

    (f) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date; and

    (g) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

  Such notice shall also state the current Conversion Price, if any, and the date on which the right to convert such Notes or portions thereof into Common Stock of the Company will expire.

  At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

  SECTION 3.5 Deposit of Redemption Price.

  On or before the redemption date (other than for a Special Redemption), the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, up to but not including the redemption date on all Notes to be redeemed on that date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date) unless theretofore converted into Common Stock pursuant to the provisions hereof. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

  SECTION 4.1 Payment of Notes.

  The Company shall pay the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due and such Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture. To the extent lawful, the Company shall pay interest, if any (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Notes, compounded semiannually.

  SECTION 8.1 Events of Default.

  An "Event of Default" occurs if:

    (a) the Company defaults in the payment of interest on any Note when the same becomes due and payable, whether or not such payments shall be prohibited by Article 6, and the Default continues for a period of 30 days after the date due and payable;

    (b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise, whether or not such payment shall be prohibited by Article 6;

    (c) [Intentionally omitted.]

    (d) [intentionally omitted.]

    (e) [Intentionally omitted.]

    (f) [Intentionally omitted.]

    (g) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) makes the admission in writing that it generally is unable to pay its debts as the same become due; or

    (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Subsidiary of the Company in an involuntary case, (ii) appoints a Custodian of the Company or any Subsidiary of the Company or for all or substantially all of its property, and the order or decree remains unstayed and in effect for 60 days, or (iii) orders the liquidation of the Company or any Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 days.

  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

  SECTION 8.6 Limitation on Suits.

  A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

    (a) the Noteholder gives to the Trustee notice of a continuing Event of Default;

    (b) the Noteholders of at least a majority in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy;

    (c) such Noteholder or Noteholders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

    (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

    (e) during such 60-day period the Noteholders of more than a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

  SECTION 11.4 Revocation and Effect of Consents.

  Until an amendment, supplement or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder's Note, even if notation of the consent is not made on any Note.

  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Noteholders at such record date (or their duly assigned proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Noteholders after such record date.

  After an amendment, supplement or waiver becomes effective it shall bind every Noteholder, unless it is of the type described in any of clauses (a) through (i) of Section 11.2 hereof. In such case, the amendment or waiver shall bind each Noteholder who has consented to it and every subsequent Noteholder that evidences the same debt as the consenting Noteholder's Note.

  In addition, conforming changes to the Indenture (such as deleting definitions no longer used, correcting cross references, etc.) will also be made.

                                                                        ANNEX B

                       TERMS OF SERIES H PREFERRED STOCK

  The Board of Directors does hereby establish a series of Preferred Stock as follows:

  (a) The designation of such series of Preferred Stock is the Series H Preferred Stock, and the number of shares of such Series H Preferred Stock is 3,000,000, none of which has been issued.

  (b) The rights, preferences, privileges and restrictions granted to and imposed upon the Series H Preferred Stock and the holders thereof shall be as set forth below.

  Section 1. Definitions.

  For purposes of Sections 1 through 7 below, the following definitions shall apply:

  (a) "Board" shall mean the Board of Directors of the Corporation.

  (b) "Common Stock" shall mean the Common Stock of the Corporation.

  (c) "Conversion Ratio" shall have the meaning set forth in Section 6(a) below.

  (d) "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

  (e) "Corporation" shall mean this corporation.

  Section 2. Dividends.

  (a) The holders, as of the Dividend Record Date (as defined below), of this Series H Preferred Stock shall be entitled to receive semi-annual dividends on their respective shares of Series H Preferred Stock (aggregating, for this purpose, all shares of Series H Preferred Stock held of record or, to the Corporation's knowledge, beneficially by such holder), payable, at the option of the Corporation, in cash or additional shares of Series H Preferred Stock ("PIK Preferred") at the rate of 8-1/8% per annum (computed on the basis of a 360-day year of twelve 30-day months) of the Dividend Base Amount (as defined below), payable semi-annually in arrears; provided that, to the extent the declaration or payment of such dividend is prohibited by applicable law, such dividend need not be paid but shall nevertheless accrue and shall be paid promptly when applicable law permits; and, provided further, that, (i) if the Corporation's consolidated EBITDA for the two most recently completed fiscal quarters of the Corporation preceding a dividend payment date exceeds $7,500,000 and the Corporation elects to pay all or a portion of the dividend due on such date in PIK Preferred, then the dividend rate for all future dividend periods shall increase to 9-1/8% per annum until such time as the Corporation has redeemed all PIK Preferred for cash and (ii) if the holders of the Series H Preferred Stock are then entitled to exercise the special voting rights specified in Section 4(c) or directors elected pursuant to such Section 4(c) remain in office, then the dividend rate for all future periods shall increase to 12% until such rights are no longer exerciseable and such directors are out of office in which case the dividend rate shall be decreased to the amount otherwise specified in this Section 2(a). Such dividends shall accrue from the date of issuance of such shares and shall be paid semi-annually in April 15 and October 15 of each year or, if any such day is not a business day, on the next succeeding business day. Such dividends shall be paid, at the election of the Corporation, either in cash or additional duly authorized, fully paid and non-assessable shares of PIK Preferred. In calculating the number of shares of Series H Preferred Stock to be paid with respect to each dividend, the Series H Preferred Stock shall be valued at $10.00 per share (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series H Preferred Stock). Notwithstanding the foregoing, the Corporation shall not be required to issue fractional shares of Series H Preferred Stock; the Corporation may elect, in its sole discretion, independently for each holder, whether such number of shares (on an aggregated basis) will be rounded to the nearest whole share (with .5 of a share rounded upward) or whether such holder will be given cash in lieu of any fractional shares. The "Dividend Base Amount" of a share of Series H Preferred Stock shall be $10.00 plus all accrued but unpaid dividends (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series H Preferred Stock). The "Dividend Record Date" shall mean, for each semi-annual dividend, the April 1 or October 1, as the case may be, immediately preceding the dividend payment date.

  (b) The Corporation shall not declare any dividend or distribution on any Junior Stock (as defined below) of the Corporation unless all dividends required by Section 2(a) have been or contemporaneously are declared and paid in cash and all PIK Preferred has been redeemed for cash, or a sum sufficient for the payment thereof in cash set apart for such payment on the Series H Preferred Stock and for the redemption of outstanding PIK Preferred.

  (c) All dividends or distributions declared upon the Series H Preferred Stock shall be declared pro rata per share.

  (d) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series H Preferred Stock which may be in arrears (it being understood that this provision does not alter the Corporation's obligations under Section 2(a)).

  (e) So long as any shares of the Series H Preferred Stock are outstanding, no other stock of the Corporation ranking on a parity with the Series H Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation unless the dividends, if any, accrued on all outstanding shares of the Series H Preferred Stock shall have been paid or set apart for payment and all outstanding PIK Preferred redeemed.

  (f) "Junior Stock" shall mean the Common Stock and any shares of preferred stock of any series or class of the Corporation, whether presently outstanding or hereafter issued, which are junior to the shares of Series H Preferred Stock with respect to (i) the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) dividends or (iii) voting. Junior Stock includes the Corporation's Series I Preferred Stock.

  (g) "EBITDA" means earnings before deduction for interest, taxes, depreciations, amortization and other non-cash changes calculated in accordance with generally accepted accounting principles.

  Section 3. Liquidation, Dissolution or Winding Up.

  (a) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation (excluding a merger, acquisition or other reorganization), the assets or surplus funds of the Corporation shall be distributed in the following manner and order of priority:

    (i) First, ratably among the holders of the Series H Preferred Stock an amount equal to $10 per share (the "Stated Amount") of Series H Preferred Stock, plus an amount in cash equal to accrued but unpaid dividends thereon to the date fixed for liquidation, after which holders of Series H Preferred shall not be entitled to share in any assets or funds remaining for distribution; and

    (ii) Second, ratably among the holders of the Junior Stock in accordance with their relative preferences until such remaining assets and funds are exhausted.

  (b) The liquidation preference specified in Section 3(a) shall be equitably adjusted in the event of any stock splits, stock dividends or similar capital modifications affecting the Series H Preferred Stock after the filing of this Certificate of Determination.

  (c) Insofar as any distribution pursuant to Section 3(a) consists of property other than cash, the value thereof shall, for purposes of the provisions of Section 3(a), be the fair value at the time of such distribution, as determined in good faith by the Board.

  Section 4. Voting.

  (a) Except as otherwise expressly provided in Sections 4(b) or (c) below or as required by law, the holders of Series H Preferred Stock shall not be entitled to vote.

  (b) The holders of Series H Preferred Stock, voting as a class, shall be entitled to elect one director of the Board, if the Board is constituted by five or fewer members. If the Board is constituted by more than five directors, the holders of Series H Preferred Stock, voting as a class, shall be entitled to elect two directors of the Board.

 (c) (i)Whenever an Excess Free Cash Trigger Event or Horizon Event shall have occurred and not have been Undone, the holders of all shares of Series H Preferred Stock shall be entitled to elect a number of directors, which, together with the director(s) specified in Section 4(b), shall constitute a majority of the Board. At elections for such directors, each holder of Series H Preferred Stock shall be entitled to one vote for each share held. The right of holders of Series H Preferred Stock, voting separately as a class, to elect members of the Board of Directors as aforesaid shall continue until such time as all Excess Free Cash Trigger Events and Horizon Events shall have been Undone, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent Excess Free Cash Trigger Event or Horizon Event.

    (ii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Series H Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and at such meeting or by the written consent of such holders pursuant to Section 603 of the California Corporations Code.

    (iii) At any time when such voting right shall have vested in the holders of shares of Series H Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Company shall, upon the written request of 10% of the holders of record of shares of such Series H Preferred Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of holders of shares of such Series H Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then holders of record of 10% of the shares of Series H Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for special meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Series H Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Company's transfer agent for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 45 days immediately preceding the date fixed for the next annual meeting of stockholders.

    (iv) Subject to the provisions hereof, the directors elected pursuant to this Section 4(c) shall serve until the next annual meeting or until their respective successors shall be elected and qualified. Any director elected by the holders of Series H Preferred Stock may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the outstanding shares of the Series H Preferred Stock who were entitled to participate in such election of directors, voting as a separate class, without regard to series, at a meeting called for such purpose or by written consent. If the office of any director elected by the holders of Series H Preferred Stock, voting as a class, without regard to series, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining director elected by the holders of Series H Preferred Stock, voting as a class, without regard to series, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Series H Preferred Stock to vote for directors as herein provided (i.e., when all Excess Free Cash Trigger Events and Horizon Events have been Undone), the term of office of all directors then in office elected by the holders of Series H Preferred Stock, pursuant to this Section 4(c) shall terminate immediately.

  (d) For the purposes of Section 4(c) the following terms have the following meanings:

    "Consolidated Free Cash" means cash and cash equivalents (as determined by generally accepted accounting principles) minus (i) debt and (ii) projected capital expenditures budgeted and approved by the Board in good faith for the twelve month period following such fiscal quarter end.

    "Excess Free Cash Trigger Event" means the ninetieth day after the end of each fiscal quarter of the Corporation if (1) as at the end of such fiscal quarter the Corporation had Consolidated Free Cash in excess of $30,000,000 and (ii) during such ninety day period the Corporation shall not have irrevocably offered to redeem, pursuant to Section 5(a), an amount of Series H Preferred Stock (based on its then Stated Amount) equal to the difference between Consolidated Free Cash and $30,000,000 (the "Relevant Portion").

    "Horizon Event" means that shares of Series H Preferred Stock are outstanding after June 30, 2001.

    "Undone" means (i) with respect to a Horizon Event, the point in time after June 30, 2001 at which no shares of Series H Prepared Stock are outstanding and (ii) with respect to an Excess Free Cash Trigger Event, the point in time after the occurrence of an Excess Free Cash Trigger Event when the Relevant Portion of the Series H Preferred Stock has been redeemed pursuant to Section 5(a).

  Section 5. Redemption.

  The Series H Preferred Stock (including the PIK Preferred) shall be redeemable by the Corporation as follows:

  (a) Optional Redemption. Each share of Series H Preferred Stock shall be subject to redemption by the Corporation in whole or in part at the option of the Corporation, as determined by the Board, for a cash amount per share equal to the stated amount plus dividends accrued but unpaid on the date of redemption.

  (b) Notice of Redemption. In the event the Corporation shall redeem shares of Series H Preferred Stock pursuant to clauses (a) or (b) above, a notice of such redemption shall be given by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the date fixed for redemption (the "Redemption Date"), to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock books of the Corporation's transfer agent. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series H Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price and the cash amount in which such redemption price will be paid; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that payment will be made upon presentation and surrender of such Series H Preferred Stock; (vi) the then current Conversion Ratio; (vii) that dividends on the shares to be redeemed shall cease to accrue following such redemption date; (viii) that such redemption is at the option of the Corporation; and (ix) that accrued and unpaid dividends up to and including the redemption date will be paid in accordance with the terms herein. Notice having been mailed as aforesaid, on and after the redemption date, dividends on the shares of the Series H Preferred Stock so called for redemption shall cease to accrue, said shares shall be deemed no longer outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the monies payable upon redemption, without interest thereon, upon surrender of the certificates evidencing such shares) shall cease. The Corporation's obligation to provide monies in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company having an office or agency in the Borough of Manhattan, City of New York, and having a capital and surplus of at least $500,000,000, the principal amount of funds necessary for such redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of Series H Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Series H Preferred Stock shall be without recourse against the Corporation for payment of the redemption price.

  Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid. If fewer than all the outstanding shares of Series H Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series H Preferred Stock not previously called for redemption by lot or pro rata or by any other equitable method determined by the Board in its sole discretion. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

  Notwithstanding the foregoing, if the Corporation's notice of redemption has been given pursuant to this Section 5 and any holder of shares of Series H Preferred Stock shall, prior to the close of business on the third Business Day preceding the Redemption Date, give written notice to the Corporation pursuant to this Section 5 hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the conversion of such shares to be redeemed shall become effective as provided in Section 6. In the event that such redemption was pursuant to a Mandatory Redemption, any shares so converted shall, at the option of the Corporation, be counted as shares required to be redeemed pursuant to such Mandatory Redemption.

  Section 6. Conversion.

  The Series H Preferred Stock shall be subject to conversion as follows:

  (a) Automatic Conversion. Each share of Series H Preferred Stock shall automatically be converted into 1.4285 shares of Common Stock (the "Conversion Ratio") on the day after which the Corporation's Common Stock has a Closing Price equal to or in excess of $7.00 (the "Base Price") per share for a period of 30 consecutive Trading Days.

  (b) Mechanics of Automatic Conversion. All holders of record of shares of Series H Preferred Stock will be sent written notice of the actual date of such conversion. Each notice shall designate a place for automatic conversion of all of the shares of Series H Preferred Stock pursuant to Section 5(a). Notice will be sent by mail, first class, postage prepaid, to each record holder of Series H Preferred Stock at such holder's address appearing on the stock register. Each holder of shares of Series H Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock or other securities to which such holder is entitled. On the date of conversion, all rights with respect to the Series H Preferred Stock will terminate, except only (1) any rights to receive declared but unpaid dividends with a record date preceding the date of conversion, and (2) the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock or other securities into which such Series H Preferred Stock has been converted and cash for fractional shares. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. All certificates evidencing shares of Series H Preferred Stock which are converted in accordance with the provisions hereof shall, from and after the date of conversion, be deemed to have been retired and cancelled and the shares of Series H Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates. As soon as practicable after the date of such automatic conversion and the surrender of the certificate or certificates for Series H Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or to his or its written order, a certificate or certificates for the number of full shares of Common Stock or other securities issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 5(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

  (c) "Closing Price" on any Trading Day with respect to the per share price of any shares of Common Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Common Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq national market.

  (d) "Trading Day," with respect to a United States national securities exchange or automated quotation system in the United States, means a day on which such exchange or system is open for a full day of trading.

  (e) Certain Adjustments to Conversion Ratio for Stock Splits, Dividends, Reorganizations, Etc.

    (i) Adjustment for Stock Splits, Stock Dividends and Combinations of Common Stock. In the event the outstanding shares of Common Stock shall, after the filing of this Certificate of Determination, be further subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the Conversion Ratio in effect immediately prior to such subdivision, combination, dividend or other distribution shall, concurrently with the effectiveness of such subdivision, combination, dividend or other distribution, be proportionately adjusted.

    (ii) Adjustment for Merger or Reorganization, Etc. In case of a reclassification, reorganization or exchange (other than described in Subsection (i) above) or any consolidation or merger of the Corporation with another corporation, each share of Series H Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the Series H Preferred Stock would have been entitled upon such reclassification, reorganization, exchange, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series H Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable Conversion Ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series H Preferred Stock.

    (iii) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the filing of this Certificate of Determination makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series H Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Series H Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the holders of the Series H Preferred Stock.

  (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series H Preferred Stock a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request, at any time, of any holder of Series H Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the applicable Conversion Ratio at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series H Preferred Stock.

  (g) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series H Preferred Stock, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series H Preferred Stock so converted were registered.

  Section 7. Miscellaneous.

  (a) Preemptive Rights. Except as required by law, the holders of Series H Preferred Stock shall not be entitled to any preemptive rights with respect to any class or series of the Corporation's stock, whether such class or series currently exists or has not yet been created.

  (b) Funded Debt. Without the consent of a majority of the holders of the Stated Amount of Series H Preferred Stock or the director referred to in
Section 4(b), the Corporation shall not incur funded debt, other than purchase money debt and debt utilized for working capital purposes.

  (c) Limitation and Rights Upon Insolvency. Notwithstanding any other provision of this certificate, the Corporation shall not be required to pay any dividend on, or to pay any amount in respect of any redemption or conversion of, the Series H Preferred Stock at a time when immediately after making such payment the Corporation is or would be rendered insolvent (as defined by applicable law), provided that the obligation of the Corporation to make any such payment shall not be extinguished in the event the foregoing limitation applies.

  (d) Parity or Senior Securities. Without the consent of the majority of the holders of the Stated Amount of Series H Preferred Stock or the director referred to in Section 4(b), the Corporation shall not issue any shares of stock on parity with or senior to the shares of Series H Preferred Stock as to dividends, distributions or liquidation.

  (e) Shares to Be Retired. Any share of Series H Preferred Stock converted, redeemed or otherwise acquired by the Corporation shall be retired and cancelled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board as Series H Preferred Stock or shares of preferred stock of one or more other series.

  (f) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend, distribution, conversion, redemption, any capital reorganization of the Corporation, any reclassification or recapitalization of the Corporation's capital stock, any consolidation or merger with or into another corporation, any transfer of all or substantially all of the assets of the Corporation or any dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series H Preferred Stock at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such corporate action.

  (f) Record Holders. The Corporation and the Corporation's transfer agent may deem and treat the record holder of any shares of Series H Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Corporation's transfer agent shall be affected by any notice to the contrary.

  (g) Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: if to the Corporation, to its offices at Ringland Way, Newport, Gwent NP6 2TA, United Kingdom (Attention: Secretary) or to an agent of the Corporation designated as permitted by the Certificate of Incorporation or, if to any holder of the Series H Preferred Stock, to such holder at the address of such holder of the Series H Preferred Stock as listed in the stock record books of the Corporation (which may include the records of the Corporation's transfer agent); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                                                                        ANNEX C

                                   TERMS OF

                 SERIES I JUNIOR PARTICIPATING PREFERRED STOCK


  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Articles of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, no par value (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

  Series I Junior Participating Preferred Stock:

  Section 1. Designation and Amount. The shares of such series shall be designated as "Series I Junior Participating Preferred Stock" (the "Series I Preferred Stock") and the number of shares constituting the Series I Preferred Stock shall be Forty Four Thousand (44,000), none of which have been issued as of the date hereof. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series I Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series I Preferred Stock.

  Section 2. Dividends and Distributions.

    (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series I Preferred Stock with respect to dividends, the holders of shares of Series I Preferred Stock, in preference to the holders of the Common Stock, no par value (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series I Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series I Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series I Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (B) The Corporation shall declare a dividend or distribution on the Series I Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

    (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series I Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series I Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series I Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series I Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

  Section 3. Voting Rights. The holders of shares of Series I Preferred Stock shall have the following voting rights:

    (A) Subject to the provision for adjustment hereinafter set forth, each share of Series I Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series I Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (B) Except as otherwise provided herein, in any other Certificate of Determination creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series I Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

    (C) Except as set forth herein, or as otherwise provided by law, holders of Series I Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

    (D) Notwithstanding any provision hereof to the contrary, holders of Series I Preferred Stock shall not be entitled to vote at and with respect to any regular or special meeting regarding the Charter Amendment. "Charter Amendment" means an amendment to the Corporation's Articles of Incorporation the purpose of which is to authorize an increase in the authorized number of shares of Common Stock for the purpose of having a sufficient number of shares of Common Stock to permit the conversion of the Series I Preferred Stock into Common Stock as provided in Section 10 below.

  Section 4. Certain Restrictions.

    (A) Whenever quarterly dividends or other dividends or distributions payable on the Series I Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series I Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

      (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preferred Stock;

      (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preferred Stock, except dividends paid ratably on the Series I Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

      (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series I Preferred Stock; or

      (iv) redeem or purchase or otherwise acquire for consideration any shares of Series I Preferred Stock, or any shares of stock ranking on a parity with the Series I Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

    (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
  Section 4, purchase or otherwise acquire such shares at such time and in such manner.

  Section 5. Reacquired Shares. Any shares of Series I Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Determination creating a series of Preferred Stock or any similar stock or as otherwise required by law.

  Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made
(1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preferred Stock unless, prior thereto, the holders of shares of Series I Preferred Stock shall have received $.001 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series I Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preferred Stock, except distributions made ratably on the Series I Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series I Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series I Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series I Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  Section 8. No Redemption. The shares of Series I Preferred Stock shall not be redeemable.

  Section 9. Rank. The Series I Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

  Section 10. Conversion.

  The Series I Preferred Stock shall be subject to conversion as follows:

    (A) Automatic Conversion. Each share of Series I Preferred Stock shall automatically be converted into 1,000 shares of Common Stock ("Conversion Ratio") immediately upon approval of the Charter Amendment. The Conversion Ratio shall be reduced (i.e., the number of shares of Common Stock receivable with respect to each share of Series I Preferred Stock) by one percent (1%) for each six months period that elapses after the date that the Charter Amendment is first submitted to the shareholders for approval until approval of the Charter Amendment.

    (B) Mechanics of Automatic Conversion. All holders of record of shares of Series I Preferred Stock will be given written notice of the actual date of such conversion within thirty days after approval of the Charter Amendment. Notice will be sent by mail, first class, postage prepaid, to each record holder of Series I Preferred Stock at such holder's address appearing on the stock register. Each holder of shares of Series I Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock or other securities to which such holder is entitled. On the date of conversion, all rights with respect to the Series I Preferred Stock will terminate, except only (1) any rights to receive declared but unpaid dividends with a record date preceding the date of conversion, and (2) the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock or other securities into which such Series I Preferred Stock has been converted and cash for fractional shares. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. All certificates evidencing shares of Series I Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the shares of Series I Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the conversion date and the surrender of the certificate or certificates for Series I Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or to his or its written order, a certificate or certificates for the number of full shares of Common Stock or other securities issuable on such conversion in accordance with the provisions hereof.

    (C) Adjustments for Stock Splits, Stock Dividends and Combinations of Common Stock. In the event the outstanding shares of Common Stock shall, after the filing of this Certificate of Determination, be further subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the Conversion Ratio in effect immediately prior to such subdivision, combination, dividend or other distribution shall, concurrently with the effectiveness of such subdivision, combination, dividend or other distribution, be proportionately adjusted.

  Facsimile copies of the Note Consent and Letter of Transmittal, the Series G Conversion Notice and Letter of Transmittal and the Warrant Letter of Transmittal will be accepted. Note Consents and Letters of Transmittal, Series G Conversion Notices and Letters of Transmittal, the Warrant Letters of Transmittal, certificates for the Notes, Series G Preferred Stock and Warrants and any other required documents should be sent by each holder of Notes or his broker, dealer, commercial bank, trust company or other nominee, holder of Series G Preferred Stock or holder of Warrants to the Exchange Agent at the addresses set forth below:

                                      To:
            U.S. TRUST COMPANY OF CALIFORNIA, N.A., EXCHANGE AGENT

    By Mail via the         By Overnight Courier or            By Hand:
   enclosed envelope:            Express Mail:



                                                        U.S. Trust Company of
 U.S. Trust Company of       U.S. Trust Company of         California, N.A.
    California, N.A.           California, N.A.        c/o United States Trust
c/o United States Trust     c/o United States Trust      Company of New York
  Company of New York         Company of New York        111 Broadway, Lower
  P.O. Box 841, Peter      770 Broadway, 13th Floor             Level
     Cooper Station           New York, NY 10003          New York, NY 10006
New York, NY 10276-0841      Attn: Corporate Trust      Attn: Corporate Trust
                              and Agency Services        and Agency Services

 Attn: Corporate Trust
  and Agency Services
             By Facsimile:                          Phone Number:


            (212) 420-6155                         (800) 225-2398

Any questions or requests for assistance or additional copies of this Offering Circular, the Note Consent and Letter of Transmittal, Notice of Guaranteed Delivery, the Series G Conversion Notice and Letter of Transmittal and/or the Warrant Letter of Transmittal may be directed to the Exchange Agent at its telephone number and address set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer.